Exhibit 2.1

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of December 31, 2025, AstraZeneca PLC (“AZ,” the “Company,” “we,” “us” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares of 25¢ each		The New York Stock Exchange
0.700% Notes due 2026	AZN 26	New York Stock Exchange
1.200% Notes due 2026	AZN 26A	New York Stock Exchange
3.125% Notes due 2027	AZN 27A	New York Stock Exchange
4.800% Notes due 2027	AZN 27B	New York Stock Exchange
1.750% Notes due 2028	AZN 28	New York Stock Exchange
4.875% Notes due 2028	AZN 28A	New York Stock Exchange
4.000% Notes due 2029	AZN 29	New York Stock Exchange
4.850% Notes due 2029	AZN 29A	New York Stock Exchange
1.375% Notes due 2030	AZN 30	New York Stock Exchange
4.900% Notes due 2030	AZN 30A	New York Stock Exchange
2.250% Notes due 2031	AZN 31	New York Stock Exchange
4.900% Notes due 2031	AZN 31A	New York Stock Exchange
4.875% Notes due 2033	AZN 33	New York Stock Exchange
5.000% Notes due 2034	AZN 34	New York Stock Exchange
6.450% Notes due 2037	AZN 37	New York Stock Exchange
4.000% Notes due 2042	AZN 42	New York Stock Exchange
4.375% Notes due 2045	AZN 45	New York Stock Exchange
4.375% Notes due 2048	AZN 48	New York Stock Exchange
2.125% Notes due 2050	AZN 50	New York Stock Exchange
3.000% Notes due 2051	AZN 51	New York Stock Exchange

Capitalized terms used but not defined herein have the meanings given to them in AZ’s annual report on Form 20-F for the fiscal year ended December 31, 2025.

ORDINARY SHARES

The following description of our ordinary shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by AZ’s articles of association as adopted at the Annual General Meeting (“AGM”) on November 3, 2025, and by the Companies Act 2006 and any other applicable English law concerning companies, as amended from time to time.

A copy of AZ’s articles of association is filed as an exhibit to AZ’s annual report on Form 20-F for the fiscal year ended December 31, 2025, as Exhibit 1.1.

General

As at December 31, 2025 there were 1,550,907,927 ordinary shares of 25¢ each and 50,000 redeemable preference shares in issue. The ordinary shares represent 99.99% and redeemable preference shares represent 0.01% of the Company’s total share capital. Our ordinary shares are listed on the London Stock Exchange (LSE), the Nasdaq Stockholm, and the New York Stock Exchange.

Under English law, persons who are neither residents nor nationals of the United Kingdom may freely hold, vote and transfer AZ’s ordinary shares in the same manner and under the same rules as UK residents or nationals.

Dividend rights

Holders of AZ’s ordinary shares may, by ordinary resolution, declare dividends but may not declare dividends in excess of the amount recommended by the board. The directors may also pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated as paid on the share. Dividends may be paid in any currency or currencies and such dividends will be calculated using an appropriate market exchange rate as determined by the directors in accordance with AZ’s articles of association.

If a dividend has not been claimed, the directors may invest the dividend or use it in some other way for the benefit of AZ until the dividend is claimed. If a dividend, an amount treated as an unclaimed dividend or other amount payable in respect of a share remains unclaimed for 12 years after the date such dividend, amount treated as an unclaimed dividend or amount payable in respect of a share was declared or became due for payment, it will be forfeited and ceases to remain owing by AZ (unless the directors decide otherwise). AZ may stop sending dividend cheques, warrants or similar financial instruments by post or otherwise to a holder if those instruments have been returned undelivered to, or left uncashed by, that holder on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the holder’s new address. This entitlement of AZ ceases if the holder claims a dividend or cashes a dividend warrant, cheque or similar financial instrument.

AZ’s articles of association permit payment or satisfaction of a dividend wholly or partly by distribution of assets, including, without limitation, paid up shares or debentures of any other body corporate. Such action must be directed by the general meeting which declared the dividend and upon the recommendation of the directors.

The redeemable preference shares carry no rights to receive dividends.

Voting rights

Shareholders holding ordinary shares are entitled to attend and vote at the AGM or may submit a proxy voting instruction in advance (subject to certain restrictions), by following the instructions in the notice of AGM. Information relating to how shareholders can vote and attend the meeting will be included in the notice of AGM. If a shareholder holds his or her shares through a nominee account or brokerage account, the nominee account provider, bank or broker will be able to advise the shareholder of their arrangements in relation to voting and attendance.

AGMs require 21 clear days’ notice to shareholders. Subject to the Companies Act 2006, other general meetings require 14 clear days’ notice.

The necessary quorum is two shareholders present in person or by proxy or corporate representative, representing at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such shareholders, one shareholder present in person or by proxy or corporate representative, whatever the amount of such shareholder’s holding, who shall be deemed to constitute a meeting.

For so long as any ordinary shares are held in a settlement system operated by DTC and the DTC Nominee holds legal title to such ordinary shares for DTC, any resolution put to the vote of a general meeting must be decided on a poll. Subject to the foregoing, a resolution put to the vote at a general meeting held partly by means of electronic facility or facilities, unless the chair of the meeting determines that it will be decided on a show of hands, will be decided on a poll. A resolution put to the vote at a general meeting will be decided on a show of hands unless before, or on the declaration of the result of, a vote on the show of hands, or on the withdrawal of any other demand for a poll, a poll is duly demanded.

A poll may be demanded by any of the following:

●	the chair of the general meeting;
●	at least five shareholders present in person or by proxy having the right to vote on the resolution;
●	any shareholder or shareholders present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or
●	any shareholder or shareholders present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any shares conferring a right to vote on the resolution which are held as treasury shares).

The holders of redeemable preference shares have no rights to receive notices of, attend or vote at general meetings except in certain limited circumstances. They have one vote for every 50,000 redeemable preference shares held.

Subject to the provisions of the Companies Act and without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be classified and be issued in any currency with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the board may classify and determine) and the Company may issue any shares which are, or at the option of the Company or the holder are liable to be redeemed on such terms and in such manner as may be provided by these Articles.

There are no limitations under English law or the articles on the right of non-resident or foreign owners to be the registered holders of, or to exercise voting rights in relation to, ordinary shares or to be registered holders of notes or debentures of AZ or its wholly owned subsidiaries, Zeneca Wilmington Inc. and AstraZeneca Finance LLC.

AZ is not aware of any agreements between holders of shares that may result in restrictions on the transfer of shares or that may result in restrictions on voting rights.

Directors

AZ’s articles of association provide for a board of directors, consisting (unless otherwise determined by an ordinary resolution of shareholders) of not fewer than 5 directors and not more than 16 directors, in which all powers to manage the business of AZ are vested. Directors may be elected by the members in a general meeting or appointed by AZ’s board. All directors must retire from office at the company’s AGM each year and may present themselves for election or re-election. Directors are not prohibited, upon reaching a particular age, from submitting themselves for election or re-election. Directors may also be removed before the expiration of their term of office in accordance with the provisions of the Companies Act.

The quorum for meetings of the board is a majority of the board, of whom at least four must be non-executive directors. In the absence of a quorum, the directors do not have power to determine compensation arrangements for themselves or any member of the board.

Liquidation rights

On a distribution of AZ’s assets, on a winding-up or other return of capital (subject to certain exceptions), the holders of redeemable preference shares have priority over the holders of ordinary shares to receive the capital paid up on those shares.

Pre-emption rights and new issues of shares

Subject to the provisions of the Companies Act, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted. Subject to the provisions of the Companies Act 2006, AZ has the right to redeem the redeemable preference shares at any time on giving not less than seven days’ written notice.

Subject to the provisions of the Companies Act relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the paragraph above: (a)   the board has general authority to exercise all the powers of the Company to allot shares and to grant rights to subscribe for and to convert any security into shares; (b)   all shares shall be at the disposal of the board; and (c) the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

Disclosures of interests in AZ’s shares

There are no provisions in our articles of association whereby persons acquiring, holding or disposing of a certain percentage of AZ’s shares are required to make disclosure of their ownership percentage.

Variation of rights

If, at any time, AZ’s share capital is divided into different classes of shares, the rights attached to any class of shares may be varied, subject to the provisions of the Companies Act, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of such holders.

Class rights are not deemed to be varied by the creation or issue of new share ranking equally with or subsequent to that share or class of shares or by the purchase or redemption by AZ of its own shares, or AZ permitting, in accordance with the Uncertificated Securities Regulations 2001 (including any modification or re-enactment of them for the time being in force), the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

Repurchase of shares

Having regard for business investment, funding the progressive dividend policy and meeting our debt service obligations, the AZ’s board currently believes it is appropriate to continue the suspension of the share repurchase programme which was announced in 2012.

Restrictions on transfers of shares

There are no specific restrictions on the transfer of shares in the Company, which is governed by AZ’s articles of association and prevailing legislation.

DEBT SECURITIES

The following table sets for the dates of the registration statements, dates of the base prospectus, dates of issuance and issuer for each relevant series of the notes (“Notes”).

Each series of notes listed on the New York Stock Exchange and set forth on the cover page to AZ’s annual report on Form 20-F for the fiscal year ended December 31, 2025 has either been issued by (a) AstraZeneca PLC or (b) AstraZeneca Finance LLC fully and unconditionally guaranteed on an unsecured basis by AstraZeneca PLC. Each of these series of notes was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes. Unless otherwise stated or unless the context otherwise requires, references to the “Company”,” “we”,” “our” and “us” are to AstraZeneca PLC and its consolidated subsidiaries, references to AstraZeneca PLC are to AstraZeneca PLC exclusive of its subsidiaries, and references to AstraZeneca Finance are to AstraZeneca Finance LLC exclusive of its subsidiaries. Each of AstraZeneca PLC and AstraZeneca Finance, exclusive of their respective subsidiaries, is referred to as a “registrant,” and together as the “registrants.” The term “issuer” means either AstraZeneca PLC or AstraZeneca Finance, exclusive of their respective subsidiaries, depending on which registrant is offering the debt securities, and the term “issuers” means both AstraZeneca PLC and AstraZeneca Finance exclusive of their respective subsidiaries. The term “Guarantor” means AstraZeneca PLC, exclusive of its subsidiaries, as guarantor of debt securities offered by AstraZeneca Finance.

The following table sets forth the dates of the registration statements, dates of the base prospectuses and dates of issuance and issuer for each relevant series of notes (the “Notes”).

Series	Registration Statement	Date of Base Prospectus	Issuer/Date of Issuance
0.700% Notes due 2026	333-234586	November 8, 2019	AstraZeneca PLC/August 6, 2020
1.200% Notes due 2026	333-256406	May 24, 2021	AstraZeneca Finance LLC/May 28, 2021
3.125% Notes due 2027	333-214756	November 22, 2016	AstraZeneca PLC/June 12, 2017
4.800% Notes due 2027	333-256406	May 24, 2021	AstraZeneca Finance LLC/February 26, 2024
1.750% Notes due 2028	333-256406	May 24, 2021	AstraZeneca Finance LLC/May 28, 2021
4.875% Notes due 2028	333-256406	May 24, 2021	AstraZeneca Finance LLC/February 28, 2023
4.000% Notes due 2029	333-214756	November 22, 2016	AstraZeneca PLC/August 17, 2018
4.850% Notes due 2029	333-256406	May 24, 2021	AstraZeneca Finance LLC/February 26, 2024
1.375% Notes due 2030	333-234586	November 8, 2019	AstraZeneca PLC/August 6, 2020
4.900% Notes due 2030	333-256406	May 24, 2021	AstraZeneca Finance LLC/February 28, 2023
2.250% Notes due 2031	333-256406	May 24, 2021	AstraZeneca Finance LLC/May 28, 2021
4.900% Notes due 2031	333-256406	May 24, 2021	AstraZeneca Finance LLC/February 26, 2024
4.875% Notes due 2033	333-256406	May 24, 2021	AstraZeneca Finance LLC/February 28, 2023
5.000% Notes due 2034	333-256406	May 24, 2021	AstraZeneca Finance LLC/February 26, 2024
6.450% Notes due 2037	333-145848	August 31, 2007	AstraZeneca PLC/September 12, 2007
4.000% Notes due 2042	333-171306	December 21, 2010	AstraZeneca PLC/September 18, 2012
4.375% Notes due 2045	333-192551	November 26, 2013	AstraZeneca PLC/November 16, 2015
4.375% Notes due 2048	333-214756	November 22, 2016	AstraZeneca PLC/August 17, 2018
2.125% Notes due 2050	333-234586	November 8, 2019	AstraZeneca PLC/August 6, 2020
3.000% Notes due 2051	333-256406	May 24, 2021	AstraZeneca PLC/May 28, 2021

The following descriptions of the Notes are summaries and do not purport to be complete and are qualified in their entirety by the full terms of the applicable Notes.

The Prospectus Supplement sections below describe the specific financial and legal terms of the respective Notes, and supplements the more general descriptions under “Description of Debt Securities” in the applicable Base Prospectus of the respective Notes. To the extent that the Prospectus Supplement description is inconsistent with the terms described under “Description of Debt Securities” in the applicable Base Prospectus, the description in the Prospectus Supplement supersedes that in the applicable Base Prospectus.

A.	1.200% Notes due 2026, 1.750% Notes due 2028, 4.875% Notes due 2028, 4.900% Notes due 2030, 2.250% Notes due 2031, 4.875% Notes due 2033 and 3.000% Notes due 2051

Prospectus Supplement:

DESCRIPTION OF ASTRAZENECA PLC NOTES

General

We offered $1,000,000,000 initial aggregate principal amount of 3.125% Notes due 2027 (the “2027 Notes” or the “notes”), each as a separate series of notes under the Indenture, and, as such, each series of notes vote and act, and may be redeemed, separately. The notes are governed by New York law.

The notes are unsecured, unsubordinated indebtedness of AstraZeneca PLC and rank equally with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness from time to time outstanding.

There is no sinking fund for any series of notes. We have listed the notes on the New York Stock Exchange.

Interest Payments and Maturity

For purposes of the description below, “business day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close. A “London business day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

2027 Notes

Maturity. The entire principal amount of the 2027 Notes will mature and become due and payable, together with any accrued and unpaid interest, on June 12, 2027.

Interest Rate. The 2027 Notes will bear interest from their respective original issue date until their principal amount is paid or made available for payment, at a rate equal to 3.125% per annum, calculated on the basis of a 360-day year and twelve 30-day months.

Interest Payment Dates. Interest on the 2027 Notes will be paid semi-annually in arrears on June 12 and December 12 of each year, commencing December 12, 2017 (each a “Fixed Rate Interest Payment Date”). However, if a Fixed Rate Interest Payment Date would fall on a day that is not a business day, the Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a business day, but no additional interest shall be paid unless we fail to make payment on such date.

Interest Periods. The first interest period for the 2027 Notes will be the period from and including the issue date to but excluding the first Fixed Rate Interest Payment Date. Thereafter, the interest periods for the 2027 Notes will be the periods from and including the Fixed Rate Interest Payment Dates to but excluding the immediately succeeding Fixed Rate Interest Payment Date (together with the first interest period, each a “Fixed Rate Interest Period”). The final Fixed Rate Interest Period will be the period from and including the Fixed Rate Interest Payment Date immediately preceding the maturity date to the maturity date.

Redemption

As explained below, under certain circumstances we may redeem the notes before they mature. This means that we may repay them early. If we redeem one series of notes we will have no obligation to redeem any other series. The security holder has no right to require us to redeem the notes. Notes will stop bearing interest on the redemption date, even if the security holder does not collect his or her money. We will give notice to DTC of any redemption we propose to make at least 30 days, but no more than 60 days, before the redemption date.

Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Optional Redemption

We may redeem the notes, in whole or in part, from time to time as follows: (i) prior to the Par Call Date (as set forth below), at a redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed, and (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the Make-Whole Spread (as set forth below) and (ii) on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

In connection with such optional redemption, the following defined terms apply:

●	“Comparable treasury issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of notes (assuming for this purpose that such series of notes matured on the applicable Par Call Date).
●	“Comparable treasury price” means, with respect to any redemption date, (i) the average, as determined by the Quotation Agent, of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (ii) if the Quotation Agent obtains fewer than three such reference treasury dealer quotations, the average of all such quotations.
●	“Make-Whole Spread” means, with respect to, the 2027 Notes, 15 basis points.
●	“Par Call Date” means, with respect to the 2027 Notes, March 12, 2027.
●	“Quotation Agent” means the reference treasury dealer appointed by us.
●	“Reference treasury dealer” means (i) each of Barclays Capital Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, and their respective successors or affiliates; provided, however, that if the foregoing shall cease to be a primary US government securities dealer in New York City (a “primary treasury dealer”), we shall substitute therefor another primary treasury dealer; and (ii) any other primary treasury dealer selected by us.
●	“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m., Eastern Standard Time, on the third business day preceding such redemption date.
●	“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

Optional Tax Redemption

In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described below under “— Payment of Additional Amounts”, we may redeem all, but not less than all, of each series of notes at a price equal to 100% of the principal amount of each series of notes plus accrued interest thereon to but excluding the date of redemption.

This means we may repay any one or each series of notes early. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities — Optional Tax Redemption” in the accompanying prospectus.

Further Issuances

We may, without the consent of the holders of any series of notes, issue additional notes of each or any such series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the applicable series of notes described in this prospectus supplement. Any such additional notes, together with the applicable series of notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

We may offer additional notes of any series of notes with OID for US federal income tax purposes as part of a further issue. Purchasers of notes of such series after the date of any further issue will not be able to differentiate between notes sold as part of such further issue and previously issued notes. If we were to issue additional notes with OID, purchasers of notes after such further issue may be required to accrue OID with respect to their notes. This may affect the price of outstanding notes of such series following a further issue.

Purchasers are advised to consult legal counsel with respect to the implications of any future decision by us to undertake a further issue of notes of any series with OID.

Form, Denomination, Clearance and Settlement

We will issue the notes in fully registered form. Each series of notes will be represented by one or more global securities registered in the name of a nominee of DTC. The security holder will hold beneficial interests in the notes through DTC in book-entry form. The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The underwriters expect to deliver the notes through the facilities of DTC on June 12, 2017. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Payment of principal of and interest on each series of notes, so long as the notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Payment of Additional Amounts

We agree that any amounts to be paid by us under the notes of principal, premium and interest in respect of the notes will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (at the time of the issuance, the UK) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by the security holder with any relevant administrative requirements) pay such additional amounts as will result in the receipt of such amounts as would have been received by the holder had no such withholding or deduction been required, provided that we will not have to pay additional amounts if:

(i)	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s (or certain related parties’) connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the note or by receiving principal, premium, if any, or interest, if any, on the note, or enforcing the note. These connections include where the holder or related party:
●	is or has been a domiciliary, national or resident of such jurisdiction;
●	is or has been engaged in a trade or business in such jurisdiction;
●	has or had a permanent establishment in such jurisdiction; or
●	is or has been physically present in such jurisdiction;
(ii)

the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the note for payment, if presentation is required, more than 30 days after the security became due or payment was provided for;

(iii)	the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
(iv)	the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant note;
(v)

the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner to comply with any certification, identification or other reporting requirement concerning their nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, as required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

(vi)

the tax, levy, impost or other governmental charge is required by Sections 1471 through 1474 of the Code (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service under or with respect to FATCA; or

(vii)	any combination of the taxes referred to in (i) through (vi) above.

In addition, no payments of additional amounts will be made with respect to any payment on a note if the holder of the note is a fiduciary, partnership or a person other than the sole beneficial owner of any payment, and, by the laws of the jurisdiction in which we are resident for tax purposes, that payment would be required for tax purposes to be included in income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder of the relevant notes.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on each series of notes as described under “Description of Debt Securities — Satisfaction, Discharge and Defeasance” in the Base Prospectus.

Paying and Calculation Agent

The principal corporate trust office of the trustee in The City of New York is designated as the principal paying agent. See “—Trustee” immediately below. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts. The trustee will also serve as the calculation agent with respect to the Floating Rate Notes pursuant to a Calculation Agency Agreement to be dated as of June 12, 2017 between us and The Bank of New York Mellon.

Trustee

As a result of the transfer of JPMorgan Chase Bank’s corporate trust business to The Bank of New York Mellon (formerly known as The Bank of New York), effective October 1, 2006, The Bank of New York Mellon is the trustee under the Indenture. The trustee’s address is The Bank of New York Mellon, Corporate Trust Office, 101 Barclay Street, New York, NY 10286. The trustee will also serve as the paying agent for the notes and as the calculation agent with respect to the Floating Rate Notes. See “— Paying and Calculation Agent” immediately above.

Base Prospectus:

DESCRIPTION OF DEBT SECURITIES

The debt securities are unsecured obligations of AstraZeneca PLC. The debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law.

The Trustee

The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank) is the trustee under the indenture. As trustee, it has two main roles:

●	first, it can enforce the security holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee may act on the security holder’s behalf, described under “Defaults and Related Matters — Remedies if an event of default occurs” below; and
●	second, the trustee performs administrative duties for us, such as sending the security holder interest payments and notices.

Types of Debt Securities

The indenture does not limit the amount of debt securities that we can issue. It provides that debt securities may be issued in one or more series up to the aggregate principal amount as we authorize from time to time. All debt securities of one series need not be issued at the same time and we may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

●	the title of the series of debt securities;
●	the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;
●	any stock exchange on which we will list the debt securities;
●	the date or dates on which we will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;
●	any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;
●	the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments or the method by which such date or dates will be determined and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;
●	the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the trustee in New York, New York;
●	the price or prices at which, the period or periods within which, the currency or currencies, currency unit or composite currency in which, and the terms and conditions upon which we may redeem the series of debt securities in whole or in part;
●	any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other term and condition upon which the debt securities will be redeemed, repaid or purchased;
●	the denominations in which debt securities of the series are issuable, if other than denominations of $2,000 and any whole multiple of $1,000 in excess thereof;
●	the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared, if other than the principal amount;
●	the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than US dollars;
●	whether we or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;
●	whether we will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;
●	any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;
●	the forms of the series of debt securities;
●	the applicability of the provisions described later under “— Satisfaction, Discharge and Defeasance”;
●	any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;
●	if applicable, a discussion of any additional or alternative material US federal income and UK tax considerations; and
●	any other special features of the series of debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities offered and sold at a substantial discount to their stated principal amount.

Overview of the Remainder of this Description

The remainder of this description summarizes:

●	Additional mechanics relevant to the debt securities under normal circumstances, such as how the security holder transfers ownership and where we make payments.
●	The security holder’s right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.
●	The security holder’s rights under several special situations, such as if we merge with another company or if we want to redeem the debt securities for tax reasons.
●	Covenants contained in the indenture that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have different covenants.
●	The security holder’s rights if we default.
●	The security holder’s rights if we want to modify the indenture.
●	Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued only in fully registered form without interest coupons in denominations of $2,000 or whole multiples of $1,000 in excess thereof. The security holder may have his or her debt securities broken into more debt securities of smaller denominations of whole multiples of $1,000 (but not less than a minimum denomination of $2,000) or combined into fewer debt securities of larger denominations of whole multiples of $1,000, as long as the total principal amount is not changed. This is called an exchange.

The security holder may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and for transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

The security holder may not exchange his or her registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer.

The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with the security holder’s proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we first mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to the security holder if he or she is a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if the security holder no longer owns the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the applicable prospectus supplement.

Unless provided otherwise in the applicable prospectus supplement, we will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York Mellon (as successor paying agent to JPMorgan Chase Bank) in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. At our option, we may pay interest on any debt securities by check mailed to the registered holders.

Some of the debt securities may be denominated, and payments may be made, in currencies other than US dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may arrange for additional payment offices, or may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York. Whenever there are changes in the paying agents for any particular series of debt securities we must notify the trustee.

Payment of Additional Amounts

Unless provided otherwise in the applicable prospectus supplement, we agree that any amounts to be paid by us under any series of debt securities of principal, premium and interest in respect of the debt securities will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (at the time of the issuance, the UK) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by the security holder with any relevant administrative requirements) pay such additional amounts as will result in the receipt of such amounts as would have been received by the holder had no such withholding or deduction been required.

The indenture provides that we will not have to pay additional amounts in certain specified circumstances, and that those circumstances may be modified or supplemented for different series of debt securities. Unless the applicable prospectus supplement for a series of debt securities provides otherwise, debt securities issued using this prospectus will provide that we will not have to pay additional amounts if:

●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s (or certain related parties’) connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the debt security or by receiving principal, premium, if any, or interest, if any, on the debt security, or enforcing the debt security. These connections include where the holder or related party:
o	is or has been a domiciliary, national or resident of such jurisdiction;
o	is or has been engaged in a trade or business in such jurisdiction;
o	has or had a permanent establishment in such jurisdiction; or
o	is or has been physically present in such jurisdiction.
●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the debt security for payment, if presentation is required, more than 30 days after the security became due or payment was provided for;
●	the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
●	the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant debt security;
●	the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, as required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
●	the holder would have been able to avoid such withholding or deduction by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declarative, claim, certificate, document or other evidence establishing exemption therefrom;
●	the tax, levy, impost or other governmental charge is imposed by the US or any political subdivision or taxing authority thereof or therein;

●	the holder of the debt security is a fiduciary, partnership or a person other than the sole beneficial owner of any payment that would be required, by the laws of the jurisdiction in which we are resident for tax purposes, to be included in income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder; or
●	any combination of the exceptions listed above.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the UK, the US or any other country which is a member of the Organization for Economic Cooperation and Development. We are also generally permitted to sell or convey our property as an entirety or substantially as an entirety to such other entity. Our ability to take some of these actions is restricted in the following ways:

●	any entity succeeding us must assume our obligations in relation to the debt securities and under the indenture; and
●	if the succeeding entity is not organized under the laws of the UK or a State of the United States, the succeeding entity’s assumption of our obligations in relation to the debt securities and under the indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts”.

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a principal property of ours or of a restricted subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “— Limitation on Liens”. If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

Optional Tax Redemption

Unless provided otherwise in the applicable prospectus supplement, we have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the applicable prospectus supplement. We must give the security holder between 30 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the jurisdiction in which we are resident for tax purposes, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of an amendment to, any treaty, we would have to pay additional amounts as described under “—Payment of Additional Amounts”.

This first situation applies only in the case of changes, amendments, applications, interpretations or executions that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities (or if no such date is specified, the first date on which debt securities of such series were issued). If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes, and the applicable date will be the date such entity became successor, rather than the date specified in the preceding sentence.

The second situation is where our independent legal advisor has advised us that, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the jurisdiction in which we are resident for tax purposes, after the date specified in the prospectus supplement for the applicable series of debt securities, we would have to pay additional amounts as described under “—Payment of Additional Amounts” and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us. If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes and the applicable date will be the date such entity became our successor.

Covenants

Limitation on Liens

Some of our property and the property of our subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including the security holder and the other direct holders of the debt securities, or over our general creditors if we fail to repay them. These preferential rights are generally called liens.

We undertake that we and certain of our subsidiaries, which we refer to as “restricted subsidiaries”, will not become obligated on any new debt for borrowed money that is secured by a lien on any principal property or on any shares of stock or indebtedness of any of our restricted subsidiaries unless we grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

●	Restricted subsidiary means any wholly-owned subsidiary:
o	with substantially all of its property located within the UK or the US; and
o	which owns a principal property;

but does not include any wholly-owned subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.

●	A wholly-owned subsidiary means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by us, or by one or more of our wholly-owned subsidiaries or by us and one or more of our wholly-owned subsidiaries.
●	A subsidiary, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.
●	Principal property means any manufacturing plant or facility or any research facility owned by us or any restricted subsidiary. A principal property must also be located within the UK or the US and have a gross book value (before deducting any depreciation reserve) exceeding 2% of our consolidated net tangible assets. Principal property does not include:
o	any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or
o	any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property.

We do not need to comply with this restriction if the amount of all debt that would be secured by liens on our principal properties and the shares of stock or indebtedness of our restricted subsidiaries is no more than 15% of our consolidated net tangible assets.

●	Our consolidated net tangible assets mean AstraZeneca PLC’s consolidated total assets, after deducting:
o	all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and
o

all goodwill, trade names, trademarks, patents and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders.

This restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:

●	any lien on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a restricted subsidiary;
●	any lien on property or shares of stock existing at the time of acquisition of that property or those shares of stock, or to secure the payment of all or any part of the purchase price of that property or those shares of stock, or to secure any debt incurred before, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of the shares of stock and, in the case of property, the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of the commercial operation of the property, where the debt is incurred to finance all or any part of the purchase price;
●	any lien securing debt owed to us or to any of our restricted subsidiaries by us or any of our restricted subsidiaries;
●	any lien existing at the date of the indenture;
●	any lien on a principal property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that principal property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;

●	any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either us or a restricted subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to us or a restricted subsidiary;
●	any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;
●	any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;
●	any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for our benefit and/or the benefit of any restricted subsidiary;
●	any lien incurred or deposits made in the ordinary course of business, including but not limited to:
o	any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;
o	any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and
o	any easements, rights-of-way, restrictions and other similar charges;
●	any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;
●	any lien securing taxes or assessments or other applicable governmental charges or levies;
●	any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and
●	any lien in favor of us or any subsidiary of ours.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:

●	any liens on property of ours or a restricted subsidiary in favor of the US or any State of the US, or the UK, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens.

Limitation on Sale and Lease-Back Transactions

Neither we nor any of our restricted subsidiaries will enter into any sale and lease-back transaction involving a principal property without complying with this covenant.

A sale and lease-back transaction is an arrangement between us or a restricted subsidiary and any person in which we or the restricted subsidiary leases back for a term of more than three years a principal property that we or the restricted subsidiary has sold or transferred to that person.

We and our restricted subsidiaries may enter into sale and lease-back transactions provided that the total amount of attributable debt attributable to all sale and lease-back transactions plus other debt of ours or any of our restricted subsidiaries that is secured by liens (but excluding debt secured by liens on property that we or a restricted subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the debt securities offered by this prospectus as described under “— Limitation on Liens” above) does not exceed 15% of consolidated net tangible assets.

This restriction does not apply to any sale and lease-back transaction if:

●	we or the restricted subsidiary seeking to enter into the sale and lease-back could incur, assume or guarantee debt secured by a lien on the principal property to be leased without equally and ratably securing the debt securities offered by this prospectus as a result of one or more of the exceptions to the limitation on liens as described under “— Limitation on Liens” above;
●	within twelve months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by us or a restricted subsidiary, we apply, an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the principal property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to
o

the retirement of indebtedness for money borrowed, incurred or assumed by us or any restricted subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt, or

o	investment in any principal property or principal properties.

This restriction on sale and lease-back transactions also does not apply to any transaction between us and a restricted subsidiary, or between restricted subsidiaries.

Attributable debt means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the indenture, compounded semi-annually) of our or a restricted subsidiary’s obligation for rental payments for the remaining term of any lease in a sale and lease-back transaction.

Default and Related Matters

Events of Default

A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.

What is an event of default? An event of default means any of the following:

●	Interest — default for 30 days in the payment of any installment of interest on the series of debt securities;
●	Principal — default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;
●	Sinking Fund Installment — default in the payment of any sinking fund installment as and when such installment becomes due and payable by the specific terms of the series of debt securities or beyond any period of grace;
●	Covenant — breach or default by us in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for ninety days after we receive written notice of the default from the trustee or we and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;
●	Bankruptcy — certain events of bankruptcy, insolvency or reorganization affecting us; or
●	Other — any other event of default provided in any supplemental indenture or resolution of our board of directors under which a particular series is issued or in the form of security for such series.

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.

Remedies if an event of default occurs. If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the indenture and outstanding (voting as one class), as the case may be, if certain conditions are met.

Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class). Default in the payment of principal of or interest on or any sinking fund installment of debt securities of any series or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security affected may only be modified or amended with the consent of such holder.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the indenture.

Before the security holder bypasses the trustee and brings his or her own lawsuit or other formal legal action or takes other steps to enforce his or her rights or protects his or her interests relating to the debt securities, the following must occur:

●	the security holder must give the trustee written notice that an event of default has occurred and remains uncured;
●	the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and
●	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period.

These limitations do not apply to a suit instituted by the security holder for the enforcement of payment of the principal or interest on a debt security on or after the respective due dates.

We will file annually with the trustee on or before March 31 in each year a written statement of certain of our officers certifying that, to their knowledge, we have not defaulted on our covenants under the indenture or else specifying any default that exists.

For any series of debt securities that is a series of original issue discount securities the applicable prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.

Modification of the Indenture and Waiver

There are three types of changes we can make to the indenture and any series of the debt securities.

Changes not requiring approval. The first type of change does not require any vote by holders of debt securities. The security holder’s consent is not required to do any of the following:

●	to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;
●	to evidence the succession of any successor corporation to us as described under “Mergers and Similar Events” above;

●	to evidence the succession of any successor trustee under the indenture or to add to or change any provisions of the indenture as necessary to provide for the appointment of an additional trustee or trustees;
●	to add to our covenants or to add additional events of default for the benefit of the holders of any series of the debt securities;
●	to cure any ambiguity or to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture; or
●	to make any other provisions with respect to matters or questions arising under the indenture as our board of directors may deem necessary or desirable and that shall not adversely affect the interests of holders of any series of the debt securities in any material respect.

Changes requiring the approval of a majority of holders. The second type of change to the indenture and the debt securities requires a vote in favor by holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below.

Changes requiring the security holder’s approval. Third, there are changes that cannot be made to the security holder’s debt securities without the specific approval of each affected holder. The security holder’s consent is required before we could do any of the following:

●	extend the final maturity of a debt security;
●	reduce the principal amount of a debt security;
●	reduce the rate or extend the time of payment of any interest on a debt security;
●	reduce any amount payable on redemption of a debt security;
●	reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;
●	impair the security holder’s right to sue for payment;
●	impair any right of repayment at the option of the holder;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; or
●	change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments.

Satisfaction, Discharge and Defeasance

We may terminate our repayment and obligations on the debt securities, when:

●	we have paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series; or
●	we have delivered to the trustee for cancellation all outstanding debt securities of any series; or
●	all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name; and
●	we have deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any, and paid all other sums payable under the indenture.

We may legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for the security holder:

●	we must deposit in trust for the security holder’s benefit and the benefit of all other direct holders of the debt securities a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

●	we must deliver to the trustee a legal opinion of our counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for US federal income tax purposes as a result of the defeasance and will be subject to the same US federal income tax as would be the case if the defeasance did not occur.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

●	to register the transfer and exchange of debt securities and our right of optional redemption, if any;
●	to replace mutilated, defaced, destroyed, lost or stolen debt securities;
●	to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;
●	immunities of the trustee; and
●	to hold money for payment in trust.

Government obligation means securities that are:

●	direct obligations of the US or any foreign government of a sovereign state for the payment of which is pledged by the full faith and credit of the US or such foreign government; or
●	obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the US or any foreign government of a sovereign state the payment of which is unconditionally guaranteed as a full faith and credit obligation of the US or such foreign government;

and are not callable or redeemable at the option of the issuer. Government obligation also includes:

●	a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt.

Notices

We and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to us. After that two-year period, the security holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon acts as the trustee with respect to certain debt securities of certain of our subsidiaries.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving us notice or our default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

B.	1.200% Notes due 2026, 1.750% Notes due 2028, 4.875% Notes due 2028, 4.900% Notes due 2030, 2.250% Notes due 2031, 4.875% Notes due 2033 and 3.000% Notes due 2051

Prospectus Supplement:

DESCRIPTION OF ASTRAZENECA PLC NOTES

General

AstraZeneca PLC offered $750,000,000 initial aggregate principal amount of 3.000% Notes due 2051 (the “AZ PLC 2051 Notes” or the “AstraZeneca PLC Notes”), as a series of AstraZeneca PLC Notes under the indenture dated May 28, 2021 between AstraZeneca PLC, as the issuer, and The Bank of New York Mellon, as trustee (the “AstraZeneca Indenture”). The AstraZeneca PLC Notes are governed by New York law.

The AstraZeneca PLC Notes are unsecured, unsubordinated indebtedness of AstraZeneca PLC and rank equally with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness from time to time outstanding. There is no sinking fund for any series of AstraZeneca PLC Notes. We have listed the notes on the New York Stock Exchange.

Interest Payments and Maturity

For purposes of the description below, “business day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the AstraZeneca PLC Notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close. A “London business day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Maturity. The entire principal amount of the AZ PLC 2051 Notes will mature and become due and payable, together with any accrued and unpaid interest, on May 28, 2051.

Interest Rate. The AZ PLC 2051 Notes bear interest from and including the original issue date to but excluding the date on which the principal amount is paid or made available for payment, at a rate equal to 3.000 % per annum, calculated on the basis of a 360-day year and twelve 30-day months.

Interest Payment Dates. Interest on the AZ PLC 2051 Notes is paid semi-annually in arrears on May 28 and November 28 of each year, commencing November 28, 2021. Each interest payment date referenced herein is referred to as an “Interest Payment Date.” However, if an Interest Payment Date would fall on a day that is not a business day, the Interest Payment Date will be postponed to the next succeeding day that is a business day, but no additional interest shall be paid unless we fail to make payment on such date (and such adjustment shall not affect the determination of any Interest Period).

Interest Periods. The first interest period for the AstraZeneca PLC Notes is the period from and including the issue date to but excluding the first Interest Payment Date. Thereafter, the interest periods for the AstraZeneca PLC Notes are the periods from and including the Interest Payment Dates to but excluding the immediately succeeding Interest Payment Date (together with the first interest period, each an “Interest Period”). The final Interest Period is the period from and including the Interest Payment Date immediately preceding the maturity date or the redemption date to but excluding the maturity or the redemption date.

Redemption

As explained below, under certain circumstances we may redeem the AstraZeneca PLC Notes before they mature. This means that we may repay them prior to maturity. The AstraZeneca PLC Notes will stop bearing interest on the applicable redemption date, even if you do not collect your money. We will give notice of any redemption we propose to make to DTC at least 10 days, but no more than 60 days, before the applicable redemption date. Notice by DTC to its participants and by these participants to street name holders of indirect interests in the AstraZeneca PLC Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) (even if more than 60 days after the giving of notice of redemption) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).

We will notify the trustee of the redemption price of any series of AstraZeneca PLC Notes to be redeemed promptly after the calculation thereof, and the trustee shall have no responsibility for any calculation or determination in respect of the redemption price of any AstraZeneca PLC Notes, or any component thereof, and shall be entitled to receive, and fully protected in relying upon, an officers’ certificate from AstraZeneca PLC that states such redemption price.

Optional Redemption

We may redeem the AZ PLC 2051 Notes, in whole or in part, from time to time as follows: (i) prior to the Par Call Date (as set forth below), at a redemption price equal to the greater of (A) 100% of the principal amount of the AZ PLC 2051 Notes to be redeemed, and (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the AZ PLC 2051 Notes to be redeemed (assuming for this purpose that the AZ PLC 2051 Notes matured on the applicable Par Call Date and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as set forth below) and (ii) on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the AZ PLC 2051 Notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

In connection with such optional redemption, the following defined terms apply:

●	Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the applicable series of the AstraZeneca PLC Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of the AstraZeneca PLC Notes (assuming for this purpose that the AZ PLC 2051 Notes matured on the Par Call Date).
●	“Comparable Treasury Price” means, with respect to any redemption date, (i) the average, as determined by the Quotation Agent, of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.
●	“Make-Whole Spread” means, with respect to the AZ PLC 2051 Notes, 15 basis points.
●	“Par Call Date” means, with respect to the AZ PLC 2051 Notes, November 28, 2050.
●	“Quotation Agent” means the Reference Treasury Dealer appointed by us.
●	“Reference Treasury Dealer” means (i) each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors or affiliates; provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), we shall substitute therefor another primary treasury dealer; and (ii) any other primary treasury dealer selected by us.
●	“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., Eastern Time, on the third business day preceding such redemption date.
●	“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Optional Tax Redemption

In the event of certain tax law changes and other limited circumstances relating to tax matters, we may redeem all, but not less than all, of the AstraZeneca PLC Notes of any series at a price equal to 100% of the principal amount of such series of AstraZeneca PLC Notes plus accrued interest thereon to but excluding the date of redemption. This means we may repay any one or each series of AstraZeneca PLC Notes prior to maturity.

Further Issuances

We may, at our option, at any time and without the consent of the then existing noteholders, reopen any series of AstraZeneca PLC Notes and issue additional AstraZeneca PLC Notes in one or more transactions after the date of this prospectus supplement with terms (other than the issuance date and, possibly, first interest payment date, original interest accrual date and issue price) identical to such series of AstraZeneca PLC Notes issued hereby. These additional AstraZeneca PLC Notes will be deemed to have been part of the applicable series of AstraZeneca PLC Notes offered hereby and will provide the holders of these additional AstraZeneca PLC Notes the right to vote together with holders of the applicable series of AstraZeneca PLC Notes issued hereby; provided, however, that if these additional AstraZeneca PLC Notes are not fungible with the applicable series of AstraZeneca PLC Notes offered hereby for U.S. federal income tax purposes, these additional AstraZeneca PLC Notes will have a different CUSIP or other identifying number.

Form, Denomination, Clearance and Settlement

We will issue the AstraZeneca PLC Notes in fully registered form. The AstraZeneca PLC Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Notes through DTC in book-entry form. The AstraZeneca PLC Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The underwriters expect to deliver the AstraZeneca PLC Notes through the facilities of DTC on May 28, 2021. Indirect holders trading their beneficial interests in the AstraZeneca PLC Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Payment of principal of and interest on AstraZeneca PLC Notes, so long as the AstraZeneca PLC Notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day fund.

Payment of Additional Amounts

If any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca PLC or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca PLC under any AstraZeneca PLC Notes, AstraZeneca PLC will (subject to compliance by the holders of such AstraZeneca PLC Notes with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders were entitled had no such withholding or deduction been required; provided, however, that AstraZeneca PLC shall not be required to make any payment of additional amounts for or on account of:

(i)any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the AstraZeneca PLC Note or the collection of principal, premium or interest, if any, on, or the enforcement of, the AstraZeneca PLC Note;
(ii)any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant AstraZeneca PLC Note was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;
(iii)any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
(iv)any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant AstraZeneca PLC Note;
(v)any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant AstraZeneca PLC Note to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
(vi)any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;

(vii)any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service (the “IRS”) under or with respect to FATCA;
(viii)any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to an AstraZeneca PLC Note to any holder of the AstraZeneca PLC Note that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or AstraZeneca PLC Note to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such AstraZeneca PLC Note; or
(ix)any combination of the exceptions listed above (i) through (viii).

The Relevant Taxing Jurisdiction for AstraZeneca PLC is the jurisdiction in which it is resident for tax purposes (presently, the UK). AstraZeneca PLC will remit the full amount of any taxes withheld to the applicable taxing authorities in accordance with the applicable law. AstraZeneca PLC will also provide the trustee with documentation satisfactory to the trustee evidencing the payment of any taxes in respect of which AstraZeneca PLC has paid additional amounts. AstraZeneca PLC will provide copies of such documentation to the holders of the AstraZeneca PLC Notes upon request.

Any reference in this prospectus supplement, the AstraZeneca Indenture or the AstraZeneca PLC Notes to principal, premium or interest in respect of the AstraZeneca PLC Notes will be deemed also to refer to any additional amounts that may be payable with respect to such principal, premium or interest under the obligations referred to in this subsection.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on each series of AstraZeneca PLC Notes as described under “Description of Debt Securities and Guarantees — Satisfaction, Discharge and Defeasance” in the Base Prospectus.

Paying Agent

The trustee, at its principal corporate trust office in The City of New York, is designated as the principal paying agent. See “— Trustee” immediately below. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Trustee

The Bank of New York Mellon is the trustee under the AstraZeneca Indenture. The trustee’s current address is The Bank of New York Mellon, Corporate Trust Office, 240 Greenwich Street, New York, NY 10286. The Bank of New York Mellon will also serve as the paying agent for the AstraZeneca PLC Notes. See “— Paying Agent” immediately above.

DESCRIPTION OF ASTRAZENECA FINANCE NOTES

General

AstraZeneca Finance LLC offered $1,250,000,000 initial aggregate principal amount of 1.200% Notes due 2026 (the “AZ Finance 2026 Notes”), $1,250,000,000 initial aggregate principal amount of 1.750% Notes due 2028 (the “AZ Finance 2028 Notes”), $1,100,000,000 initial aggregate principal amount of 4.875% Notes due 2028 (the “AZ Finance 2028 A Notes”), $650,000,000 initial aggregate principal amount of 4.900% Notes due 2030 (the “AZ Finance 2030 A Notes”), $750,000,000 initial aggregate principal amount of 2.250% Notes due 2031 (the “AZ Finance 2031 Notes”) and $500,000,000 initial aggregate principal amount of 4.875% Notes due 2033 (the “AZ Finance 2033 Notes” and, together with the AZ Finance 2026 Notes, the AZ Finance 2028 Notes, the AZ Finance 2028 A Notes and the AZ Finance 2031 Notes, the “AstraZeneca Finance Notes”), each as a separate series of AstraZeneca Finance Notes under the indenture dated May 28, 2021 between AstraZeneca Finance LLC, as the issuer, AstraZeneca PLC, as the guarantor, and the Bank of New York Mellon, as trustee (the “AstraZeneca Finance Indenture”), and, as such, each series of AstraZeneca Finance Notes will vote and act, and may be redeemed, separately. The AstraZeneca Finance Notes are governed by New York law.

There is no sinking fund for any series of AstraZeneca Finance Notes. The AstraZeneca Finance Notes are listed on the New York Stock Exchange.

Guarantees

The AstraZeneca Finance Notes are unsecured, unsubordinated indebtedness of AstraZeneca Finance LLC and rank equally with all of AstraZeneca Finance LLC’s other unsecured and unsubordinated indebtedness from time to time outstanding. The AstraZeneca Finance Notes are fully and unconditionally guaranteed by AstraZeneca PLC (each, a “Guaranty” and, collectively, the “Guarantees”). The Guarantees are the unsubordinated and unsecured obligations of AstraZeneca PLC and rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC.

Interest Payments and Maturity

For purposes of the description below, “business day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the AstraZeneca PLC Notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close. A “London business day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Maturity. The aggregate principal amounts of the AZ Finance 2026 Notes, the AZ Finance 2028 Notes, the AZ Finance 2028 A Notes, the AZ Finance 2030 A Notes, the AZ Finance 2031 Notes and the AZ Finance 2033 Notes will mature and become due and payable, together with any accrued and unpaid interest, on May 28, 2026, May 28, 2028, March 3, 2028, March 3, 2030, May 28, 2031 and March 3, 2033, respectively.

Interest Rate. Each of the AZ Finance 2026 Notes, the AZ Finance 2028 Notes, the AZ Finance 2028 A Notes, the AZ Finance 2030 A Notes, the AZ Finance 2031 Notes and the AZ Finance 2033 Notes will bear interest from and including their respective original issue dates to but excluding the respective dates on which their principal amount is paid or made available for payment, at a rate equal to 1.200% 1.750,%, 4.875%, 4.900%, 2.250% and 4.875% per annum, respectively, calculated on the basis of a 360-day year and twelve 30-day months.

Interest Payment Dates. Interest on the AZ Finance 2026 Notes, the AZ Finance 2028 Notes and the AZ Finance 2031 Notes will be paid semi-annually in arrears on May 28 and November 28 of each year, commencing November 28, 2021. Interest on the AZ Finance 2028 A Notes, the AZ Finance 2030 A Notes and the AZ Finance 2033 Notes will be paid semi-annually in arrears on March 3 and September 3 of each year, commencing September 3, 2023. Each interest payment date referenced herein is referred to as an “Interest Payment Date.” However, if an Interest Payment Date would fall on a day that is not a business day, the Interest Payment Date will be postponed to the next succeeding day that is a business day, but no additional interest shall be paid unless we fail to make payment on such date (and such adjustment shall not affect the determination of any Interest Period).

Interest Periods. The first interest period for the AstraZeneca Finance Notes will be the period from and including the issue date to but excluding the first Interest Payment Date. Thereafter, the interest periods for the AstraZeneca Finance Notes will be the periods from and including the Interest Payment Dates to but excluding the immediately succeeding Interest Payment Date (together with the first interest period, each an “Interest Period”). The final Interest Period will be the period from and including the Interest Payment Date immediately preceding the maturity date or the redemption date to but excluding the maturity or the redemption date.

Redemption

As explained below, under certain circumstances AstraZeneca Finance may redeem the AstraZeneca Finance Notes before they mature. This means that AstraZeneca Finance may repay them prior to maturity. If AstraZeneca Finance redeems one series of AstraZeneca Finance Notes we will have no obligation to redeem any other series of AstraZeneca Finance Notes. Each series of AstraZeneca Finance Notes will stop bearing interest on the applicable redemption date, even if you do not collect your money. AstraZeneca Finance will give notice of any redemption we propose to make to DTC at least 10 days, but no more than 60 days, before the applicable redemption date. Notice by DTC to its participants and by these participants to street name holders of indirect interests in the AstraZeneca Finance Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) (even if more than 60 days after the giving of notice of redemption) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).

We will notify the trustee of the redemption price of any series of AstraZeneca Finance Notes to be redeemed promptly after the calculation thereof, and the trustee shall have no responsibility for any calculation or determination in respect of the redemption price of any AstraZeneca Finance Notes, or any component thereof, and shall be entitled to receive, and fully protected in relying upon, an officers’ certificate from AstraZeneca Finance that states such redemption price.

Optional Redemption

AstraZeneca Finance may redeem the AZ Finance 2026 Notes, the AZ Finance 2028 Notes and the AZ Finance 2031 Notes in whole or in part, from time to time as follows: (i) prior to the applicable Par Call Date (as set forth below), at a redemption price equal to the greater of (A) 100% of the principal amount of such AstraZeneca Finance Notes to be redeemed, and (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on such AstraZeneca Finance Notes to be redeemed (assuming for this purpose that such series of AstraZeneca Finance Notes matured on the applicable Par Call Date and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as set forth below) and (ii) on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the AstraZeneca Finance Notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

AstraZeneca Finance may redeem the AZ Finance 2028 A Notes, the AZ Finance 2030 A Notes and the AZ Finance 2033 Notes in whole or in part, from time to time as follows: (i) prior to the applicable Par Call Date (as set forth below), at a redemption price equal to the greater of (A) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the relevant redemption date, and (B) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the applicable redemption date (assuming the relevant Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus the applicable Make-Whole Spread (as set forth below) less (b) interest accrued to the relevant date of redemption and (ii) on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

In connection with such optional redemption, the following defined terms apply:

●	Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the applicable series of AstraZeneca Finance Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of AstraZeneca Finance Notes (assuming for this purpose that such series of AstraZeneca Finance Notes matured on the applicable Par Call Date).
●	“Comparable Treasury Price” means, with respect to any redemption date, (i) the average, as determined by the Quotation Agent, of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.
●	“Make-Whole Spread” means, with respect to (i) the AZ Finance 2026 Notes, 10 basis points, (ii) the AZ Finance 2028 Notes, 10 basis points, (iii) the AZ Finance 2028 Notes, 15 basis points, (iv) the AZ Finance 2030 Notes, 15 basis points, (v) the AZ Finance 2031 Notes, 12.5 basis points and (vi) the AZ Finance 2033 Notes, 15 basis points.
●	“Par Call Date” means, with respect to (i) the AZ Finance 2026 Notes, April 28, 2026, (ii) the AZ Finance 2028 Notes, March 28, 2028, (iii) the AZ Finance 2028 Notes, February 3, 2028, (iv) the AZ Finance 2030 Notes, January 3, 2030, (v) the AZ Finance 2031 Notes, February 28, 2031 and (vi) the AZ Finance 2033 Notes, December 3, 2032.
●	“Quotation Agent” means the Reference Treasury Dealer appointed by us.
●	“Reference Treasury Dealer” means (i) each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors or affiliates; provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), we shall substitute therefor another primary treasury dealer; and (ii) any other primary treasury dealer selected by us.
●	“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., Eastern Time, on the third business day preceding such redemption date.
●	“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Optional Tax Redemption

In the event of certain tax law changes and other limited circumstances relating to tax matters, AstraZeneca Finance may redeem all, but not less than all, of the AstraZeneca Finance Notes of any series at a price equal to 100% of the principal amount of such series of AstraZeneca Finance Notes plus accrued interest thereon to but excluding the date of redemption. This means we may repay any one or each series of AstraZeneca Finance Notes prior to maturity.

Further Issuances

AstraZeneca Finance LLC may, at its option, at any time and without the consent of the then existing noteholders, reopen any series of AstraZeneca Finance Notes and issue additional AstraZeneca Finance Notes in one or more transactions after the date of this prospectus supplement with terms (other than the issuance date and, possibly, first interest payment date, original interest accrual date and issue price) identical to such series of AstraZeneca Finance Notes issued hereby. These additional AstraZeneca Finance Notes will be deemed to have been part of the applicable series of AstraZeneca Finance Notes offered hereby and will provide the holders of these additional AstraZeneca Finance Notes the right to vote together with holders of the applicable series of AstraZeneca Finance Notes issued hereby; provided, however, that if these additional AstraZeneca Finance Notes are not fungible with the applicable series of AstraZeneca Finance Notes offered hereby for U.S. federal income tax purposes, these additional AstraZeneca Finance Notes will have a different CUSIP or other identifying number.

Form, Denomination, Clearance and Settlement

AstraZeneca Finance LLC will issue the AstraZeneca Finance Notes in fully registered form. Each series of AstraZeneca Finance Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the AstraZeneca Finance Notes through DTC in book-entry form. The AstraZeneca Finance Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The underwriters expect to deliver the AZ Finance 2026 Notes, the AZ Finance 2028 Notes and the AZ Finance 2031 Notes through the facilities of DTC on May 28, 2021. The underwriters expect to deliver the AZ Finance 2028 A Notes, the AZ Finance 2030 A Notes and the AZ Finance 2033 Notes through the facilities of DTC on March 3, 2023. Indirect holders trading their beneficial interests in the AstraZeneca Finance Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement” in the attached prospectus for more information about these clearing systems.

Payment of principal of and interest on each series of AstraZeneca Finance Notes, so long as the AstraZeneca Finance Notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Payment of Additional Amounts

If any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca Finance or the Guarantor (as applicable) or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca Finance or the Guarantor under any AstraZeneca Finance Notes, AstraZeneca Finance or the Guarantor, as applicable, will (subject to compliance by the holders of such AstraZeneca Finance Notes with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders were entitled had no such withholding or deduction been required; provided, however, that neither AstraZeneca Finance nor the Guarantor shall be required to make any payment of additional amounts for or on account of:

(i)any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the AstraZeneca Finance Note or the collection of principal, premium or interest, if any, on, or the enforcement of, the AstraZeneca Finance Note;
(ii)any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant AstraZeneca Finance Note was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;

(iii)any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
(iv)any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant AstraZeneca Finance Note;
(v)any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant AstraZeneca Finance Note to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
(vi)any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;
(vii)any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service (the “IRS”) under or with respect to FATCA;
(viii)any present or future tax, levy, impost or other governmental charge which is imposed or withheld because the holder of the AstraZeneca Finance Note is (1) considered a 10% shareholder (within the meaning of Sections 871(h)(3) or 881(c)(3) of the Code) of the issuer of the AstraZeneca Finance Note or (2) a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the issuer of the AstraZeneca Finance Note;
(ix)any present or future tax, levy, impost or other governmental charge which is imposed because the holder (1) is a bank purchasing the AstraZeneca Finance Note in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the AstraZeneca Finance Note for investment purposes only nor (B) buying the AstraZeneca Finance Note for resale to a third party that either is not a bank or will hold the AstraZeneca Finance Note for investment purposes only;
(x)any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a AstraZeneca Finance Note to any holder of the relevant AstraZeneca Finance Note that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or AstraZeneca Finance Note to the extent that the beneficiary or settlor with respect to the fiduciary, a member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such AstraZeneca Finance Note; or
(xi)any combination of the exceptions listed above (i) through (x).

The Relevant Taxing Jurisdiction for AstraZeneca Finance is the jurisdiction in which it is subject to tax by reason of its organization under such jurisdiction’s laws or, if relevant, where it is resident for tax purposes (being presently the United States) and for AstraZeneca PLC, as Guarantor, is the jurisdiction in which it is resident for tax purposes (presently, the UK).

AstraZeneca Finance and the Guarantor will remit the full amount of any taxes withheld to the applicable taxing authorities in accordance with the applicable law. AstraZeneca Finance and the Guarantor will also provide the trustee with documentation satisfactory to the trustee evidencing the payment of any taxes in respect of which AstraZeneca Finance and the Guarantor have paid additional amounts. AstraZeneca Finance and the Guarantor will provide copies of such documentation to the holders of the AstraZeneca Finance Notes upon request.

Any reference in this prospectus supplement, the AstraZeneca Finance Indenture or the AstraZeneca Finance Notes to principal, premium or interest in respect of the AstraZeneca Finance Notes will be deemed also to refer to any additional amounts that may be payable with respect to such principal, premium or interest under the obligations referred to in this subsection.

Defeasance and Discharge

AstraZeneca PLC and AstraZeneca Finance may release themselves from any payment or other obligations on each series of AstraZeneca Finance Notes as described under “Description of Debt Securities and Guarantees — Satisfaction, Discharge and Defeasance” in the Base Prospectus.

Paying Agent

The trustee, at its principal corporate trust office in The City of New York, is designated as the principal paying agent. See “— Trustee” immediately below. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Trustee

The Bank of New York Mellon is the trustee under the AstraZeneca Indenture. The trustee’s current address is The Bank of New York Mellon, Corporate Trust Office, 240 Greenwich Street, New York, NY 10286. The Bank of New York Mellon will also serve as the paying agent for the AstraZeneca Finance Notes. See “— Paying Agent” immediately above.

Base Prospectus:

DESCRIPTION OF DEBT SECURITIES

The debt securities issued by AstraZeneca PLC will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law. The debt securities issued by AstraZeneca PLC will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC. as to the assets of such subsidiaries. The debt securities of AstraZeneca PLC are unsecured obligations and are not guaranteed by any of AstraZeneca PLC’s subsidiaries. The debt securities issued by AstraZeneca Finance will rank equally in right of payment with all of AstraZeneca Finance’s other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law. The debt securities issued by AstraZeneca Finance will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca Finance (if any). The debt securities of AstraZeneca Finance are unsecured obligations, are guaranteed by AstraZeneca PLC, but are not guaranteed by any of AstraZeneca Finance’s subsidiaries. The debt securities of AstraZeneca Finance will be guaranteed by AstraZeneca PLC. AstraZeneca PLC’s guarantee will rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC, except for indebtedness that is preferred under applicable law. The guarantees of AstraZeneca PLC will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC as to the assets of such subsidiaries. The guarantees are unsecured obligations of AstraZeneca PLC and are not guaranteed by any of AstraZeneca PLC’s other subsidiaries.

The Trustee

The Bank of New York Mellon is the trustee under each of the indentures. As trustee, it has two main roles:

●	first, it can enforce the security holder’s rights against the applicable issuer if the applicable issuer defaults on debt securities issued under each indenture. There are some limitations on the extent to which the trustee may act on the security holder’s behalf, described under “— Defaults and Related Matters — Remedies if an event of default occurs” below; and
●	second, the trustee performs administrative duties for us, such as sending the security holder interest payments and notices.

Types of Debt Securities

Neither of the indentures limits the amount of debt securities that the applicable issuer can issue. Each of the indentures provides that debt securities may be issued in one or more series up to the aggregate principal amount as the applicable issuer authorizes from time to time. All debt securities of one series need not be issued at the same time, and the applicable issuer may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

●	whether the debt securities are issued by AstraZeneca PLC, AstraZeneca Finance LLC or both of them, and whether debt securities will benefit from one or more guarantees;
●	the title of the series of debt securities;
●	the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;

●	any exchange on which the debt securities will be listed;
●	the date or dates on which the applicable issuer will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;
●	any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;
●	the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;
●	the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the trustee in New York, New York;
●	the price or prices at which, the period or periods within which, and the terms and conditions upon which the applicable issuer may redeem the series of debt securities in whole or in part;
●	any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other term and condition upon which the debt securities will be redeemed, repaid or purchased;
●	the denominations in which debt securities of the series are issuable, if other than denominations of $2,000 and any whole multiple of $1,000 in excess thereof;
●	the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared or provable in bankruptcy, if other than the principal amount;
●	the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than U.S. dollars;
●	whether the applicable issuer or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;
●	whether the applicable issuer will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;
●	any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;
●	the forms of the series of debt securities;
●	the applicability of the provisions described later under “— Satisfaction, Discharge and Defeasance”;
●	any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;
●	if applicable, a discussion of any additional or alternative material U.S. federal income and UK tax considerations; and
●	any other special features of the series of debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities offered and sold at a substantial discount to their stated principal amount.

Guaranty

Unless otherwise provided in the prospectus supplement relating to debt securities of any series of AstraZeneca Finance, each series of AstraZeneca Finance’s debt securities shall be fully and unconditionally guaranteed by the Guarantor as to (i) the prompt payment by AstraZeneca Finance of the outstanding principal of such debt securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, (ii) the prompt payment by AstraZeneca Finance of any interest and any premium payable with respect to the outstanding principal of all such debt securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise and (iii) the payment of all other sums owing from AstraZeneca Finance under such debt securities when and as the same shall become due, all in accordance with the terms of such debt securities and the AstraZeneca Finance indenture (the payment obligations by AstraZeneca PLC identified in subparagraphs (i) through (iii) being collectively referred to herein as the “Guaranteed Obligations”). All payments by the Guarantor shall be made in lawful money of the United States of America. Each Guaranty shall be unsecured and unsubordinated indebtedness of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness for borrowed money of the Guarantor.

Each Guaranty shall terminate and be of no further force and effect (i) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all applicable debt securities then outstanding and all other Guaranteed Obligations of the Guarantor then due and owing or (ii) upon legal or covenant defeasance of AstraZeneca Finance’s obligations in accordance with the terms of the AstraZeneca Finance indenture or the full satisfaction and discharge of the AstraZeneca Finance indenture with respect to all series of debt securities issued thereunder; provided that all Guaranteed Obligations incurred to the date of such satisfaction and discharge have been paid in full.

Under the AstraZeneca Finance indenture, the Guarantor is generally permitted to consolidate or merge with another person that is organized under the laws of the UK, a State of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. The Guarantor is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to such other entity. Its ability to take some of these actions is restricted in the following ways:

●	any successor to the Guarantor must assume the Guarantor’s obligations in relation to the Guarantees and under the AstraZeneca Finance indenture; and
●	if the succeeding entity is resident for tax purposes other than in the UK, the succeeding entity’s assumption of the Guarantor’s obligations in relation to the Guarantees and under the AstraZeneca Finance indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts.”

Each Guaranty shall provide that in the event of a default in the payment of principal of and any interest and any premium which may be payable by AstraZeneca Finance in respect of the debt securities issued by AstraZeneca Finance, the holder of such debt securities may institute legal proceedings directly against the Guarantor to enforce the Guaranty without proceeding first against AstraZeneca Finance.

Overview of the Remainder of this Description

The remainder of this description summarizes:

●	Additional mechanics relevant to the debt securities under normal circumstances, such as how the security holder transfers ownership and where the applicable issuer makes payments.
●	The security holder’s right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.
●	The security holder’s rights under several special situations, such as if the applicable issuer merges with another company or if the applicable issuer wants to redeem the debt securities for tax reasons.
●	Covenants contained in the applicable indenture that restrict AstraZeneca PLC’s ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have different covenants.
●	The security holder’s rights if there is a default under the applicable indenture.
●	The security holder’s rights if the applicable issuer wants to modify the indenture.
●	The relationship of the issuers with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued only in fully registered form without interest coupons in denominations of $2,000 or whole multiples of $1,000 in excess thereof. The security holder may have his or her debt securities broken into more debt securities of smaller denominations of whole multiples of $1,000 (but not less than a minimum denomination of $2,000) or combined into fewer debt securities of larger denominations of whole multiples of $1,000, as long as the total principal amount is not changed. This is called an exchange.

The security holder may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as the agent for the issuers for registering debt securities in the names of holders and for transferring registered debt securities. Each issuer may change this appointment to another entity or perform the service by itself. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

The security holder may not exchange his or her registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but the applicable issuer may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer.

The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with the security holder’s proof of ownership.

If the debt securities are redeemable and the applicable issuer redeems less than all of the debt securities of a particular series, such issuer may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day the applicable issuer first mails the notice of redemption and ends on the day of that mailing. The applicable issuer may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, the applicable issuer will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

The applicable issuer will pay interest to the security holder if he or she is a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if the security holder no longer owns the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the applicable prospectus supplement.

Unless provided otherwise in the applicable prospectus supplement, the applicable issuer will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York Mellon in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. At its option, the applicable issuer may pay interest on any debt securities by check mailed to the registered holders.

Some of the debt securities may be denominated, and payments may be made, in currencies other than U.S. dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

The applicable issuer may arrange for additional payment offices, or may cancel or change these offices, including the use of the trustee’s corporate trust office. These offices are called paying agents. The applicable issuer may also choose to act as its own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York. Whenever there are changes in the paying agents for any particular series of debt securities the applicable issuer must notify the trustee.

Payment of Additional Amounts

Payment of Additional Amounts by AstraZeneca PLC

Unless provided otherwise in the applicable prospectus supplement, if any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca PLC or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca PLC under any series of AstraZeneca PLC debt securities, AstraZeneca PLC will (subject to compliance by holders of such AstraZeneca PLC debt securities with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders are entitled had no such withholding or deduction been required; provided, however, that AstraZeneca PLC shall not be required to make any payment of additional amounts for or on account of:

●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the debt security or the collection of principal, premium or interest, if any, on, or the enforcement of, the debt security;
●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant debt security was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;
●	any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
●	any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant debt security;
●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant debt security to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
●	any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;
●	any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service (the “IRS”) under or with respect to FATCA;
●	any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a debt security to any holder of the relevant debt security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or debt security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such debt security; or
●	any combination of the exceptions listed above.

Payment of Additional Amounts by AstraZeneca Finance and the Guarantor

Unless provided otherwise in the applicable prospectus supplement, if any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca Finance or the Guarantor (as applicable) or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca Finance or the Guarantor under any series of AstraZeneca Finance debt securities, AstraZeneca Finance or the Guarantor, as applicable, will (subject to compliance by the holders of such AstraZeneca Finance debt securities with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders are entitled had no such withholding or deduction been required; provided, however, that neither AstraZeneca Finance nor the Guarantor shall be required to make any payment of additional amounts for or on account of:

●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the debt security or the collection of principal, premium or interest, if any, on, or the enforcement of, the debt security;
●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant debt security was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;
●	any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
●	any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant debt security;
●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant debt security to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
●	any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;
●	any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the IRS under or with respect to FATCA;
●	any present or future tax, levy, impost or other governmental charge which is imposed or withheld because the holder of the debt security is (1) considered a 10% shareholder (within the meaning of Sections 871(h)(3) or 881(c)(3) of the Code) of the issuer of the debt security or (2) a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the issuer of the debt security;
●	any present or future tax, levy, impost or other governmental charge which is imposed because the holder (1) is a bank purchasing the debt security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the debt security for investment purposes only nor (B) buying the debt security for resale to a third party that either is not a bank or will hold the debt security for investment purposes only;

●	any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a debt security to any holder of the relevant debt security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or debt security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such debt security; or
●	any combination of the exceptions listed above.

The Relevant Taxing Jurisdiction for AstraZeneca PLC, as issuer or Guarantor, is the jurisdiction in which it is resident for tax purposes (presently, the UK) and for AstraZeneca Finance is the United States.

In respect of payments by either AstraZeneca PLC or AstraZeneca Finance, no additional amounts shall be paid in the event that the obligation to pay additional amounts is the result of the issuance of definitive registered securities to a holder of predecessor securities at such holder’s request upon the occurrence of an event of default and at the time payment is made definitive registered securities have not been issued in exchange for the entire principal amount of the predecessor securities.

At least 5 business days prior to each date on which any payment under or with respect to the debt securities of any series is due and payable (unless such obligation to pay additional amounts arises after the 5th business day prior to the date on which payment under or with respect to the debt securities of such series is due and payable, in which case it will be promptly thereafter), if an issuer or the Guarantor (with respect to a series of AstraZeneca Finance debt securities) will be obligated to pay additional amounts with respect to such payment, the applicable issuer or the Guarantor (with respect to such series of AstraZeneca Finance debt securities), as the case may be, will deliver to the trustee an officers’ certificate stating that such additional amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the trustee to pay such additional amounts to the holders of the debt securities of such series on the payment date.

Mergers and Similar Events

AstraZeneca PLC

AstraZeneca PLC is generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the UK, a state of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. AstraZeneca PLC is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to such other entity. AstraZeneca PLC’s ability to take some of these actions is restricted in the following ways:

●	any entity succeeding us must assume our obligations in relation to the debt securities and the guarantees under the indenture; and
●	if the succeeding entity is resident for tax purposes other than in the UK, the succeeding entity’s assumption of our obligations in relation to the debt securities and guarantees under the applicable indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts”.

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a principal property of ours or of a restricted subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “— Limitation on Liens”. If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

AstraZeneca Finance LLC

AstraZeneca Finance is generally permitted to consolidate or merge with another person that is organized under the laws of the UK, any State of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. AstraZeneca Finance’s ability to take some of these actions is restricted in the following ways:

●	any entity succeeding AstraZeneca Finance must assume AstraZeneca Finance’s obligations in relation to the debt securities and under the AstraZeneca Finance indenture;
●	the Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that the Guaranty shall apply to AstraZeneca Finance’s successor’s obligations under AstraZeneca Finance’s debt securities and the AstraZeneca Finance indenture; and

●	if the succeeding entity is resident for tax purposes elsewhere than the U.S., the succeeding entity’s assumption of AstraZeneca Finance’s obligations in relation to the debt securities under the applicable indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts.”

AstraZeneca Finance is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to another person, and these actions are not limited under the AstraZeneca Finance indenture

Optional Tax Redemption

Unless provided otherwise in the applicable prospectus supplement, the applicable issuer has the option to redeem the debt securities in the situations described below. The redemption price for the debt securities, other than debt securities issued with original issue discount, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for debt securities issued with original issue discount will be specified in the applicable prospectus supplement. The applicable issuer must give you between 10 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the Relevant Taxing Jurisdiction of the applicable issuer or the Guarantor or any political subdivision or taxing authority thereof or therein, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or a political subdivision thereof is party, (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “— Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available.

This first situation applies only in the case of changes, amendments, applications, interpretations or executions that become effective on or after the date specified in the prospectus supplement for the applicable series of debt securities. If the applicable issuer or the Guarantor is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which the applicable issuer or the Guarantor is resident for tax purposes, and the applicable date will be the date such entity became the successor to the applicable issuer or the Guarantor, rather than the date specified in the preceding sentence.

The second situation is where, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the Relevant Taxing Jurisdiction of the applicable issuer or the Guarantor or any political subdivision or taxing authority thereof or therein, which action is taken or brought on or after the date specified in the prospectus supplement for the applicable series of debt securities, (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “— Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available. This second situation applies only in the case of actions taken on or after the date specified in the prospectus supplement for the applicable series of debt securities. If the applicable issuer or the Guarantor is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which the applicable issuer or the Guarantor is resident for tax purposes, and the applicable date will be the date such entity became the successor to the applicable issuer or the Guarantor, rather than the date specified in the preceding sentence.

The third situation is where, as a result of any delivery or requirement to deliver definitive, registered securities (having used all reasonable efforts to avoid having to issue such definitive registered securities), (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “—Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available.

The fourth situation is where, if the person formed by a consolidation of the applicable issuer or Guarantor or into which the applicable issuer or Guarantor is merged or to which the applicable issuer or the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay a holder additional amounts in respect of any tax, assessment or governmental charge which is imposed on any such holder or required to be withheld or deducted from any payment to such holder as a consequence of such consolidation, merger, conveyance, transfer or lease.

Covenants

Limitation on Liens

Some of the property of AstraZeneca PLC and its subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including the security holders and the other direct holders of the debt securities, or over the general creditors of AstraZeneca PLC and its subsidiaries, if such lender is not repaid. These preferential rights are generally called liens.

AstraZeneca PLC undertakes that it and certain of its subsidiaries, which we refer to as “restricted subsidiaries,” will not become obligated on any new debt for borrowed money that is secured by a lien on any principal property or on any shares of stock or indebtedness of any of its restricted subsidiaries unless AstraZeneca PLC grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

●	Restricted subsidiary means any wholly-owned subsidiary of AstraZeneca PLC:
o	with substantially all of its property located within the UK or the U.S.; and
o

which owns a principal property, but does not include any wholly-owned subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.

●	A wholly-owned subsidiary means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by AstraZeneca PLC, or by one or more of its wholly-owned subsidiaries or by AstraZeneca PLC and one or more of its wholly-owned subsidiaries.
●	A subsidiary, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.
●	Principal property means any manufacturing plant or facility or any research facility owned by AstraZeneca PLC or any restricted subsidiary. A principal property must also be located within the UK or the U.S. and have a gross book value (before deducting any depreciation reserve) exceeding 2% of AstraZeneca PLC’s consolidated net tangible assets. Principal property does not include:
o	any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or
o	any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property.

AstraZeneca PLC does not need to comply with this restriction if the amount of all debt that would be secured by liens on its principal properties and the shares of stock or indebtedness of its restricted subsidiaries is no more than 15% of its consolidated net tangible assets.

●	Our consolidated net tangible assets mean AstraZeneca PLC’s consolidated total assets, after deducting:
o	all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and
o

all goodwill, trade names, trademarks, patents and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders.

This restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:

●	any lien on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a restricted subsidiary;
●	any lien on property or shares of stock existing at the time of acquisition of that property or those shares of stock, or to secure the payment of all or any part of the purchase price of that property or those shares of stock, or to secure any debt incurred before, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of the shares of stock and, in the case of property, the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of the commercial operation of the property, where the debt is incurred to finance all or any part of the purchase price;

●	any lien securing debt owed to AstraZeneca PLC or to any of its restricted subsidiaries by AstraZeneca PLC or any of its restricted subsidiaries;
●	any lien existing as of the date of the applicable indenture;
●	any lien on a principal property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that principal property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;
●	any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either AstraZeneca PLC or a restricted subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to AstraZeneca PLC or a restricted subsidiary;
●	any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;
●	any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;
●	any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of AstraZeneca PLC and/or for the benefit of any restricted subsidiary;
●	any lien incurred or deposits made in the ordinary course of business, including but not limited to:
o	any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;
o	any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and
o	any easements, rights-of-way, restrictions and other similar charges;
●	any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;
●	any lien securing taxes or assessments or other applicable governmental charges or levies;
●	any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and
●	any lien in favor of AstraZeneca PLC or any of its subsidiaries.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:

●	any liens on property of AstraZeneca PLC or a restricted subsidiary in favor of the U.S. or any State of the U.S., or the UK, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens.

Limitation on Sale and Lease-Back Transactions

Neither AstraZeneca PLC nor any of its restricted subsidiaries will enter into any sale and lease-back transaction involving a principal property without complying with this covenant.

A sale and lease-back transaction is an arrangement between AstraZeneca PLC or a restricted subsidiary and any person in which AstraZeneca PLC or the restricted subsidiary leases back for a term of more than three years a principal property that AstraZeneca PLC or the restricted subsidiary has sold or transferred to that person.

AstraZeneca PLC and its restricted subsidiaries may enter into sale and lease-back transactions provided that the total amount of attributable debt attributable to all sale and lease-back transactions plus other debt of AstraZeneca PLC or any of its restricted subsidiaries that is secured by liens (but excluding debt secured by liens on property that AstraZeneca PLC or a restricted subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the debt securities offered by this prospectus as described under “— Limitation on Liens” above) does not exceed 15% of consolidated net tangible assets.

This restriction does not apply to any sale and lease-back transaction if:

●	AstraZeneca PLC or the restricted subsidiary seeking to enter into the sale and lease-back could incur, assume or guarantee debt secured by a lien on the principal property to be leased without equally and ratably securing the debt securities offered by this prospectus as a result of one or more of the exceptions to the limitation on liens as described under “— Limitation on Liens” above;
●	within twelve months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by AstraZeneca PLC or a restricted subsidiary, we apply, an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the principal property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to:
o

the retirement of indebtedness for money borrowed, incurred or assumed by AstraZeneca PLC or any restricted subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt, or

o	investment in any principal property or principal properties.

This restriction on sale and lease-back transactions also does not apply to any transaction between AstraZeneca PLC and a restricted subsidiary, or between restricted subsidiaries.

Attributable debt means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the indenture, compounded semi-annually) of AstraZeneca PLC’s or a restricted subsidiary’s obligation for rental payments for the remaining term of any lease in a sale and lease-back transaction.

Default and Related Matters

Events of Default

A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.

What is an event of default? An event of default means any of the following:

●	Interest — default for 30 days in the payment of any installment of interest on the series of debt securities;
●	Principal — default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;
●	Sinking Fund Installment — default in the payment of any sinking fund installment as and when such installment becomes due and payable by the specific terms of the series of debt securities or beyond any period of grace;
●	Covenant — breach or default by the applicable issuer or the Guarantor in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for ninety days after the applicable issuer receives written notice of the default from the trustee or the applicable issuer and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;
●	Bankruptcy — certain events of bankruptcy, insolvency or reorganization affecting (i) with respect to debt securities issued by AstraZeneca PLC, AstraZeneca PLC or (ii) with respect to debt securities issued by AstraZeneca Finance, AstraZeneca PLC or AstraZeneca Finance; or
●	Other — any other event of default provided in any supplemental indenture or resolution of our board of directors under which a particular series is issued or in the form of security for such series.

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.

Remedies if an event of default occurs. If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the applicable indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the applicable indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the applicable indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the applicable indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the applicable indenture and outstanding (voting as one class), as the case may be, if certain conditions are met.

Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the applicable indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the applicable indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the applicable indenture and outstanding (treated as one class). Default in the payment of principal of or interest on or any sinking fund installment of debt securities of any series or a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security affected may only be modified or amended with the consent of such holder.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the applicable indenture.

Before the security holder bypasses the trustee and brings his or her own lawsuit or other formal legal action or takes other steps to enforce his or her rights or protects his or her interests relating to the debt securities of an applicable series, the following must occur:

●	the security holder must give the trustee written notice that an event of default with respect to an applicable series has occurred and remains uncured;
●	the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and
●	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period.

These limitations do not apply to a suit instituted by the security holder for the enforcement of payment of the principal or interest on a debt security of a particular series on or after the respective due dates.

With respect to debt securities issued by AstraZeneca PLC, the issuer will file annually with the trustee on or before March 31 in each year a written statement of certain of its officers certifying that, to their knowledge, the issuer has not defaulted on its covenants under the applicable indenture or else specifying any default that exists. With respect to debt securities issued by AstraZeneca Finance LLC, the issuer and the Guarantor will file annually with the trustee on or before March 31 in each year a written statement of certain of their officers certifying that, to their knowledge, the issuer and the Guarantor have not defaulted on their covenants under the applicable indenture or else specifying any default that exists.

For any series of debt securities that is a series of original issue discount securities the applicable prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.

Modification of the Indentures and Waiver

There are three types of changes which the applicable issuer can make to the applicable indenture and any series of debt securities under the applicable indenture.

Changes not requiring approval. The first type of change does not require any vote by holders of debt securities. The security holder’s consent is not required to do any of the following:

●	to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;
●	to evidence the succession of any successor corporation to the applicable issuer or the Guarantor as described under “Mergers and Similar Events” above;
●	to evidence the succession of any successor trustee under the applicable indenture or to add to or change any provisions of the applicable indenture as necessary to provide for the appointment of an additional trustee or trustees;
●	to add to the covenants or to add additional events of default for the benefit of the holders of any series of the applicable debt securities;
●	to cure any ambiguity or to correct or supplement any provision of the applicable indenture that may be defective or inconsistent with any other provision of such indenture; or
●	to make any other provisions with respect to matters or questions arising under the applicable indenture as the board of directors of the applicable issuer or AstraZeneca PLC, as guarantor, may deem necessary or desirable and that shall not adversely affect the interests of holders of any applicable series of the debt securities in any material respect.

Changes requiring the approval of a majority of holders. The second type of change to either indenture and the debt securities requires a vote in favor by holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the applicable indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below.

Changes requiring the security holder’s approval. Third, there are changes that cannot be made to the security holder’s debt securities without the specific approval of each affected holder. The security holder’s consent is required before we could do any of the following:

●	extend the final maturity of a debt security;
●	reduce the principal amount of a debt security;
●	reduce the rate or extend the time of payment of any interest on a debt security;
●	reduce any amount payable on redemption of a debt security;
●	reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;
●	impair your right to sue for payment;
●	impair any right of repayment at the option of the holder;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;
●	change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments; or
●	with respect to the debt securities issued by AstraZeneca Finance LLC, change, in any manner adverse to the interest of holders of the debt securities, the terms and provisions of the guarantees in respect of the due and punctual payment of principal of and interest on the debt securities.

Satisfaction, Discharge and Defeasance

The applicable issuer may terminate its repayment and obligations on a particular series of the debt securities, when:

●	such issuer has paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series; or
●	such issuer has delivered to the trustee for cancellation all outstanding debt securities of any series; or
●	all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and the applicable issuer has made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name of the issuer; and
●	the applicable issuer has deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any, and paid all other sums payable under the applicable indenture.

The applicable issuer may legally release itself from any payment or other obligations on the debt securities of a particular series, except for various obligations described below, if such issuer, in addition to other actions, puts in place the following arrangements for you:

●	the applicable issuer must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the series a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and
●	the applicable issuer must deliver to the trustee either a legal opinion of its counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same U.S. federal income tax as would be the case if the defeasance did not occur or a ruling to that effect received from or published by the IRS.

However, even if the applicable issuer takes these actions, a number of obligations relating to the debt securities will remain. These include the following obligations:

●	to register the transfer and exchange of debt securities and the right of optional redemption, if any;
●	to replace mutilated, defaced, destroyed, lost or stolen debt securities;
●	to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;
●	immunities of the trustee; and
●	to hold money for payment in trust.

Government obligation means securities that are:

●	direct obligations of the U.S. or any foreign government of a sovereign state for the payment of which is pledged by the full faith and credit of the U.S. or such foreign government; or
●	obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the U.S. or any foreign government of a sovereign state the payment of which is unconditionally guaranteed as a full faith and credit obligation of the U.S. or such foreign government, and are not callable or redeemable at the option of the applicable issuer.

Government obligation also includes:

●	a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt.

Notices

Each applicable issuer and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records.

Regardless of who acts as paying agent, all money that the applicable issuer pays to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to the applicable issuer. After that two-year period, the security holder may look only to the applicable issuer for payment and not to the trustee, any other paying agent or anyone else.

Governing Law

The debt securities, the guarantees and each of the indenture will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon acts as the trustee with respect to certain debt securities of certain of our subsidiaries.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving the applicable issuer notice or the applicable issuer’s default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities of a series or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

C.	4.000% Notes due 2029 and 4.375% Notes due 2048

Prospectus Supplement:

DESCRIPTION OF NOTES

General

We offered $1,000,000,000 initial aggregate principal amount of 4.000% Notes due 2029 (the “2029 Notes”) and $750,000,000 initial aggregate principal amount of 4.375% Notes due 2048 (the “2048 Notes”, and together with the 2029 Notes, the “Fixed Rate Notes” or the “Notes”), each as a separate series of Notes under the Indenture, and, as such, each series of Notes vote and act, and may be redeemed, separately. The Notes are governed by New York law.

The Notes are unsecured, unsubordinated indebtedness of AstraZeneca PLC and rank equally with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness from time to time outstanding.

There is no sinking fund for any series of Notes. We have listed the Notes on the New York Stock Exchange.

Interest Payments and Maturity

For purposes of the description below, “business day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the Notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close. A “London business day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Maturity. The entire principal amount of the 2029 Notes and the 2048 Notes will mature and become due and payable, together with any accrued and unpaid interest, on January 17, 2029 and August 17, 2048, respectively.

Interest Rate. Each of the 2029 Notes and the 2048 Notes will bear interest from August 17, 2018 until their principal amount is paid or made available for payment, at a rate equal to 4.000% and 4.375% per annum, respectively, calculated on the basis of a 360-day year and twelve 30-day months.

Interest Payment Dates. Interest on the 2029 Notes will be paid semi-annually in arrears on January 17 and July 17 of each year, commencing January 17, 2019 (each, a “2029 Fixed Rate Interest Payment Date”). Interest on the 2048 Notes will be paid semi-annually in arrears on February 17 and August 17 of each year, commencing February 17, 2019 (each, a “2048 Fixed Rate Interest Payment Date”, and together with each 2029 Fixed Rate Interest Payment Date, each a “Fixed Rate Interest Payment Date”). However, if a Fixed Rate Interest Payment Date would fall on a day that is not a business day, the Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a business day, but no additional interest shall be paid unless we fail to make payment on such date.

Interest Periods. The first interest period for the Fixed Rate Notes will be the period from and including the issue date to but excluding the first Fixed Rate Interest Payment Date. Thereafter, the interest periods for the Fixed Rate Notes will be the periods from and including the Fixed Rate Interest Payment Dates to but excluding the immediately succeeding Fixed Rate Interest Payment Date (together with the first interest period, each a “Fixed Rate Interest Period”). The final Fixed Rate Interest Period will be the period from and including the Fixed Rate Interest Payment Date immediately preceding the maturity date to the maturity or the redemption date.

Redemption

As explained below, under certain circumstances we may redeem the Notes before they mature. This means that we may repay them early. If we redeem one series of Notes we will have no obligation to redeem any other series. The security holder has no right to require us to redeem the Notes. Notes will stop bearing interest on the redemption date, even if the security holder does not collect his or her money. We will give notice to DTC of any redemption we propose to make at least 15 days, but no more than 30 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Subject to the optional tax redemption described below, we may not redeem the Floating Rate Notes prior to maturity.

Optional Redemption

We may redeem the Fixed Rate Notes of each series, in whole or in part, from time to time as follows: (i) prior to the Par Call Date (as set forth below), at a redemption price equal to the greater of (A) 100% of the principal amount of the Fixed Rate Notes to be redeemed, and (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes to be redeemed (assuming for this purpose that such series of Fixed Rate Notes matured on the applicable Par Call Date and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the Make-Whole Spread (as set forth below) and (ii) on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

In connection with such optional redemption, the following defined terms apply:

●	“Comparable treasury issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Fixed Rate Notes (assuming for this purpose that such series of Fixed Rate Notes matured on the applicable Par Call Date).
●	“Comparable treasury price” means, with respect to any redemption date, (i) the average, as determined by the Quotation Agent, of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (ii) if the Quotation Agent obtains fewer than three such reference treasury dealer quotations, the average of all such quotations.
●	“Make-Whole Spread” means, with respect to (i) the 2029 Notes, 20 basis points and (ii) the 2048 Notes, 25 basis points.
●	“Par Call Date” means, with respect to (i) the the 2029 Notes, October 17, 2028 and (ii) the 2048 Notes, February 17, 2048.
●	“Quotation Agent” means the reference treasury dealer appointed by us.
●	“Reference treasury dealer” means (i) each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC and their respective successors or affiliates; provided, however, that if the foregoing shall cease to be a primary US government securities dealer in New York City (a “primary treasury dealer”), we shall substitute therefor another primary treasury dealer; and (ii) any other primary treasury dealer selected by us.
●	“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m., Eastern Standard Time, on the third business day preceding such redemption date.
●	“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

Optional Tax Redemption

In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described below under “— Payment of Additional Amounts”, we may redeem all, but not less than all, of each series of Notes at a price equal to 100% of the principal amount of each series of Notes plus accrued interest thereon to but excluding the date of redemption. This means we may repay any one or each series of Notes early. We discuss our ability to redeem the Notes in greater detail under “Description of Debt Securities — Optional Tax Redemption” in the accompanying prospectus.

Further Issuances

We may, without the consent of the holders of any series of Notes, issue additional Notes of each or any such series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the applicable series of Notes described in this prospectus supplement. Any such additional Notes, together with the applicable series of Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Notes or other debt securities that we may issue under such Indenture.

Form, Denomination, Clearance and Settlement

We will issue the Notes in fully registered form. Each series of Notes will be represented by one or more global securities registered in the name of a nominee of DTC. The security holder will hold beneficial interests in the Notes through DTC in book-entry form. The Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The underwriters expect to deliver the Notes through the facilities of DTC on August 17, 2018. Indirect holders trading their beneficial interests in the Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Payment of principal of and interest on each series of Notes, so long as the Notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Payment of Additional Amounts

We agree that any amounts to be paid by us under the Notes of principal, premium and interest in respect of the Notes will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (at the time of the issuance, the UK) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by the security holder with any relevant administrative requirements) pay such additional amounts as will result in the receipt of such amounts as would have been received by the holder had no such withholding or deduction been required, provided that we will not have to pay additional amounts if:

(i)the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s (or certain related parties’) connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the Note or by receiving principal, premium, if any, or interest, if any, on the Note, or enforcing the Note. These connections include where the holder or related party:
●	is or has been a domiciliary, national or resident of such jurisdiction;
●	is or has been engaged in a trade or business in such jurisdiction;
●	has or had a permanent establishment in such jurisdiction; or
●	is or has been physically present in such jurisdiction;
(ii)the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the Note for payment, if presentation is required, more than 30 days after the Note became due or payment was provided for;
(iii)the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
(iv)the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant Note;

(v)the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner, upon a reasonable request, addressed to the holder, to comply with any certification, identification or other reporting requirement under a reasonable request, addressed to the holder, concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, if compliance is required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
(vi)the tax, levy, impost or other governmental charge is required by Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service under or with respect to FATCA; or
(vii)any combination of the taxes referred to in (i) through (vi) above.

In addition, no payments of additional amounts will be made with respect to any payment on a Note if the holder of the Note is a fiduciary, partnership or a person other than the sole beneficial owner of any payment, and, by the laws of the jurisdiction in which we are resident for tax purposes, that payment would be required for tax purposes to be included in income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, member or beneficial owner been the holder of the relevant Note.

We will remit the full amount of any taxes withheld to the applicable taxing authorities in accordance with the applicable law. We will also provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of any taxes in respect of which we have paid additional amounts. We will provide copies of such documentation to the holders of the Notes upon request.

Any reference in this prospectus supplement, the Indenture or the Notes to principal, premium or interest in respect of the Notes will be deemed also to refer to any additional amounts that may be payable with respect to such principal, premium or interest under the obligations referred to in this subsection.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on each series of Notes as described under “Description of Debt Securities — Satisfaction, Discharge and Defeasance” in the Base Prospectus.

Paying and Calculation Agent

The principal corporate trust office of the trustee in The City of New York is designated as the principal paying agent. See “— Trustee” immediately below. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts. The trustee will also serve as the calculation agent with respect to the Floating Rate Notes pursuant to a Calculation Agency Agreement to be dated as of August 17, 2018 between us and The Bank of New York Mellon.

Trustee

As a result of the transfer of JPMorgan Chase Bank’s corporate trust business to The Bank of New York Mellon (formerly known as The Bank of New York), effective October 1, 2006, The Bank of New York Mellon is the trustee under the Indenture. The trustee’s address is The Bank of New York Mellon, Corporate Trust Office, 101 Barclay Street, New York, NY 10286. The trustee will also serve as the paying agent for the Notes and as the calculation agent with respect to the Floating Rate Notes. See “— Paying and Calculation Agent” immediately above.

See “Description of Debt Securities — Concerning the Trustee” and “Description of Debt Securities — Default and Related Matters” in the Base Prospectus below for a description of the trustee’s procedures and remedies available in the event of default.

Base Prospectus:

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities using this prospectus. As required by US federal law for all publicly offered corporate bonds and notes, the debt securities are governed by a document called an indenture. The indenture relating to the debt securities issued by us is a contract, dated as of April 1, 2004, between AstraZeneca PLC and JPMorgan Chase Bank, as trustee. As a result of the transfer of JPMorgan Chase Bank’s corporate trust business to The Bank of New York Mellon effective October 1, 2006, The Bank of New York Mellon is the trustee under the indenture. See “— The Trustee” below.

In this description “the security holder” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the section “Legal Ownership — Street Names and Other Indirect Holders” in the Base Prospectus.

General

This section summarizes the material provisions of the indenture and the debt securities. Because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all of the indenture provisions, including some of the terms used and defined in the indenture. We describe the meaning of only the more important terms in this prospectus. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the applicable prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of the security holder’s series of debt securities described in the prospectus supplement.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. The indenture is an exhibit incorporated by reference into this prospectus.

The debt securities are unsecured obligations of AstraZeneca PLC. The debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law.

The Trustee

The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank) is the trustee under the indenture. As trustee, it has two main roles:

●	first, it can enforce the security holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee may act on the security holder’s behalf, described under “Defaults and Related Matters — Remedies if an event of default occurs” below; and
●	second, the trustee performs administrative duties for us, such as sending the security holder interest payments and notices.

Types of Debt Securities

The indenture does not limit the amount of debt securities that we can issue. It provides that debt securities may be issued in one or more series up to the aggregate principal amount as we authorize from time to time. All debt securities of one series need not be issued at the same time and we may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

●	the title of the series of debt securities;
●	the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;
●	any stock exchange on which we will list the debt securities;
●	the date or dates on which we will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;
●	any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;
●	the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments or the method by which such date or dates will be determined and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;
●	the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the trustee in New York, New York;
●	the price or prices at which, the period or periods within which, the currency or currencies, currency unit or composite currency in which, and the terms and conditions upon which we may redeem the series of debt securities in whole or in part;

●	any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other term and condition upon which the debt securities will be redeemed, repaid or purchased;
●	the denominations in which debt securities of the series are issuable, if other than denominations of $2,000 and any whole multiple of $1,000 in excess thereof;
●	the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared, if other than the principal amount;
●	the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than US dollars;
●	whether we or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;
●	whether we will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;
●	any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;
●	the forms of the series of debt securities;
●	the applicability of the provisions described later under “— Satisfaction, Discharge and Defeasance”;
●	any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;
●	if applicable, a discussion of any additional or alternative material US federal income and UK tax considerations; and
●	any other special features of the series of debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities offered and sold at a substantial discount to their stated principal amount.

Overview of the Remainder of this Description

The remainder of this description summarizes:

●	Additional mechanics relevant to the debt securities under normal circumstances, such as how the security holder transfers ownership and where we make payments.
●	The security holder’s right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.
●	The security holder’s rights under several special situations, such as if we merge with another company or if we want to redeem the debt securities for tax reasons.
●	Covenants contained in the indenture that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have different covenants.
●	The security holder’s rights if we default.
●	The security holder’s rights if we want to modify the indenture.
●	Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued only in fully registered form without interest coupons in denominations of $2,000 or whole multiples of $1,000 in excess thereof. The security holder may have his or her debt securities broken into more debt securities of smaller denominations of whole multiples of $1,000 (but not less than a minimum denomination of $2,000) or combined into fewer debt securities of larger denominations of whole multiples of $1,000, as long as the total principal amount is not changed. This is called an exchange.

The security holder may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and for transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

The security holder may not exchange his or her registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer.

The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with the security holder’s proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we first mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to the security holder if he or she is a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if the security holder no longer owns the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the applicable prospectus supplement.

Unless provided otherwise in the applicable prospectus supplement, we will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York Mellon (as successor paying agent to JPMorgan Chase Bank) in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. At our option, we may pay interest on any debt securities by check mailed to the registered holders.

Some of the debt securities may be denominated, and payments may be made, in currencies other than US dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may arrange for additional payment offices, or may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York. Whenever there are changes in the paying agents for any particular series of debt securities we must notify the trustee.

Payment of Additional Amounts

Unless provided otherwise in the applicable prospectus supplement, we agree that any amounts to be paid by us under any series of debt securities of principal, premium and interest in respect of the debt securities will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (at the time of the issuance, the UK) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by the security holder with any relevant administrative requirements) pay such additional amounts as will result in the receipt of such amounts as would have been received by the holder had no such withholding or deduction been required.

The indenture provides that we will not have to pay additional amounts in certain specified circumstances, and that those circumstances may be modified or supplemented for different series of debt securities. Unless the applicable prospectus supplement for a series of debt securities provides otherwise, debt securities issued using this prospectus will provide that we will not have to pay additional amounts if:

●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s (or certain related parties’) connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the debt security or by receiving principal, premium, if any, or interest, if any, on the debt security, or enforcing the debt security. These connections include where the holder or related party:
●	is or has been a domiciliary, national or resident of such jurisdiction;
●	is or has been engaged in a trade or business in such jurisdiction;
●	has or had a permanent establishment in such jurisdiction; or
●	is or has been physically present in such jurisdiction.
●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the debt security for payment, if presentation is required, more than 30 days after the security became due or payment was provided for;
●	the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
●	the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant debt security;
●	the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, as required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
●	the holder would have been able to avoid such withholding or deduction by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declarative, claim, certificate, document or other evidence establishing exemption therefrom;
●	the tax, levy, impost or other governmental charge is imposed by the US or any political subdivision or taxing authority thereof or therein;
●	the holder of the debt security is a fiduciary, partnership or a person other than the sole beneficial owner of any payment that would be required, by the laws of the jurisdiction in which we are resident for tax purposes, to be included in income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder; or
●	any combination of the exceptions listed above.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the UK, the US or any other country which is a member of the Organization for Economic Cooperation and Development. We are also generally permitted to sell or convey our property as an entirety or substantially as an entirety to such other entity. Our ability to take some of these actions is restricted in the following ways:

●	any entity succeeding us must assume our obligations in relation to the debt securities and under the indenture; and
●	if the succeeding entity is not organized under the laws of the UK or a State of the United States, the succeeding entity’s assumption of our obligations in relation to the debt securities and under the indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts”.

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a principal property of ours or of a restricted subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “— Limitation on Liens”. If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

Optional Tax Redemption

Unless provided otherwise in the applicable prospectus supplement, we have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the applicable prospectus supplement. We must give the security holder between 30 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the jurisdiction in which we are resident for tax purposes, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of an amendment to, any treaty, we would have to pay additional amounts as described under “—Payment of Additional Amounts”.

This first situation applies only in the case of changes, amendments, applications, interpretations or executions that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities (or if no such date is specified, the first date on which debt securities of such series were issued). If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes, and the applicable date will be the date such entity became successor, rather than the date specified in the preceding sentence.

The second situation is where our independent legal advisor has advised us that, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the jurisdiction in which we are resident for tax purposes, after the date specified in the prospectus supplement for the applicable series of debt securities, we would have to pay additional amounts as described under “—Payment of Additional Amounts” and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us. If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes and the applicable date will be the date such entity became our successor.

Covenants

Limitation on Liens

Some of our property and the property of our subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including the security holder and the other direct holders of the debt securities, or over our general creditors if we fail to repay them. These preferential rights are generally called liens.

We undertake that we and certain of our subsidiaries, which we refer to as “restricted subsidiaries”, will not become obligated on any new debt for borrowed money that is secured by a lien on any principal property or on any shares of stock or indebtedness of any of our restricted subsidiaries unless we grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

●	Restricted subsidiary means any wholly-owned subsidiary:
●	with substantially all of its property located within the UK or the US; and
●	which owns a principal property;

but does not include any wholly-owned subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.

●	A wholly-owned subsidiary means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by us, or by one or more of our wholly-owned subsidiaries or by us and one or more of our wholly-owned subsidiaries.
●	A subsidiary, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.

●	Principal property means any manufacturing plant or facility or any research facility owned by us or any restricted subsidiary. A principal property must also be located within the UK or the US and have a gross book value (before deducting any depreciation reserve) exceeding 2% of our consolidated net tangible assets. Principal property does not include:
●	any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or
●	any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property.

We do not need to comply with this restriction if the amount of all debt that would be secured by liens on our principal properties and the shares of stock or indebtedness of our restricted subsidiaries is no more than 15% of our consolidated net tangible assets.

●	Our consolidated net tangible assets mean AstraZeneca PLC’s consolidated total assets, after deducting:
●	all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and
●	all goodwill, trade names, trademarks, patents and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders.

This restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:

●	any lien on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a restricted subsidiary;
●	any lien on property or shares of stock existing at the time of acquisition of that property or those shares of stock, or to secure the payment of all or any part of the purchase price of that property or those shares of stock, or to secure any debt incurred before, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of the shares of stock and, in the case of property, the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of the commercial operation of the property, where the debt is incurred to finance all or any part of the purchase price;
●	any lien securing debt owed to us or to any of our restricted subsidiaries by us or any of our restricted subsidiaries;
●	any lien existing at the date of the indenture;
●	any lien on a principal property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that principal property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;
●	any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either us or a restricted subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to us or a restricted subsidiary;
●	any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;
●	any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;
●	any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for our benefit and/or the benefit of any restricted subsidiary;
●	any lien incurred or deposits made in the ordinary course of business, including but not limited to:
●	any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;
●	any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and
●	any easements, rights-of-way, restrictions and other similar charges;

●	any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;
●	any lien securing taxes or assessments or other applicable governmental charges or levies;
●	any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and
●	any lien in favor of us or any subsidiary of ours.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:

●	any liens on property of ours or a restricted subsidiary in favor of the US or any State of the US, or the UK, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens.

Limitation on Sale and Lease-Back Transactions

Neither we nor any of our restricted subsidiaries will enter into any sale and lease-back transaction involving a principal property without complying with this covenant.

A sale and lease-back transaction is an arrangement between us or a restricted subsidiary and any person in which we or the restricted subsidiary leases back for a term of more than three years a principal property that we or the restricted subsidiary has sold or transferred to that person.

We and our restricted subsidiaries may enter into sale and lease-back transactions provided that the total amount of attributable debt attributable to all sale and lease-back transactions plus other debt of ours or any of our restricted subsidiaries that is secured by liens (but excluding debt secured by liens on property that we or a restricted subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the debt securities offered by this prospectus as described under “— Limitation on Liens” above) does not exceed 15% of consolidated net tangible assets.

This restriction does not apply to any sale and lease-back transaction if:

●	we or the restricted subsidiary seeking to enter into the sale and lease-back could incur, assume or guarantee debt secured by a lien on the principal property to be leased without equally and ratably securing the debt securities offered by this prospectus as a result of one or more of the exceptions to the limitation on liens as described under “— Limitation on Liens” above;
●	within twelve months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by us or a restricted subsidiary, we apply, an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the principal property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to
●	the retirement of indebtedness for money borrowed, incurred or assumed by us or any restricted subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt, or
●	investment in any principal property or principal properties.

This restriction on sale and lease-back transactions also does not apply to any transaction between us and a restricted subsidiary, or between restricted subsidiaries.

Attributable debt means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the indenture, compounded semi-annually) of our or a restricted subsidiary’s obligation for rental payments for the remaining term of any lease in a sale and lease-back transaction.

Default and Related Matters

Events of Default

A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.

What is an event of default? An event of default means any of the following:

●	Interest — default for 30 days in the payment of any installment of interest on the series of debt securities;
●	Principal — default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;
●	Sinking Fund Installment — default in the payment of any sinking fund installment as and when such installment becomes due and payable by the specific terms of the series of debt securities or beyond any period of grace;
●	Covenant — breach or default by us in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for ninety days after we receive written notice of the default from the trustee or we and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;
●	Bankruptcy — certain events of bankruptcy, insolvency or reorganization affecting us; or
●	Other — any other event of default provided in any supplemental indenture or resolution of our board of directors under which a particular series is issued or in the form of security for such series.

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.

Remedies if an event of default occurs. If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the indenture and outstanding (voting as one class), as the case may be, if certain conditions are met.

Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class). Default in the payment of principal of or interest on or any sinking fund installment of debt securities of any series or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security affected may only be modified or amended with the consent of such holder.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the indenture.

Before the security holder bypasses the trustee and bring his or her own lawsuit or other formal legal action or takes other steps to enforce his or her rights or protects his or her interests relating to the debt securities, the following must occur:

●	the security holder must give the trustee written notice that an event of default has occurred and remains uncured;
●	the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and
●	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period.

These limitations do not apply to a suit instituted by the security holder for the enforcement of payment of the principal or interest on a debt security on or after the respective due dates.

We will file annually with the trustee on or before March 31 in each year a written statement of certain of our officers certifying that, to their knowledge, we have not defaulted on our covenants under the indenture or else specifying any default that exists.

For any series of debt securities that is a series of original issue discount securities the applicable prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.

Modification of the Indenture and Waiver

There are three types of changes we can make to the indenture and any series of the debt securities.

Changes not requiring approval. The first type of change does not require any vote by holders of debt securities. The security holder’s consent is not required to do any of the following:

●	to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;
●	to evidence the succession of any successor corporation to us as described under “Mergers and Similar Events” above;
●	to evidence the succession of any successor trustee under the indenture or to add to or change any provisions of the indenture as necessary to provide for the appointment of an additional trustee or trustees;
●	to add to our covenants or to add additional events of default for the benefit of the holders of any series of the debt securities;
●	to cure any ambiguity or to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture; or
●	to make any other provisions with respect to matters or questions arising under the indenture as our board of directors may deem necessary or desirable and that shall not adversely affect the interests of holders of any series of the debt securities in any material respect.

Changes requiring the approval of a majority of holders. The second type of change to the indenture and the debt securities requires a vote in favor by holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below.

Changes requiring the security holder’s approval. Third, there are changes that cannot be made to the security holder’s debt securities without the specific approval of each affected holder. The security holder’s consent is required before we could do any of the following:

●	extend the final maturity of a debt security;
●	reduce the principal amount of a debt security;
●	reduce the rate or extend the time of payment of any interest on a debt security;
●	reduce any amount payable on redemption of a debt security;

●	reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;
●	impair the security holder’s right to sue for payment;
●	impair any right of repayment at the option of the holder;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; or
●	change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments.

Satisfaction, Discharge and Defeasance

We may terminate our repayment and obligations on the debt securities, when:

●	we have paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series; or
●	we have delivered to the trustee for cancellation all outstanding debt securities of any series; or
●	all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name; and
●	we have deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any, and paid all other sums payable under the indenture.

We may legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for the security holder:

●	we must deposit in trust for the security holder’s benefit and the benefit of all other direct holders of the debt securities a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and
●	we must deliver to the trustee a legal opinion of our counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for US federal income tax purposes as a result of the defeasance and will be subject to the same US federal income tax as would be the case if the defeasance did not occur.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

●	to register the transfer and exchange of debt securities and our right of optional redemption, if any;
●	to replace mutilated, defaced, destroyed, lost or stolen debt securities;
●	to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;
●	immunities of the trustee; and
●	to hold money for payment in trust.

Government obligation means securities that are:

●	direct obligations of the US or any foreign government of a sovereign state for the payment of which is pledged by the full faith and credit of the US or such foreign government; or
●	obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the US or any foreign government of a sovereign state the payment of which is unconditionally guaranteed as a full faith and credit obligation of the US or such foreign government;

and are not callable or redeemable at the option of the issuer. Government obligation also includes:

●	a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt.

Notices

We and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to us. After that two-year period, the security holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon acts as the trustee with respect to certain debt securities of certain of our subsidiaries.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving us notice or our default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

D.	4.375% Notes due 2045

Prospectus Supplement:

DESCRIPTION OF NOTES

General

We offered 1,000,000,000 initial aggregate principal amount of 4.375% Notes due 2045 (the “2045 Notes”, “Fixed Rate Notes” or the “notes”), each as a separate series of notes under the Indenture, and, as such, each series of notes vote and act, and may be redeemed, separately. The notes are governed by New York law.

The notes are unsecured, unsubordinated indebtedness of AstraZeneca PLC and rank equally with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness from time to time outstanding.

There is no sinking fund for any series of notes. We have listed the notes on the New York Stock Exchange.

Interest Payments and Maturity

For purposes of the description below, “business day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close. A “London business day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Fixed Rate Notes

Maturity. The entire principal amount of the 2045 Notes will mature and become due and payable, together with any accrued and unpaid interest, on November 16, 2020, November 16, 2025 and November 16, 2045, respectively.

Interest Rate. Each of the 2045 Notes will bear interest from their respective original issue date until their principal amount is paid or made available for payment, at a rate equal to 2.375%, 3.375% and 4.375% per annum, respectively, calculated on the basis of a 360-day year and twelve 30-day months.

Interest Payment Dates. Interest on the Fixed Rate Notes will be paid semi-annually in arrears on May 16 and November 16 of each year, commencing May 16, 2016 (each a “Fixed Rate Interest Payment Date”). However, if a Fixed Rate Interest Payment Date would fall on a day that is not a business day, the Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a business day, but no additional interest shall be paid unless we fail to make payment on such date.

Interest Periods. The first interest period for the Fixed Rate Notes will be the period from and including the issue date to but excluding the first Fixed Rate Interest Payment Date. Thereafter, the interest periods for the Fixed Rate Notes will be the periods from and including the Fixed Rate Interest Payment Dates to but excluding the immediately succeeding Fixed Rate Interest Payment Date (together with the first interest period, each a “Fixed Rate Interest Period”). The final Fixed Rate Interest Period will be the period from and including the Fixed Rate Interest Payment Date immediately preceding the maturity date to the maturity date.

Redemption

As explained below, under certain circumstances we may redeem the notes before they mature. This means that we may repay them early. If we redeem one series of notes we will have no obligation to redeem any other series. The security holder has no right to require us to redeem the notes. Notes will stop bearing interest on the redemption date, even if the security holder does not collect his or her money. We will give notice to DTC of any redemption we propose to make at least 30 days, but no more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Optional Redemption

We may redeem the Fixed Rate Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of such series of Fixed Rate Notes, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the series of Fixed Rate Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the Make-Whole Spread (as set forth below) plus, in each case, accrued interest thereon to the date of redemption. In connection with such optional redemption, the following defined terms apply:

●	“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.
●	“Comparable treasury issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Fixed Rate Notes.
●	“Comparable treasury price” means, with respect to any redemption date, (i) the average, as determined by the Quotation Agent, of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (ii) if the Quotation Agent obtains fewer than three such reference treasury dealer quotations, the average of all such quotations.
●	“Quotation Agent” means the reference treasury dealer appointed by us.
●	“Reference treasury dealer” means (i) each of Barclays Capital Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, and their respective successors or affiliates; provided, however, that if the foregoing shall cease to be a primary US government securities dealer in New York City (a “primary treasury dealer”), we shall substitute therefor another primary treasury dealer; and (ii) any other primary treasury dealer selected by us.
●	“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m., Eastern Standard Time, on the third business day preceding such redemption date.
●	“Make-Whole Spread” means 25 basis points, with respect to the 2045 Notes.

Optional Tax Redemption

In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described below under “— Payment of Additional Amounts”, we may redeem all, but not less than all, of each series of notes at a price equal to 100% of the principal amount of each series of notes plus accrued interest to the date of redemption. This means we may repay any one or each series of notes early. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities — Optional Tax Redemption” in the accompanying prospectus.

Further Issuances

We may, without the consent of the holders of any series of notes, issue additional notes of each or any such series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the applicable series of notes described in this prospectus supplement. Any such additional notes, together with the applicable series of notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

We may offer additional notes of any series of notes with OID for US federal income tax purposes as part of a further issue. Purchasers of notes of such series after the date of any further issue will not be able to differentiate between notes sold as part of such further issue and previously issued notes. If we were to issue additional notes with OID, purchasers of notes after such further issue may be required to accrue OID with respect to their notes. This may affect the price of outstanding notes of such series following a further issue. Purchasers are advised to consult legal counsel with respect to the implications of any future decision by us to undertake a further issue of notes of any series with OID.

Form, Denomination, Clearance and Settlement

We will issue the notes in fully registered form. Each series of notes will be represented by one or more global securities registered in the name of a nominee of DTC. The security holder will hold beneficial interests in the notes through DTC in book-entry form. The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The underwriters expect to deliver the notes through the facilities of DTC on November 16, 2015. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Payment of principal of and interest on each series of notes, so long as the notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Payment of Additional Amounts

We agree that any amounts to be paid by us under the notes of principal, premium and interest in respect of the notes will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (at the time of the issuance, the UK) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by the security holder with any relevant administrative requirements) pay such additional amounts as will result in the receipt of such amounts as would have been received by the holder had no such withholding or deduction been required, provided that we will not have to pay additional amounts if:

(i) the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the note or by receiving principal, premium, if any, or interest, if any, on the note, or enforcing the note. These connections include where the holder or related party:

●	is or has been a domiciliary, national or resident of such jurisdiction;
●	is or has been engaged in a trade or business in such jurisdiction;
●	has or had a permanent establishment in such jurisdiction; or
●	is or has been physically present in such jurisdiction.

(ii) the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the note for payment, if presentation is required, more than 30 days after the security became due or payment was provided for;

(iii) the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

(iv) the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant note;

(v) the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, as required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

(vi) the tax, levy, impost or other governmental charge is required to be made pursuant to the European Union Directive 2003/48/EC on the taxation of savings or any other directive amending, supplementing or replacing such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive or directives;

(vii) the holder would have been able to avoid such withholding or deduction by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declarative, claim, certificate, document or other evidence establishing exemption therefrom;

(viii) the holder would have been able to avoid such withholding or deduction by presenting the relevant note to another paying agent in a Member State of the EU or elsewhere;

(ix) the tax, levy, impost or other governmental charge is required by Sections 1471 through 1474 of the Code (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service under or with respect to FATCA; or

(x) any combination of the taxes referred to in (i) through (ix) above.

In addition, no payments of additional amounts will be made with respect to any payment on a note if the holder of the note is a fiduciary, partnership or a person other than the sole beneficial owner of any payment that would be required, by the laws of the jurisdiction in which we are resident for tax purposes, to be included in income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder of the relevant notes.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on each series of notes as described under “Description of Debt Securities — Satisfaction, Discharge and Defeasance” in the Base Prospectus.

Paying and Calculation Agent

The principal corporate trust office of the trustee in The City of New York is designated as the principal paying agent. See “— Trustee” immediately below. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Trustee

As a result of the transfer of JPMorgan Chase Bank’s corporate trust business to The Bank of New York Mellon (formerly known as The Bank of New York), effective October 1, 2006, The Bank of New York Mellon is the trustee under the Indenture. The trustee’s address is The Bank of New York Mellon, Corporate Trust Office, 101 Barclay Street, New York, NY 10286. The trustee will also serve as the paying agent for the notes. See “— Paying and Calculation Agent” immediately above.

Base Prospectus:

DESCRIPTION OF DEBT SECURITIES

The debt securities are unsecured obligations of AstraZeneca PLC. The debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law.

The Trustee

The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank) is the trustee under the indenture. As trustee, it has two main roles:

●	first, it can enforce the security holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee may act on the security holder’s behalf, described under “Defaults and Related Matters - Remedies if an event of default occurs” below; and
●	second, the trustee performs administrative duties for us, such as sending the security holder interest payments and notices.

Types of Debt Securities

The indenture does not limit the amount of debt securities that we can issue. It provides that debt securities may be issued in one or more series up to the aggregate principal amount as we authorize from time to time. All debt securities of one series need not be issued at the same time and we may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

●	the title of the series of debt securities;
●	the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;
●	any stock exchange on which we will list the debt securities;
●	the date or dates on which we will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;
●	any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;
●	the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments or the method by which such date or dates will be determined and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;
●	the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the trustee in New York, New York;
●	the price or prices at which, the period or periods within which, the currency or currencies, currency unit or composite currency in which, and the terms and conditions upon which we may redeem the series of debt securities in whole or in part;
●	any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other term and condition upon which the debt securities will be redeemed, repaid or purchased;
●	the denominations in which debt securities of the series are issuable, if other than denominations of $2,000 and any whole multiple of $1,000 in excess thereof;
●	the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared, if other than the principal amount;
●	the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than US dollars;
●	whether we or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;
●	whether we will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;

●	any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;
●	the forms of the series of debt securities;
●	the applicability of the provisions described later under “- Satisfaction, Discharge and Defeasance”;
●	any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;
●	if applicable, a discussion of any additional material US federal income and UK tax considerations; and
●	any other special features of the series of debt securities.

Overview of the Remainder of this Description

The remainder of this description summarizes:

●	Additional mechanics relevant to the debt securities under normal circumstances, such as how the security holder transfers ownership and where we make payments.
●	The security holder’s right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.
●	The security holder’s rights under several special situations, such as if we merge with another company or if we want to redeem the debt securities for tax reasons.
●	Covenants contained in the indenture that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have different covenants.
●	The security holder’s rights if we default.
●	The security holder’s rights if we want to modify the indenture.
●	Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued only in fully registered form without interest coupons in denominations of $2,000 or whole multiples of $1,000 in excess thereof. The security holder may have his or her debt securities broken into more debt securities of smaller denominations of whole multiples of $1,000 (but not less than a minimum denomination of $2,000) or combined into fewer debt securities of larger denominations of whole multiples of $1,000, as long as the total principal amount is not changed. This is called an exchange.

The security holder may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and for transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

The security holder may not exchange his or her registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer.

The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with the security holder’s proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we first mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to the security holder if he or she is a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if the security holder no longer owns the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the prospectus supplement.

Unless otherwise specified in the prospectus supplement, we will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York Mellon (as successor paying agent to JPMorgan Chase Bank) in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. At our option, we may pay interest on any debt securities by check mailed to the registered holders.

Some of the debt securities may be denominated, and payments may be made, in currencies other than US dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may arrange for additional payment offices, or may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York. Whenever there are changes in the paying agents for any particular series of debt securities we must notify the trustee.

Payment of Additional Amounts

Unless provided otherwise in the applicable prospectus supplement, we agree that any amounts to be paid by us under any series of debt securities of principal, premium and interest in respect of the debt securities will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (at the time of the issuance, the UK) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by the security holder with any relevant administrative requirements) pay such additional amounts as will result in the receipt of such amounts as would have been received by the holder had no such withholding or deduction been required.

The indenture provides that we will not have to pay additional amounts in certain specified circumstances, and that those circumstances may be modified or supplemented for different series of debt securities. Unless the prospectus supplement for a series of debt securities provides otherwise, debt securities issued using this prospectus will provide that we will not have to pay additional amounts if:

●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s (or certain related parties’) connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the debt security or by receiving principal, premium, if any, or interest, if any, on the debt security, or enforcing the debt security. These connections include where the holder or related party:
●	is or has been a domiciliary, national or resident of such jurisdiction;
●	is or has been engaged in a trade or business in such jurisdiction;
●	has or had a permanent establishment in such jurisdiction; or
●	is or has been physically present in such jurisdiction.
●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the debt security for payment, if presentation is required, more than 30 days after the security became due or payment was provided for;
●	the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

●	the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant debt security;
●	the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, as required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
●	the tax, levy, impost or other governmental charge is imposed on a payment to or for an individual and is required to be made pursuant to the European Union Directive 2003/48/EC on the taxation of savings or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;
●	the holder would have been able to avoid such withholding or deduction by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declarative, claim, certificate, document or other evidence establishing exemption therefrom;
●	the tax, levy, impost or other governmental charge is imposed by the United States or any political subdivision or taxing authority thereof or therein;
●	the holder would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the EU or elsewhere;
●	the holder of the debt security is a fiduciary, partnership or a person other than the sole beneficial owner of any payment that would be required, by the laws of the jurisdiction in which we are resident for tax purposes, to be included in income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder; or
●	any combination of the exceptions listed above.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the United Kingdom, the United States or any other country which is a member of the Organization for Economic Cooperation and Development. We are also generally permitted to sell or convey our property as an entirety or substantially as an entirety to such other entity. Our ability to take some of these actions is restricted in the following ways:

●	any entity succeeding us must assume our obligations in relation to the debt securities and under the indenture;
●	if the succeeding entity is not organized under the laws of the United Kingdom or a State of the United States, the succeeding entity’s assumption of our obligations in relation to the debt securities and under the indenture must include the obligation to pay any additional amounts as described under “- Payment of Additional Amounts”.

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a principal property of ours or of a restricted subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “- Limitation on Liens”. If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

Optional Tax Redemption

We have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the applicable prospectus supplement. We must give the security holder between 30 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the jurisdiction in which we are resident for tax purposes, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of an amendment to, any treaty, we would have to pay additional amounts as described under “- Payment of Additional Amounts”.

This first situation applies only in the case of changes, amendments, applications, interpretations or executions that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities. If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes, and the applicable date will be the date such entity became successor, rather than the date specified in the prospectus supplement.

The second situation is where our independent legal adviser has advised us that, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the jurisdiction in which we are resident for tax purposes, after the date specified in the prospectus supplement for the applicable series of debt securities, we would have to pay additional amounts as described under “- Payment of Additional Amounts” and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us. If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes and the applicable date will be the date such entity became our successor.

Covenants

Limitation on Liens

Some of our property and the property of our subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including the security holder and the other direct holders of the debt securities, or over our general creditors if we fail to repay them. These preferential rights are generally called liens.

We undertake that we and certain of our subsidiaries, which we refer to as “restricted subsidiaries”, will not become obligated on any new debt for borrowed money that is secured by a lien on any principal property or on any shares of stock or indebtedness of any of our restricted subsidiaries unless we grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

●	Restricted subsidiary means any wholly-owned subsidiary:
●	with substantially all of its property located within the UK or the US; and
●	which owns a principal property;

but does not include any wholly-owned subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.

●	A wholly-owned subsidiary means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by us, or by one or more of our wholly-owned subsidiaries or by us and one or more of our wholly-owned subsidiaries.
●	A subsidiary, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.
●	Principal property means any manufacturing plant or facility or any research facility owned by us or any restricted subsidiary. A principal property must also be located within the UK or the US and have a gross book value (before deducting any depreciation reserve) exceeding 2% of our consolidated net tangible assets. Principal property does not include:
●	any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or
●	any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property.

We do not need to comply with this restriction if the amount of all debt that would be secured by liens on our principal properties and the shares of stock or indebtedness of our restricted subsidiaries is no more than 15% of our consolidated net tangible assets.

●	Our consolidated net tangible assets mean AstraZeneca PLC’s consolidated total assets, after deducting:
●	all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and

●	all goodwill, trade names, trademarks, patents and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders.

This restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:

●	any lien on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a restricted subsidiary;
●	any lien on property or shares of stock existing at the time of acquisition of that property or those shares of stock, or to secure the payment of all or any part of the purchase price of that property or those shares of stock, or to secure any debt incurred before, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of the shares of stock and, in the case of property, the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of the commercial operation of the property, where the debt is incurred to finance all or any part of the purchase price;
●	any lien securing debt owed to us or to any of our restricted subsidiaries by us or any of our restricted subsidiaries;
●	any lien existing at the date of the indenture;
●	any lien on a principal property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that principal property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;
●	any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either us or a restricted subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to us or a restricted subsidiary;
●	any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;
●	any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;
●	any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for our benefit and/or the benefit of any restricted subsidiary;
●	any lien incurred or deposits made in the ordinary course of business, including but not limited to:
●	any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;
●	any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and
●	any easements, rights-of-way, restrictions and other similar charges;
●	any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;
●	any lien securing taxes or assessments or other applicable governmental charges or levies;
●	any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and
●	any lien in favor of us or any subsidiary of ours.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:

●	any liens on property of ours or a restricted subsidiary in favor of the US or any State of the US, or the UK, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens.

Limitation on Sale and Lease-Back Transactions

Neither we nor any of our restricted subsidiaries will enter into any sale and lease-back transaction involving a principal property without complying with this covenant.

A sale and lease-back transaction is an arrangement between us or a restricted subsidiary and any person in which we or the restricted subsidiary leases back for a term of more than three years a principal property that we or the restricted subsidiary has sold or transferred to that person.

We and our restricted subsidiaries may enter into sale and lease-back transactions provided that the total amount of attributable debt attributable to all sale and lease-back transactions plus other debt of ours or any of our restricted subsidiaries that is secured by liens (but excluding debt secured by liens on property that we or a restricted subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the debt securities offered by this prospectus as described under “- Limitation on Liens” above) does not exceed 15% of consolidated net tangible assets.

This restriction does not apply to any sale and lease-back transaction if:

●	we or the restricted subsidiary seeking to enter into the sale and lease-back could incur, assume or guarantee debt secured by a lien on the principal property to be leased without equally and ratably securing the debt securities offered by this prospectus as a result of one or more of the exceptions to the limitation on liens as described under “- Limitation on Liens” above;
●	within twelve months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by us or a restricted subsidiary, we apply, an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the principal property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to
●	the retirement of indebtedness for money borrowed, incurred or assumed by us or any restricted subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt, or
●	investment in any principal property or principal properties.

This restriction on sale and lease-back transactions also does not apply to any transaction between us and a restricted subsidiary, or between restricted subsidiaries.

Attributable debt means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the indenture, compounded semi-annually) of our or a restricted subsidiary’s obligation for rental payments for the remaining term of any lease in a sale and lease-back transaction.

Default and Related Matters

Events of Default

A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.

What is an event of default? An event of default means any of the following:

●	Interest - default for 30 days in the payment of any installment of interest on the series of debt securities;
●	Principal - default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;
●	Sinking Fund Installment - default in the payment of any sinking fund installment as and when such installment becomes due and payable by the specific terms of the series of debt securities or beyond any period of grace;

●	Covenant - breach or default by us in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for ninety days after we receive written notice of the default from the trustee or we and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;
●	Bankruptcy - certain events of bankruptcy, insolvency or reorganization affecting us; or
●	Other - any other event of default provided in any supplemental indenture or resolution of our board of directors under which a particular series is issued or in the form of security for such series.

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.

Remedies if an event of default occurs. If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the indenture and outstanding (voting as one class), as the case may be, if certain conditions are met.

Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class). Default in the payment of principal of or interest on or any sinking fund installment of debt securities of any series or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security affected may only be modified or amended with the consent of such holder.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the indenture.

Before the security holder bypasses the trustee and brings his or her own lawsuit or other formal legal action or takes other steps to enforce his or her rights or protects his or her interests relating to the debt securities, the following must occur:

●	the security holder must give the trustee written notice that an event of default has occurred and remains uncured;
●	the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and
●	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period.

These limitations do not apply to a suit instituted by the security holder for the enforcement of payment of the principal or interest on a debt security on or after the respective due dates.

We will file annually with the trustee on or before March 31 in each year a written statement of certain of our officers certifying that, to their knowledge, we have not defaulted on our covenants under the indenture or else specifying any default that exists.

For any series of debt securities that is a series of original issue discount securities the prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.

Modification of the Indenture and Waiver

There are three types of changes we can make to the indenture and any series of the debt securities.

Changes not requiring approval. The first type of change does not require any vote by holders of debt securities. The security holder’s consent is not required to do any of the following:

●	to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;
●	to evidence the succession of any successor corporation to us as described under “Mergers and Similar Events” above;
●	to evidence the succession of any successor trustee under the indenture or to add to or change any provisions of the indenture as necessary to provide for the appointment of an additional trustee or trustees;
●	to add to our covenants or to add additional events of default for the benefit of the holders of any series of the debt securities;
●	to cure any ambiguity or to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture; or
●	to make any other provisions with respect to matters or questions arising under the indenture as our board of directors may deem necessary or desirable and that shall not adversely affect the interests of holders of any series of the debt securities in any material respect.

Changes requiring the approval of a majority of holders. The second type of change to the indenture and the debt securities requires a vote in favor by holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below.

Changes requiring the security holder’s approval. Third, there are changes that cannot be made to the security holder’s debt securities without the specific approval of each affected holder. The security holder’s consent is required before we could do any of the following:

●	extend the final maturity of a debt security;
●	reduce the principal amount of a debt security;
●	reduce the rate or extend the time of payment of any interest on a debt security;
●	reduce any amount payable on redemption of a debt security;
●	reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;
●	impair the security holder’s right to sue for payment;
●	impair any right of repayment at the option of the holder;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; or
●	change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments.

Satisfaction, Discharge and Defeasance

We may terminate our repayment and obligations on the debt securities, when:

●	we have paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series; or
●	we have delivered to the trustee for cancellation all outstanding debt securities of any series; or

●	all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name; and
●	we have deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any, and paid all other sums payable under the indenture.

We may legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for the security holder:

●	we must deposit in trust for the security holder’s benefit and the benefit of all other direct holders of the debt securities a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and
●	we must deliver to the trustee a legal opinion of our counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for US federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

●	to register the transfer and exchange of debt securities and our right of optional redemption, if any;
●	to replace mutilated, defaced, destroyed, lost or stolen debt securities;
●	to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;
●	immunities of the trustee; and
●	to hold money for payment in trust.

Government obligation means securities that are:

●	direct obligations of the US or any foreign government of a sovereign state for the payment of which is pledged by the full faith and credit of the US or such foreign government; or
●	obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the US or any foreign government of a sovereign state the payment of which is unconditionally guaranteed as a full faith and credit obligation of the US or such foreign government;

and are not callable or redeemable at the option of the issuer. Government obligation also includes:

●	a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt.

Notices

We and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to us. After that two-year period, the security holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon acts as the trustee with respect to certain debt securities of certain of our subsidiaries.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving us notice or our default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

E.	0.700% Notes due 2026, 1.375% Notes due 2030 and 2.125% Notes due 2050

Prospectus Supplement:

DESCRIPTION OF NOTES

General

We offered $1,200,000,000 initial aggregate principal amount of 0.700% Notes due 2026 (the “2026 Notes”), $1,300,000,000 initial aggregate principal amount of 1.375% Notes due 2030 (the “2030 Notes”) and $500,000,000 initial aggregate principal amount of 2.125% Notes due 20150 (the “2050 Notes”, and together with the 2026 Notes and the 2030 Notes, the “Notes”). The notes are governed by New York law.

The Notes are unsecured, unsubordinated indebtedness of AstraZeneca PLC and rank equally with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness from time to time outstanding.

There is no sinking fund for any series of Notes. We have listed the Notes on the New York Stock Exchange.

Interest Payments and Maturity

For purposes of the description below, “business day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the Notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close. A “London business day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Fixed Rate Notes

Maturity. The aggregate principal amounts of the 2026 Notes, the 2030 Notes and the 2050 Notes will mature and become due and payable, together with any accrued and unpaid interest, on April 8, 2026, August 6, 2030 and August 6, 2050, respectively.

Interest Rate. Each of the 2026 Notes, the 2030 Notes and the 2050 Notes will bear interest from their respective original issue dates until their principal amount is paid or made available for payment, at a rate equal to 0.700%, 1.375% and 2.125%, per annum, respectively, calculated on the basis of a 360-day year and twelve 30-day months.

Interest Payment Dates. Interest on the 2026 Notes will be paid semi-annually in arrears on April 8 and October 8 of each year, commencing April 8, 2021 (each a “2026 Interest Payment Date”). Interest on the 2030 Notes and the 2050 Notes will be paid semi-annually in arrears on February 6 and August 6 of each year, commencing February 6, 2021 (together with each 2026 Interest Payment Date, each an “Interest Payment Date”). However, if an Interest Payment Date would fall on a day that is not a business day, the Interest Payment Date will be postponed to the next succeeding day that is a business day, but no additional interest shall be paid unless we fail to make payment on such date.

Interest Periods. The first interest period for the Notes will be the period from and including the Issue date to but excluding the first Interest Payment Date. Thereafter, the interest periods for the Notes will be the periods from and including the Interest Payment Dates to but excluding the immediately succeeding Interest Payment Date (together with the first interest period, each an “Interest Period”). The final Interest Period will be the period from and including the Interest Payment Date immediately preceding the maturity date to the maturity date.

Redemption

As explained below, under certain circumstances we may redeem the notes before they mature. This means that we may repay them prior to maturity. The security holder has no right to require us to redeem the Notes. Each series of Notes will stop bearing interest on the applicable redemption date, even if the security holder does not collect his or her money. We will give notice of any redemption we propose to make to DTC at least 15 days, but no more than 60 days, before the applicable redemption date. Notice by DTC to its participants and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Optional Redemption

We may redeem the Notes of any series, in whole or in part, from time to time as follows: (i) prior to the applicable Par Call Date (as set forth below), at a redemption price equal to the greater of (A) 100% of the principal amount of the Notes to be redeemed, and (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (assuming for this purpose that such series of Notes matured on the applicable Par Call Date and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the applicable Make-Whole Spread (as set forth below) and (ii) on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

In connection with such optional redemption, the following defined terms apply:

●	“Comparable treasury issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Notes (assuming for this purpose that such series of Notes matured on the applicable Par Call Date).
●	“Comparable treasury price” means, with respect to any redemption date, (i) the average, as determined by the Quotation Agent, of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (ii) if the Quotation Agent obtains fewer than three such reference treasury dealer quotations, the average of all such quotations.
●	“Make-Whole Spread” means, with respect to (i) the 2026 Notes, 10 basis points, (ii) the 2030 Notes, 15 basis points and (iii) the 2050 Notes, 15 basis points.
●	“Par Call Date” means, with respect to (i) the 2026 Notes, March 8, 2026, (ii) the 2030 Notes, May 6, 2030 and (iii) the 2050 Notes, February 6, 2050.
●	“Quotation Agent” means the reference treasury dealer appointed by us.
●	“Reference treasury dealer” means (i) each of BofA Securities, Inc., HSBC Securities (USA) Inc. and Mizuho Securities USA LLC and their respective successors or affiliates; provided, however, that if the foregoing shall cease to be a primary US government securities dealer in New York City (a “primary treasury dealer”), we shall substitute therefor another primary treasury dealer; and (ii) any other primary treasury dealer selected by us.
●	“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., Eastern Time, on the third business day preceding such redemption date.
●	“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

Optional Tax Redemption

In the event of various tax law changes and other limited circumstances that, in each case, occur after the date of this prospectus supplement and require us to pay additional amounts, as described below under “— Payment of Additional Amounts”, we may redeem all, but not less than all, of the Notes of any series at a price equal to 100% of the principal amount of such series of Notes plus accrued interest thereon to but excluding the date of redemption. This means we may repay any one or each series of Notes prior to maturity. We discuss our ability to redeem the Notes in greater detail under “Description of Debt Securities — Optional Tax Redemption” in the accompanying prospectus.

Further Issuances

We may, at our option, at any time and without the consent of the then existing noteholders, reopen any series of Notes and issue additional Notes in one or more transactions after the date of this prospectus supplement with terms (other than the issuance date and, possibly, first interest payment date, original interest accrual date and issue price) identical to such series of Notes issued hereby. These additional Notes will be deemed to have been part of the applicable series of Notes offered hereby and will provide the holders of these additional Notes the right to vote together with holders of the applicable series of Notes issued hereby; provided, however, that if these additional Notes are not fungible with the applicable series of Notes offered hereby for U.S. federal income tax purposes, these additional Notes will have a different CUSIP or other identifying number.

Form, Denomination, Clearance and Settlement

We will issue the Notes in fully registered form. Each series of Notes will be represented by one or more global securities registered in the name of a nominee of DTC. The security holder will hold beneficial interests in the Notes through DTC in book-entry form. The Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The underwriters expect to deliver the Notes through the facilities of DTC on August 6, 2020. Indirect holders trading their beneficial interests in the Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Payment of principal of and interest on each series of Notes, so long as the Notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Payment of Additional Amounts

We agree that any amounts to be paid by us under the Notes of principal, premium and interest in respect of the Notes will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (at the time of the issuance, the UK) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will pay such additional amounts as will result in the receipt of such amounts as would have been received by the holder had no such withholding or deduction been required, provided that we will not have to pay additional amounts if:

(i)the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s (or certain beneficial owners’) connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the Note or by receiving principal, premium, if any, or interest, if any, on the Note, or enforcing the Note. These connections include where the holder or beneficial owner:
●	is or has been a domiciliary, national or resident of such jurisdiction;
●	is or has been engaged in a trade or business in such jurisdiction;
●	has or had a permanent establishment in such jurisdiction; or
●	is or has been physically present in such jurisdiction;
(ii)the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the Note for payment, if presentation is required, more than 30 days after the Note became due or payment was provided for;
(iii)the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
(iv)the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant Note;
(v)the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner, upon a reasonable request, addressed to the holder, to comply with any certification, identification or other reporting requirement, concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, if compliance is required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

(vi)the tax, levy, impost or other governmental charge is required by Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service under or with respect to FATCA; or
(vii)any combination of the taxes referred to in (i) through (vi) above.

In addition, no payments of additional amounts will be made with respect to any payment on a Note if the holder of the Note is a fiduciary, partnership or a person other than the sole beneficial owner of any payment, and, by the laws of the jurisdiction in which we are resident for tax purposes, that payment would be required for tax purposes to be included in income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, member or beneficial owner been the holder of the relevant Note.

We will remit the full amount of any taxes withheld to the applicable taxing authorities in accordance with the applicable law. We will also provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of any taxes in respect of which we have paid additional amounts. We will provide copies of such documentation to the holders of the Notes upon request.

Any reference in this prospectus supplement, the Indenture or the Notes to principal, premium or interest in respect of the Notes will be deemed also to refer to any additional amounts that may be payable with respect to such principal, premium or interest under the obligations referred to in this subsection.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on each series of Notes as described under “Description of Debt Securities — Satisfaction, Discharge and Defeasance” in the Base Prospectus.

Paying Agent

The principal corporate trust office of the trustee in The City of New York is designated as the principal paying agent. See “— Trustee” immediately below. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Trustee

The Bank of New York Mellon is the trustee under the Indenture. The trustee’s address is The Bank of New York Mellon, Corporate Trust Office, 240 Greenwich Street, New York, NY 10286. The trustee will also serve as the paying agent for the Notes. See “— Paying Agent” immediately above.

See “Description of Debt Securities — Concerning the Trustee” and “Description of Debt Securities — Default and Related Matters” in the Base Prospectus below for a description of the trustee’s procedures and remedies available in the event of default.

Base Prospectus:

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities using this prospectus. As required by US federal law for all publicly offered corporate bonds and notes, the debt securities are governed by a document called an indenture. The indenture relating to the debt securities issued by us is a contract, dated as of April 1, 2004, between AstraZeneca PLC and JPMorgan Chase Bank, as trustee. As a result of the transfer of JPMorgan Chase Bank’s corporate trust business to The Bank of New York Mellon effective October 1, 2006, The Bank of New York Mellon is the trustee under the indenture. See “— The Trustee” below.

In this description “the security holder” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the section “Legal Ownership — Street Names and Other Indirect Holders” in the Base Prospectus.

General

This section summarizes the material provisions of the indenture and the debt securities. Because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all of the indenture provisions, including some of the terms used and defined in the indenture. We describe the meaning of only the more important terms in this prospectus. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the applicable prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of the security holder’s series of debt securities described in the prospectus supplement.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. The indenture is an exhibit incorporated by reference into this prospectus.

The debt securities are unsecured obligations of AstraZeneca PLC. The debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law.

The Trustee

The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank) is the trustee under the indenture. As trustee, it has two main roles:

●	first, it can enforce the security holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee may act on the security holder’s behalf, described under “Defaults and Related Matters — Remedies if an event of default occurs” below; and
●	second, the trustee performs administrative duties for us, such as sending the security holder interest payments and notices.

Types of Debt Securities

The indenture does not limit the amount of debt securities that we can issue. It provides that debt securities may be issued in one or more series up to the aggregate principal amount as we authorize from time to time. All debt securities of one series need not be issued at the same time and we may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

●	the title of the series of debt securities;
●	the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;
●	any stock exchange on which we will list the debt securities;
●	the date or dates on which we will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;
●	any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;
●	the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments or the method by which such date or dates will be determined and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;
●	the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the trustee in New York, New York;
●	the price or prices at which, the period or periods within which, the currency or currencies, currency unit or composite currency in which, and the terms and conditions upon which we may redeem the series of debt securities in whole or in part;

●	any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other term and condition upon which the debt securities will be redeemed, repaid or purchased;
●	the denominations in which debt securities of the series are issuable, if other than denominations of $2,000 and any whole multiple of $1,000 in excess thereof;
●	the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared, if other than the principal amount;
●	the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than US dollars;
●	whether we or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;
●	whether we will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;
●	any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;
●	the forms of the series of debt securities;
●	the applicability of the provisions described later under “— Satisfaction, Discharge and Defeasance”;
●	any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;
●	if applicable, a discussion of any additional or alternative material US federal income and UK tax considerations; and
●	any other special features of the series of debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities offered and sold at a substantial discount to their stated principal amount.

Overview of the Remainder of this Description

The remainder of this description summarizes:

●	Additional mechanics relevant to the debt securities under normal circumstances, such as how the security holder transfers ownership and where we make payments.
●	The security holder’s right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.
●	The security holder’s rights under several special situations, such as if we merge with another company or if we want to redeem the debt securities for tax reasons.
●	Covenants contained in the indenture that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have different covenants.
●	The security holder’s rights if we default.
●	The security holder’s rights if we want to modify the indenture.
●	Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued only in fully registered form without interest coupons in denominations of $2,000 or whole multiples of $1,000 in excess thereof. The security holder may have his or her debt securities broken into more debt securities of smaller denominations of whole multiples of $1,000 (but not less than a minimum denomination of $2,000) or combined into fewer debt securities of larger denominations of whole multiples of $1,000, as long as the total principal amount is not changed. This is called an exchange.

The security holder may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and for transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

The security holder may not exchange his or her registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer.

The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with the security holder’s proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we first mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to the security holder if he or she is a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if the security holder no longer owns the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the applicable prospectus supplement.

Unless provided otherwise in the applicable prospectus supplement, we will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York Mellon (as successor paying agent to JPMorgan Chase Bank) in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is located at The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286. At our option, we may pay interest on any debt securities by check mailed to the registered holders.

Some of the debt securities may be denominated, and payments may be made, in currencies other than US dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may arrange for additional payment offices, or may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York. Whenever there are changes in the paying agents for any particular series of debt securities we must notify the trustee.

Payment of Additional Amounts

Unless provided otherwise in the applicable prospectus supplement, we agree that any amounts to be paid by us under any series of debt securities of principal, premium and interest in respect of the debt securities will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (at the time of the issuance, the UK) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by the security holder with any relevant administrative requirements) pay such additional amounts as will result in the receipt of such amounts as would have been received by the holder had no such withholding or deduction been required.

The indenture provides that we will not have to pay additional amounts in certain specified circumstances, and that those circumstances may be modified or supplemented for different series of debt securities. Unless the applicable prospectus supplement for a series of debt securities provides otherwise, debt securities issued using this prospectus will provide that we will not have to pay additional amounts if:

●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s (or certain related parties’) connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the debt security or by receiving principal, premium, if any, or interest, if any, on the debt security, or enforcing the debt security. These connections include where the holder or related party:
●	is or has been a domiciliary, national or resident of such jurisdiction;
●	is or has been engaged in a trade or business in such jurisdiction;
●	has or had a permanent establishment in such jurisdiction; or
●	is or has been physically present in such jurisdiction.
●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the debt security for payment, if presentation is required, more than 30 days after the security became due or payment was provided for;
●	the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
●	the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant debt security;
●	the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, as required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
●	the holder would have been able to avoid such withholding or deduction by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declarative, claim, certificate, document or other evidence establishing exemption therefrom;
●	the tax, levy, impost or other governmental charge is imposed by the US or any political subdivision or taxing authority thereof or therein;
●	the holder of the debt security is a fiduciary, partnership or a person other than the sole beneficial owner of any payment that would be required, by the laws of the jurisdiction in which we are resident for tax purposes, to be included in income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder; or
●	any combination of the exceptions listed above.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the UK, the US or any other country which is a member of the Organization for Economic Cooperation and Development. We are also generally permitted to sell or convey our property as an entirety or substantially as an entirety to such other entity. Our ability to take some of these actions is restricted in the following ways:

●	any entity succeeding us must assume our obligations in relation to the debt securities and under the indenture; and
●	if the succeeding entity is not organized under the laws of the UK or a State of the United States, the succeeding entity’s assumption of our obligations in relation to the debt securities and under the indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts”.

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a principal property of ours or of a restricted subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “— Limitation on Liens”. If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

Optional Tax Redemption

Unless provided otherwise in the applicable prospectus supplement, we have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the applicable prospectus supplement. We must give the security holder between 30 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the jurisdiction in which we are resident for tax purposes, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of an amendment to, any treaty, we would have to pay additional amounts as described under “—Payment of Additional Amounts”.

This first situation applies only in the case of changes, amendments, applications, interpretations or executions that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities (or if no such date is specified, the first date on which debt securities of such series were issued). If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes, and the applicable date will be the date such entity became successor, rather than the date specified in the preceding sentence.

The second situation is where our independent legal advisor has advised us that, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the jurisdiction in which we are resident for tax purposes, after the date specified in the prospectus supplement for the applicable series of debt securities, we would have to pay additional amounts as described under “—Payment of Additional Amounts” and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us. If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes and the applicable date will be the date such entity became our successor.

Covenants

Limitation on Liens

Some of our property and the property of our subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including the security holder and the other direct holders of the debt securities, or over our general creditors if we fail to repay them. These preferential rights are generally called liens.

We undertake that we and certain of our subsidiaries, which we refer to as “restricted subsidiaries”, will not become obligated on any new debt for borrowed money that is secured by a lien on any principal property or on any shares of stock or indebtedness of any of our restricted subsidiaries unless we grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

●	Restricted subsidiary means any wholly-owned subsidiary:
●	with substantially all of its property located within the UK or the US; and
●	which owns a principal property;

but does not include any wholly-owned subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.

●	A wholly-owned subsidiary means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by us, or by one or more of our wholly-owned subsidiaries or by us and one or more of our wholly-owned subsidiaries.
●	A subsidiary, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.

●	Principal property means any manufacturing plant or facility or any research facility owned by us or any restricted subsidiary. A principal property must also be located within the UK or the US and have a gross book value (before deducting any depreciation reserve) exceeding 2% of our consolidated net tangible assets. Principal property does not include:
●	any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or
●	any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property.

We do not need to comply with this restriction if the amount of all debt that would be secured by liens on our principal properties and the shares of stock or indebtedness of our restricted subsidiaries is no more than 15% of our consolidated net tangible assets.

●	Our consolidated net tangible assets mean AstraZeneca PLC’s consolidated total assets, after deducting:
●	all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and
●	all goodwill, trade names, trademarks, patents and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders.

This restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:

●	any lien on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a restricted subsidiary;
●	any lien on property or shares of stock existing at the time of acquisition of that property or those shares of stock, or to secure the payment of all or any part of the purchase price of that property or those shares of stock, or to secure any debt incurred before, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of the shares of stock and, in the case of property, the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of the commercial operation of the property, where the debt is incurred to finance all or any part of the purchase price;
●	any lien securing debt owed to us or to any of our restricted subsidiaries by us or any of our restricted subsidiaries;
●	any lien existing at the date of the indenture;
●	any lien on a principal property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that principal property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;
●	any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either us or a restricted subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to us or a restricted subsidiary;
●	any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;
●	any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;
●	any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for our benefit and/or the benefit of any restricted subsidiary;
●	any lien incurred or deposits made in the ordinary course of business, including but not limited to:
●	any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;
●	any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and
●	any easements, rights-of-way, restrictions and other similar charges;

●	any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;
●	any lien securing taxes or assessments or other applicable governmental charges or levies;
●	any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and
●	any lien in favor of us or any subsidiary of ours.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:

●	any liens on property of ours or a restricted subsidiary in favor of the US or any State of the US, or the UK, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens.

Limitation on Sale and Lease-Back Transactions

Neither we nor any of our restricted subsidiaries will enter into any sale and lease-back transaction involving a principal property without complying with this covenant.

A sale and lease-back transaction is an arrangement between us or a restricted subsidiary and any person in which we or the restricted subsidiary leases back for a term of more than three years a principal property that we or the restricted subsidiary has sold or transferred to that person.

We and our restricted subsidiaries may enter into sale and lease-back transactions provided that the total amount of attributable debt attributable to all sale and lease-back transactions plus other debt of ours or any of our restricted subsidiaries that is secured by liens (but excluding debt secured by liens on property that we or a restricted subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the debt securities offered by this prospectus as described under “— Limitation on Liens” above) does not exceed 15% of consolidated net tangible assets.

This restriction does not apply to any sale and lease-back transaction if:

●	we or the restricted subsidiary seeking to enter into the sale and lease-back could incur, assume or guarantee debt secured by a lien on the principal property to be leased without equally and ratably securing the debt securities offered by this prospectus as a result of one or more of the exceptions to the limitation on liens as described under “— Limitation on Liens” above;
●	within twelve months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by us or a restricted subsidiary, we apply, an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the principal property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to
●	the retirement of indebtedness for money borrowed, incurred or assumed by us or any restricted subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt, or
●	investment in any principal property or principal properties.

This restriction on sale and lease-back transactions also does not apply to any transaction between us and a restricted subsidiary, or between restricted subsidiaries.

Attributable debt means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the indenture, compounded semi-annually) of our or a restricted subsidiary’s obligation for rental payments for the remaining term of any lease in a sale and lease-back transaction.

Default and Related Matters

Events of Default

A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.

What is an event of default? An event of default means any of the following:

●	Interest — default for 30 days in the payment of any installment of interest on the series of debt securities;
●	Principal — default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;
●	Sinking Fund Installment — default in the payment of any sinking fund installment as and when such installment becomes due and payable by the specific terms of the series of debt securities or beyond any period of grace;
●	Covenant — breach or default by us in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for ninety days after we receive written notice of the default from the trustee or we and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;
●	Bankruptcy — certain events of bankruptcy, insolvency or reorganization affecting us; or
●	Other — any other event of default provided in any supplemental indenture or resolution of our board of directors under which a particular series is issued or in the form of security for such series.

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.

Remedies if an event of default occurs. If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the indenture and outstanding (voting as one class), as the case may be, if certain conditions are met.

Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class). Default in the payment of principal of or interest on or any sinking fund installment of debt securities of any series or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security affected may only be modified or amended with the consent of such holder.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the indenture.

Before the security holder bypasses the trustee and bring his or her own lawsuit or other formal legal action or takes other steps to enforce his or her rights or protects his or her interests relating to the debt securities, the following must occur:

●	the security holder must give the trustee written notice that an event of default has occurred and remains uncured;
●	the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and
●	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period.

These limitations do not apply to a suit instituted by the security holder for the enforcement of payment of the principal or interest on a debt security on or after the respective due dates.

We will file annually with the trustee on or before March 31 in each year a written statement of certain of our officers certifying that, to their knowledge, we have not defaulted on our covenants under the indenture or else specifying any default that exists.

For any series of debt securities that is a series of original issue discount securities the applicable prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.

Modification of the Indenture and Waiver

There are three types of changes we can make to the indenture and any series of the debt securities.

Changes not requiring approval. The first type of change does not require any vote by holders of debt securities. The security holder’s consent is not required to do any of the following:

●	to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;
●	to evidence the succession of any successor corporation to us as described under “Mergers and Similar Events” above;
●	to evidence the succession of any successor trustee under the indenture or to add to or change any provisions of the indenture as necessary to provide for the appointment of an additional trustee or trustees;
●	to add to our covenants or to add additional events of default for the benefit of the holders of any series of the debt securities;
●	to cure any ambiguity or to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture; or
●	to make any other provisions with respect to matters or questions arising under the indenture as our board of directors may deem necessary or desirable and that shall not adversely affect the interests of holders of any series of the debt securities in any material respect.

Changes requiring the approval of a majority of holders. The second type of change to the indenture and the debt securities requires a vote in favor by holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below.

Changes requiring the security holder’s approval. Third, there are changes that cannot be made to the security holder’s debt securities without the specific approval of each affected holder. The security holder’s consent is required before we could do any of the following:

●	extend the final maturity of a debt security;
●	reduce the principal amount of a debt security;
●	reduce the rate or extend the time of payment of any interest on a debt security;
●	reduce any amount payable on redemption of a debt security;

●	reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;
●	impair the security holder’s right to sue for payment;
●	impair any right of repayment at the option of the holder;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; or
●	change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments.

Satisfaction, Discharge and Defeasance

We may terminate our repayment and obligations on the debt securities, when:

●	we have paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series; or
●	we have delivered to the trustee for cancellation all outstanding debt securities of any series; or
●	all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name; and
●	we have deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any, and paid all other sums payable under the indenture.

We may legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for the security holder:

●	we must deposit in trust for the security holder’s benefit and the benefit of all other direct holders of the debt securities a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and
●	we must deliver to the trustee a legal opinion of our counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for US federal income tax purposes as a result of the defeasance and will be subject to the same US federal income tax as would be the case if the defeasance did not occur.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

●	to register the transfer and exchange of debt securities and our right of optional redemption, if any;
●	to replace mutilated, defaced, destroyed, lost or stolen debt securities;
●	to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;
●	immunities of the trustee; and
●	to hold money for payment in trust.

Government obligation means securities that are:

●	direct obligations of the US or any foreign government of a sovereign state for the payment of which is pledged by the full faith and credit of the US or such foreign government; or
●	obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the US or any foreign government of a sovereign state the payment of which is unconditionally guaranteed as a full faith and credit obligation of the US or such foreign government;

and are not callable or redeemable at the option of the issuer. Government obligation also includes:

●	a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt.

Notices

We and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to us. After that two-year period, the security holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon acts as the trustee with respect to certain debt securities of certain of our subsidiaries.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving us notice or our default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

F.	6.450% Notes due 2037

Prospectus Supplement:

DESCRIPTION OF NOTES

General

We offered $2,750,000,000 initial aggregate principal amount of 6.45% Notes due 2037 (the “2037 Notes” or the “Fixed Rate Notes” or the “notes”). The notes are governed by New York law.

The notes are unsecured, unsubordinated indebtedness of AstraZeneca PLC and rank equally with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness.

There is no sinking fund for any series of notes. We have listed the notes on the New York Stock Exchange.

Interest Payments and Maturity

For purposes of the description below, “business day” means a London business day on which commercial banks and foreign exchange markets are generally open to settle payments in New York. “London business day” means any day on which dealings in deposits in US dollars are transacted in the London interbank market.

Fixed Rate Notes

Maturity. The principal amount of the 2037 Notes will mature and become due and payable, together with any accrued and unpaid interest, on September 15, 2012, September 15, 2017 and September 15, 2037, respectively.

Interest Rate. The 2037 Notes will bear interest from their respective original issue date until their principal amount is paid or made available for payment, at a rate equal to 6.45% per annum, respectively, calculated on the basis of a 360-day year and twelve 30-day months.

Interest Payment Dates. Interest on the Fixed Rate Notes will be paid semi-annually in arrears on September 15 and March 15 of each year, commencing March 15, 2008 (each a “Fixed Rate Interest Payment Date”). However, if a Fixed Rate Interest Payment Date would fall on a day that is not a business day, the Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a business day, but no additional interest shall be paid unless we fail to make payment on such date.

Interest Periods. The first interest period for the Fixed Rate Notes will be the period from and including the Issue date to but excluding the first Fixed Rate Interest Payment Date. Thereafter, the interest periods for the Fixed Rate Notes will be the periods from and including the Fixed Rate Interest Payment Dates to but excluding the immediately succeeding Fixed Rate Interest Payment Date (together with the first interest period, each a “Fixed Rate Interest Period”). The final Fixed Rate Interest Period will be the period from and including the Fixed Rate Interest Payment Date immediately preceding the maturity date to the maturity date.

Redemption

As explained below, under certain circumstances we may redeem the notes before they mature. This means that we may repay them early. The security holder has no right to require us to redeem the notes. Notes will stop bearing interest on the redemption date, even if the security holder does not collect his or her money. We will give notice to DTC of any redemption we propose to make at least 30 days, but no more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Optional Redemption

Fixed Rate Notes

We may redeem the Fixed Rate Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Fixed Rate Notes, and (ii) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest of the Fixed Rate Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the Make-Whole Spread (as set forth below) plus, in each case, accrued interest thereon to the date of redemption. In connection with such optional redemption, the following defined terms apply:

●	“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.
●	“Comparable treasury issue” means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of the applicable series of Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Fixed Rate Notes.
●	“Comparable treasury price” means, with respect to any redemption date, (i) the average of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (ii) if the trustee obtains fewer than three such reference treasury dealer quotations, the average of all such quotations.
●	“Quotation agent” means the reference treasury dealer appointed by us.
●	“Reference treasury dealer” means (i) each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA), and J.P. Morgan Securities Inc., and their respective successors; provided, however, that if the foregoing shall cease to be a primary US government securities dealer in New York City (a “primary treasury dealer”), we shall substitute therefor another primary treasury dealer; and (ii) any other primary treasury dealer selected by us.
●	“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m., Eastern Standard Time, on the third business day preceding such redemption date.
●	“Make-Whole Spread” means 30 basis points.

Optional Tax Redemption

In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described in the Base Prospectus under “Description of Debt Securities — Payment of Additional Amounts”, we may redeem the notes for redemption at a price equal to 100% of the principal amount of the notes plus accrued interest to the date of redemption. This means we may repay the notes early. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities — Optional Tax Redemption”.

Repurchase upon Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs with respect to the notes, unless the notes are otherwise subject to redemption as described under “— Redemption” above and we have elected to exercise our right to redeem such notes, we will make an offer to each holder of notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

●	accept for payment all notes or portions of notes (in integral multiples of $1,000) properly tendered pursuant to our offer;
●	deposit with the trustee an amount equal to the aggregate repurchase price in respect of all notes or portions of notes properly tendered; and
●	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

The trustee will promptly mail to each holder of notes properly tendered the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the notes upon Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer.

Definitions

“Below Investment Grade Rating Event” means the notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of AstraZeneca PLC and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than AstraZeneca PLC or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Astra Zeneca PLC’s Voting Stock; or (3) the first day on which a majority of the members of AstraZeneca PLC’s Board of Directors are not Continuing Directors.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of AstraZeneca PLC who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” means AstraZeneca PLC’s issued ordinary share capital.

Further Issuances

We may, without the consent of the holders of notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

We may offer additional notes of with OID for US federal income tax purposes as part of a further issue. Purchasers of notes after the date of any further issue will not be able to differentiate between notes sold as part of such further issue and previously issued notes. If we were to issue additional notes with OID, purchasers of notes after such further issue may be required to accrue OID (or greater amounts of OID than they would otherwise have accrued) with respect to their notes. This may affect the price of outstanding notes following a further issue. Purchasers are advised to consult legal counsel with respect to the implications of any future decision by us to undertake a further issue of notes of any series with OID.

Form, Denomination, Clearance and Settlement

We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. The security holder will hold beneficial interests in the notes through DTC in book-entry form. The notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000. The underwriters expect to deliver the notes through the facilities of DTC on September 12, 2007. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Payment of principal of and interest on the notes, so long as the notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Payment of Additional Amounts

For more information on additional amounts and the situations in which AstraZeneca PLC may be required to pay additional amounts, see “Description of Debt Securities — Payment of Additional Amounts” in the Base Prospectus below.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on the notes as described under “Description of Debt Securities — Satisfaction, Discharge and Defeasance” in the Base Prospectus.

Paying Agent and Calculation Agent

The principal corporate trust office of the trustee in The City of New York is designated as the principal paying agent. See “— Trustee” immediately below. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Trustee

As a result of the transfer of JPMorgan Chase Bank’s corporate trust business to The Bank of New York effective October 1, 2006, The Bank of New York is the trustee under the Indenture. The trustee’s address is

The Bank of New York, Corporate Trust Office, 101 Barclay Street, New York, NY 10286. The trustee will also serve as the principal paying agent for the notes. See “— Paying Agent and Calculation Agent” immediately above.

Base Prospectus:

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities using this prospectus. As required by US federal law for all publicly offered corporate bonds and notes, the debt securities are governed by a document called an indenture. The indenture relating to the debt securities issued by us is a contract, dated as of April 1, 2004, between AstraZeneca PLC and JPMorgan Chase Bank, as trustee. As a result of the transfer of JPMorgan Chase Bank’s corporate trust business to The Bank of New York effective October 1, 2006, The Bank of New York is the trustee under the indenture. See “— The Trustee” below.

In this description “the security holder” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the section “Legal Ownership — Street Names and Other Indirect Holders” in the Base Prospectus.

General

This section summarizes the material provisions of the indenture and the debt securities. Because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all of the indenture provisions, including some of the terms used and defined in the indenture. We describe the meaning of only the more important terms in this prospectus. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of the security holder’s series of debt securities described in the prospectus supplement.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. The indenture is an exhibit incorporated by reference into this prospectus.

The debt securities are unsecured obligations of AstraZeneca PLC. The debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law.

The Trustee

The Bank of New York (as successor trustee to JPMorgan Chase Bank) is the trustee under the indenture. As trustee, it has two main roles:

●	first, it can enforce the security holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee may act on the security holder’s behalf, described under “Defaults and Related Matters — Remedies if an event of default occurs” below; and
●	second, the trustee performs administrative duties for us, such as sending the security holder interest payments and notices.

Types of Debt Securities

The indenture does not limit the amount of debt securities that we can issue. It provides that debt securities may be issued in one or more series up to the aggregate principal amount as we authorize from time to time. All debt securities of one series need not be issued at the same time and we may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

●	the title of the series of debt securities;
●	the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;
●	any stock exchange on which we will list the debt securities;
●	the date or dates on which we will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;
●	any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;
●	the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments or the method by which such date or dates will be determined and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;
●	the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the trustee in New York, New York;
●	the price or prices at which, the period or periods within which, the currency or currencies, currency unit or composite currency in which, and the terms and conditions upon which we may redeem the series of debt securities in whole or in part;
●	any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other terms and conditions upon which the debt securities will be redeemed, repaid or purchased;
●	the denominations in which debt securities of the series are issuable, if other than denominations of $1,000 and any multiple of $1,000;
●	the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared, if other than the principal amount;
●	the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than US dollars;
●	whether we or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;
●	whether we will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;
●	any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;
●	the forms of the series of debt securities;
●	the applicability of the provisions described later under “— Satisfaction, Discharge and Defeasance”;
●	any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;
●	if applicable, a discussion of any additional material US federal income and UK tax considerations; and
●	any other special features of the series of debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities offered and sold at a substantial discount to their stated principal amount.

Overview of the Remainder of this Description

The remainder of this description summarizes:

●	Additional mechanics relevant to the debt securities under normal circumstances, such as how the security holder transfers ownership and where we make payments.
●	The security holder’s right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.
●	The security holder’s rights under several special situations, such as if we merge with another company or if we want to redeem the debt securities for tax reasons.
●	Covenants contained in the indenture that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have different covenants.
●	The security holder’s rights if we default.
●	The security holder’s rights if we want to modify the indenture.
●	Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

Unless otherwise stated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons in denominations of $1,000 or whole multiples of $1,000. The security holder may have his or her debt securities broken into more debt securities of smaller $1,000 denominations or combined into fewer debt securities of larger $1,000 denominations, as long as the total principal amount is not changed. This is called an exchange.

The security holder may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and for transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

The security holder may not exchange his or her registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer.

The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with the security holder’s proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we first mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to the security holder if he or she is a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if the security holder no longer owns the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the prospectus supplement.

Unless otherwise specified in the prospectus supplement, we will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York (as successor paying agent to JPMorgan Chase Bank) in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is located at The Bank of New York, 101 Barclay Street, New York, New York 10286. At our option, we may pay interest on any debt securities by check mailed to the registered holders.

Some of the debt securities may be denominated, and payments may be made, in currencies other than US dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may arrange for additional payment offices, or may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York.

Whenever there are changes in the paying agents for any particular series of debt securities we must notify the trustee.

Payment of Additional Amounts

We agree that any amounts to be paid by us under any series of debt securities of principal, premium and interest in respect of the debt securities will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (at the time of the issuance, the UK) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at anytime required, we will (subject to compliance by the security holder with any relevant administrative requirements) pay the security holder additional amounts as will result in the security holder’s receipt of such amounts as the security holder would have received had no such withholding or deduction been required.

The indenture provides that we will not have to pay additional amounts in certain specified circumstances, and that those circumstances may be modified or supplemented for different series of debt securities. Unless the prospectus supplement for a series of debt securities provides otherwise, debt securities issued using this prospectus will provide that we will not have to pay additional amounts if:

●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the debt security or by receiving principal, premium, if any, or interest, if any, on the debt security, or enforcing the debt security. These connections include where the holder or related party:
●	is or has been a domiciliary, national or resident of such jurisdiction;
●	is or has been engaged in a trade or business in such jurisdiction;
●	has or had a permanent establishment in such jurisdiction; or
●	is or has been physically present in such jurisdiction.
●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the debt security for payment, if presentation is required, more than 30 days after the security became due or payment was provided for;
●	the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
●	the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant debt security;
●	the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, as required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
●	the tax, levy, impost or other governmental charge is imposed on a payment to or for an individual and is required to be made pursuant to the European Union Directive 2003/48/EC on the taxation of savings or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

●	the holder would have been able to avoid such withholding or deduction by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declarative, claim, certificate, document or other evidence establishing exemption therefrom;
●	the holder would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the EU or elsewhere; and
●	the holder of the debt security is a fiduciary, partnership or a person other than the sole beneficial owner of any payment that would be required, by the laws of the jurisdiction in which we are resident for tax purposes, to be included in income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the United Kingdom, the United States or any other country which is a member of the Organization for Economic Cooperation and Development. We are also generally permitted to sell or convey our property as an entirety or substantially as an entirety to such other entity. Our ability to take some of these actions is restricted in the following ways:

●	any entity succeeding us must assume our obligations in relation to the debt securities and under the indenture;
●	if the succeeding entity is not organized under the laws of the United Kingdom or a State of the United States, the succeeding entity’s assumption of our obligations in relation to the debt securities and under the indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts”.

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a principal property of ours or of a restricted subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “— Limitation on Liens”. If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

Optional Tax Redemption

We have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the applicable prospectus supplement. We must give the security holder between 30 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the jurisdiction in which we are resident for tax purposes, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of an amendment to, any treaty, we would have to pay additional amounts as described under “— Payment of Additional Amounts”.

This first situation applies only in the case of changes, amendments, applications, interpretations or executions that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities. If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes, and the applicable date will be the date such entity became successor, rather than the date specified in the prospectus supplement.

The second situation is where our independent legal adviser has advised us that, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the jurisdiction in which we are resident for tax purposes, after the date specified in the prospectus supplement for the applicable series of debt securities, we would have to pay additional amounts as described under “— Payment of Additional Amounts” and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us. If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes and the applicable date will be the date such entity became our successor.

Covenants

Limitation on Liens

Some of our property and the property of our subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including the security holder and the other direct holders of the debt securities, or over our general creditors if we fail to repay them. These preferential rights are generally called liens.

We undertake that we and certain of our subsidiaries, which we refer to as “restricted subsidiaries”, will not become obligated on any new debt for borrowed money that is secured by a lien on any principal property or on any shares of stock or indebtedness of any of our restricted subsidiaries unless we grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

●	Restricted subsidiary means any wholly-owned subsidiary:
●	with substantially all of its property located within the UK or the US; and
●	which owns a principal property;

but does not include any wholly-owned subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.

●	A wholly-owned subsidiary means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by us, or by one or more of our wholly-owned subsidiaries or by us and one or more of our wholly-owned subsidiaries.
●	A subsidiary, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.
●	Principal property means any manufacturing plant or facility or any research facility owned by us or any restricted subsidiary. A principal property must also be located within the UK or the US and have a gross book value (before deducting any depreciation reserve) exceeding 2% of our consolidated net tangible assets. Principal property does not include:
●	any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or
●	any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property.

We do not need to comply with this restriction if the amount of all debt that would be secured by liens on our principal properties and the shares of stock or indebtedness of our restricted subsidiaries is no more than 15% of our consolidated net tangible assets.

●	Our consolidated net tangible assets mean AstraZeneca PLC’s consolidated total assets, after deducting:
●	all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and
●	all goodwill, trade names, trademarks, patents and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders.

This restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:

●	any lien on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a restricted subsidiary;
●	any lien on property or shares of stock existing at the time of acquisition of that property or those shares of stock, or to secure the payment of all or any part of the purchase price of that property or those shares of stock, or to secure any debt incurred before, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of the shares of stock and, in the case of property, the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of the commercial operation of the property, where the debt is incurred to finance all or any part of the purchase price;
●	any lien securing debt owed to us or to any of our restricted subsidiaries by us or any of our restricted subsidiaries;

●	any lien existing at the date of the indenture;
●	any lien on a principal property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that principal property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;
●	any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either us or a restricted subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to us or a restricted subsidiary;
●	any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;
●	any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;
●	any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for our benefit and/or the benefit of any restricted subsidiary;
●	any lien incurred or deposits made in the ordinary course of business, including but not limited to:
●	any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;
●	any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and
●	any easements, rights-of-way, restrictions and other similar charges;
●	any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;
●	any lien securing taxes or assessments or other applicable governmental charges or levies;
●	any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and
●	any lien in favor of us or any subsidiary of ours.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:

●	any liens on property of ours or a restricted subsidiary in favor of the US or any State of the US, or the UK, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens.

Limitation on Sale and Lease-Back Transactions

Neither we nor any of our restricted subsidiaries will enter into any sale and lease-back transaction involving a principal property without complying with this covenant.

A sale and lease-back transaction is an arrangement between us or a restricted subsidiary and any person in which we or the restricted subsidiary leases back for a term of more than three years a principal property that we or the restricted subsidiary has sold or transferred to that person.

We and our restricted subsidiaries may enter into sale and lease-back transactions provided that the total amount of attributable debt attributable to all sale and lease-back transactions plus other debt of ours or any of our restricted subsidiaries that is secured by liens (but excluding debt secured by liens on property that we or a restricted subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the debt securities offered by this prospectus as described under “— Limitation on Liens” above) does not exceed 15% of consolidated net tangible assets.

This restriction does not apply to any sale and lease-back transaction if:

●	we or the restricted subsidiary seeking to enter into the sale and lease-back could incur, assume or guarantee debt secured by a lien on the principal property to be leased without equally and ratably securing the debt securities offered by this prospectus as a result of one or more of the exceptions to the limitation on liens as described under “— Limitation on Liens” above;
●	within twelve months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by us or a restricted subsidiary, we apply, an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the principal property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to
●	the retirement of indebtedness for money borrowed, incurred or assumed by us or any restricted subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt, or
●	investment in any principal property or principal properties.

This restriction on sale and lease-back transactions also does not apply to any transaction between us and a restricted subsidiary, or between restricted subsidiaries.

Attributable debt means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the indenture, compounded semi-annually) of our or a restricted subsidiary’s obligation for rental payments for the remaining term of any lease in a sale and lease-back transaction.

Default and Related Matters

Events of Default

A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.

What is an event of default? An event of default means any of the following:

●	Interest — default for 30 days in the payment of any installment of interest on the series of debt securities;
●	Principal — default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;
●	Sinking Fund Installment — default in the payment of any sinking fund installment as and when such installment becomes due and payable by the specific terms of the series of debt securities or beyond any period of grace;
●	Covenant — breach or default by us in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for ninety days after we receive written notice of the default from the trustee or we and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;
●	Bankruptcy — certain events of bankruptcy, insolvency or reorganization affecting us; or
●	Other — any other event of default provided in any supplemental indenture or resolution of our board of directors under which a particular series is issued or in the form of security for such series.

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.

Remedies if an event of default occurs. If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the indenture and outstanding (voting as one class), as the case may be, if certain conditions are met.

Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class). Default in the payment of principal of or interest on or any sinking fund installment of debt securities of any series or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security affected may only be modified or amended with the consent of such holder.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the indenture.

Before the security holder bypasses the trustee and brings his or her own lawsuit or other formal legal action or takes other steps to enforce his or her rights or protects his or her interests relating to the debt securities, the following must occur:

●	the security holder must give the trustee written notice that an event of default has occurred and remains uncured;
●	the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and
●	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period.

These limitations do not apply to a suit instituted by the security holder for the enforcement of payment of the principal or interest on a debt security on or after the respective due dates.

We will file annually with the trustee on or before March 31 in each year a written statement of certain of our officers certifying that, to their knowledge, we have not defaulted on our covenants under the indenture or else specifying any default that exists.

For any series of debt securities that is a series of original issue discount securities the prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.

Modification of the Indenture and Waiver

There are three types of changes we can make to the indenture and any series of the debt securities.

Changes not requiring approval. The first type of change does not require any vote by holders of debt securities. The security holder’s consent is not required to do any of the following:

●	to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;
●	to evidence the succession of any successor corporation to us as described under “Mergers and Similar Events” above;

●	to evidence the succession of any successor trustee under the indenture or to add to or change any provisions of the indenture as necessary to provide for the appointment of an additional trustee or trustees;
●	to add to our covenants or to add additional events of default for the benefit of the holders of any series of the debt securities;
●	to cure any ambiguity or to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture; or
●	to make any other provisions with respect to matters or questions arising under the indenture as our board of directors may deem necessary or desirable and that shall not adversely affect the interests of holders of any series of the debt securities in any material respect.

Changes requiring the approval of a majority of holders. The second type of change to the indenture and the debt securities requires a vote in favor by holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below.

Changes requiring the security holder’s approval. Third, there are changes that cannot be made to the security holder’s debt securities without the specific approval of each affected holder. The security holder’s consent is required before we could do any of the following:

●	extend the final maturity of a debt security;
●	reduce the principal amount of a debt security;
●	reduce the rate or extend the time of payment of any interest on a debt security;
●	reduce any amount payable on redemption of a debt security;
●	reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;
●	impair the security holder’s right to sue for payment;
●	impair any right of repayment at the option of the holder;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; or
●	change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments.

Satisfaction, Discharge and Defeasance

We may terminate our repayment and obligations on the debt securities, when:

●	we have paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series;
●	we have delivered to the trustee for cancellation all outstanding debt securities of any series; or
●	all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and we have deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any.

We may legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for the security holder:

●	we must deposit in trust for the security holder’s benefit and the benefit of all other direct holders of the debt securities a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

●	we must deliver to the trustee a legal opinion of our counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for US federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

●	to register the transfer and exchange of debt securities and our right of optional redemption, if any;
●	to replace mutilated, defaced, destroyed, lost or stolen debt securities;
●	to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;
●	immunities of the trustee; and
●	to hold money for payment in trust.

Government obligation means securities that are:

●	direct obligations of the US or any foreign government of a sovereign state for the payment of which is pledged by the full faith and credit of the US or such foreign government; or
●	obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the US or any foreign government of a sovereign state the payment of which is unconditionally guaranteed as a full faith and credit obligation of the US or such foreign government;

and are not callable or redeemable at the option of the issuer. Government obligation also includes:

●	a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt.

Notices

We and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to us. After that two-year period, the security holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York acts as the trustee with respect to certain debt securities of certain of our subsidiaries.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving us notice or our default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

G.	4.000% Notes due 2042

Prospectus Supplement:

DESCRIPTION OF NOTES

General

We offered $1,000,000,000 initial aggregate principal amount of 4.00% Notes due 2042 (the “2042 Notes” or the “notes”) The notes are governed by New York law.

The notes are unsecured, unsubordinated indebtedness of AstraZeneca PLC and rank equally with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness from time to time outstanding.

There is no sinking fund for any series of notes. We have listed the notes on the New York Stock Exchange.

Interest Payments and Maturity

For purposes of the description below, “business day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

Maturity. The principal amount of 2042 Notes will mature and become due and payable, together with any accrued and unpaid interest, on September 18, 2042.

Interest Rate. The 2042 Notes will bear interest from their respective original issue date until their principal amount is paid or made available for payment, at a rate equal to 4.00% per annum, respectively, calculated on the basis of a 360-day year and twelve 30-day months.

Interest Payment Dates. Interest on the notes will be paid semi-annually in arrears on September 18 and March 18 of each year, commencing March 18, 2013 (each an “Interest Payment Date”). However, if an Interest Payment Date would fall on a day that is not a business day, the Interest Payment Date will be postponed to the next succeeding day that is a business day, but no additional interest shall be paid unless we fail to make payment on such date.

Interest Periods. The first interest period for the notes will be the period from and including the Issue date to but excluding the first Interest Payment Date. Thereafter, the interest periods for the notes will be the periods from and including the Interest Payment Dates to but excluding the immediately succeeding Interest Payment Date (together with the first interest period, each an “Interest Period”). The final Interest Period will be the period from and including the Interest Payment Date immediately preceding the maturity date to the maturity date.

Redemption

As explained below, under certain circumstances we may redeem the notes before they mature. This means that we may repay them early. The security holder has no right to require us to redeem the notes. Notes will stop bearing interest on the redemption date, even if the security holder does not collect his or her money. We will give notice to DTC of any redemption we propose to make at least 30 days, but no more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Optional Redemption

We may redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes, and (ii) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the Make-Whole Spread (as set forth below) plus, in each case, accrued interest thereon to the date of redemption. In connection with such optional redemption, the following defined terms apply:

●	“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

●	“Comparable treasury issue” means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.
●	“Comparable treasury price” means, with respect to any redemption date, (i) the average, as determined by the Quotation Agent, of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (ii) if the trustee obtains fewer than three such reference treasury dealer quotations, the average of all such quotations.
●	“Quotation agent” means the reference treasury dealer appointed by us.
●	“Reference treasury dealer” means (i) each of Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, and their respective successors or affiliates; provided, however, that if the foregoing shall cease to be a primary US government securities dealer in New York City (a “primary treasury dealer”), we shall substitute therefor another primary treasury dealer; and (ii) any other primary treasury dealer selected by us.
●	“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m., Eastern Standard Time, on the third business day preceding such redemption date.
●	“Make-Whole Spread” means 20 basis points.

Optional Tax Redemption

In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described in the Base Prospectus under “Description of Debt Securities — Payment of Additional Amounts”, we may redeem all, but not less than all, of the notes at a price equal to 100% of the principal amount of the notes plus accrued interest to the date of redemption. This means we may repay the notes early. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities — Optional Tax Redemption”.

Further Issuances

We may, without the consent of the holders of notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

We may offer additional notes with OID for US federal income tax purposes as part of a further issue. Purchasers of notes after the date of any further issue will not be able to differentiate between notes sold as part of such further issue and previously issued notes. If we were to issue additional notes with OID, purchasers of notes after such further issue may be required to accrue OID (or greater amounts of OID than they would otherwise have accrued) with respect to their notes. This may affect the price of outstanding notes following a further issue. Purchasers are advised to consult legal counsel with respect to the implications of any future decision by us to undertake a further issue of notes with OID.

Form, Denomination, Clearance and Settlement

We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. The security holder will hold beneficial interests in the notes through DTC in book-entry form. The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The underwriters expect to deliver the notes through the facilities of DTC on September 18, 2012. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Payment of principal of and interest on the notes, so long as the notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Payment of Additional Amounts

For more information on additional amounts and the situations in which AstraZeneca PLC may be required to pay additional amounts, see “Description of Debt Securities — Payment of Additional Amounts” in the Base Prospectus below.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on the notes as described under “Description of Debt Securities — Satisfaction, Discharge and Defeasance” in the Base Prospectus.

Paying Agent

The principal corporate trust office of the trustee in The City of New York is designated as the principal paying agent. See “—Trustee” immediately below. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Trustee

As a result of the transfer of JPMorgan Chase Bank’s corporate trust business to The Bank of New York Mellon (formerly known as The Bank of New York), effective October 1, 2006, The Bank of New York Mellon is the trustee under the Indenture. The trustee’s address is The Bank of New York Mellon, Corporate Trust Office, 101 Barclay Street, New York, NY 10286. The trustee will also serve as the paying agent for the notes. See “— Paying Agent” immediately above.

See “Description of Debt Securities — Concerning the Trustee” and “Description of Debt Securities — Default and Related Matters” in the Base Prospectus below for a description of the trustee’s procedures and remedies available in the event of default.

Base Prospectus:

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities using this prospectus. As required by US federal law for all publicly offered corporate bonds and notes, the debt securities are governed by a document called an indenture. The indenture relating to the debt securities issued by us is a contract, dated as of April 1, 2004, between AstraZeneca PLC and JPMorgan Chase Bank, as trustee. As a result of the transfer of JPMorgan Chase Bank’s corporate trust business to The Bank of New York Mellon (formerly known as The Bank of New York) effective October 1, 2006, The Bank of New York Mellon is the trustee under the indenture. See “— The Trustee” below.

In this description “the security holder” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the section “Legal Ownership — Street Names and Other Indirect Holders” above.

General

This section summarizes the material provisions of the indenture and the debt securities. Because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all of the indenture provisions, including some of the terms used and defined in the indenture. We describe the meaning of only the more important terms in this prospectus. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of the security holder’s series of debt securities described in the prospectus supplement.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. The indenture is an exhibit incorporated by reference into this prospectus.

The debt securities are unsecured obligations of AstraZeneca PLC. The debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law.

The Trustee

The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank) is the trustee under the indenture. As trustee, it has two main roles:

●	first, it can enforce the security holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee may act on the security holder’s behalf, described under “Defaults and Related Matters — Remedies if an event of default occurs” below; and
●	second, the trustee performs administrative duties for us, such as sending the security holder interest payments and notices.

Types of Debt Securities

The indenture does not limit the amount of debt securities that we can issue. It provides that debt securities may be issued in one or more series up to the aggregate principal amount as we authorize from time to time. All debt securities of one series need not be issued at the same time and we may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

●	the title of the series of debt securities;
●	the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;
●	any stock exchange on which we will list the debt securities;
●	the date or dates on which we will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;
●	any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;
●	the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments or the method by which such date or dates will be determined and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;
●	the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the trustee in New York, New York;
●	the price or prices at which, the period or periods within which, the currency or currencies, currency unit or composite currency in which, and the terms and conditions upon which we may redeem the series of debt securities in whole or in part;
●	any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other term and condition upon which the debt securities will be redeemed, repaid or purchased;
●	the denominations in which debt securities of the series are issuable, if other than denominations of $1,000 and any multiple of $1,000;
●	the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared, if other than the principal amount;
●	the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than US dollars;
●	whether we or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;
●	whether we will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;
●	any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;
●	the forms of the series of debt securities;
●	the applicability of the provisions described later under “— Satisfaction, Discharge and Defeasance”;
●	any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;
●	if applicable, a discussion of any additional material US federal income and UK tax considerations; and

●	any other special features of the series of debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities offered and sold at a substantial discount to their stated principal amount.

Overview of the Remainder of this Description

The remainder of this description summarizes:

●	Additional mechanics relevant to the debt securities under normal circumstances, such as how the security holder transfers ownership and where we make payments.
●	The security holder’s right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.
●	The security holder’s rights under several special situations, such as if we merge with another company or if we want to redeem the debt securities for tax reasons.
●	Covenants contained in the indenture that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have different covenants.
●	The security holder’s rights if we default.
●	The security holder’s rights if we want to modify the indenture.
●	Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

Unless otherwise stated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons in denominations of $1,000 or whole multiples of $1,000. The security holder may have his or her debt securities broken into more debt securities of smaller $1,000 denominations or combined into fewer debt securities of larger $1,000 denominations, as long as the total principal amount is not changed. This is called an exchange.

The security holder may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and for transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

The security holder may not exchange his or her registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer.

The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with the security holder’s proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we first mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to the security holder if he or she is a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if the security holder no longer owns the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the prospectus supplement.

Unless otherwise specified in the prospectus supplement, we will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York Mellon (as successor paying agent to JPMorgan Chase Bank) in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. At our option, we may pay interest on any debt securities by check mailed to the registered holders.

Some of the debt securities may be denominated, and payments may be made, in currencies other than US dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may arrange for additional payment offices, or may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York. Whenever there are changes in the paying agents for any particular series of debt securities we must notify the trustee.

Payment of Additional Amounts

We agree that any amounts to be paid by us under any series of debt securities of principal, premium and interest in respect of the debt securities will be paid without deduction or withholding for, any and all present and future taxes, levies, duties, assessments, imposts or other governmental charges of whatever nature imposed, assessed, levied or collected by or for the account of the government of any jurisdiction in which we are resident for tax purposes (at the time of the issuance, the UK) or any political subdivision or taxing authority of such jurisdiction, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by the security holder with any relevant administrative requirements) pay such additional amounts as will result in the receipt of such amounts as would have been received by the holder had no such withholding or deduction been required.

The indenture provides that we will not have to pay additional amounts in certain specified circumstances, and that those circumstances may be modified or supplemented for different series of debt securities. Unless the prospectus supplement for a series of debt securities provides otherwise, debt securities issued using this prospectus will provide that we will not have to pay additional amounts if:

●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for the holder’s connection to the jurisdiction in which we are resident for tax purposes, other than by merely holding the debt security or by receiving principal, premium, if any, or interest, if any, on the debt security, or enforcing the debt security. These connections include where the holder or related party:
●	is or has been a domiciliary, national or resident of such jurisdiction;
●	is or has been engaged in a trade or business in such jurisdiction;
●	has or had a permanent establishment in such jurisdiction; or
●	is or has been physically present in such jurisdiction.
●	the tax, levy, impost or other governmental charge would not have been imposed, assessed, levied or collected but for presentation of the debt security for payment, if presentation is required, more than 30 days after the security became due or payment was provided for;
●	the tax, levy, impost or other governmental charge is an estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
●	the tax, levy, impost or other governmental charge is payable in a manner that does not involve deduction or withholding from payments on or in respect of the relevant debt security;
●	the tax, levy, impost or other governmental charge would not have been imposed or withheld but for the failure of the holder or beneficial owner to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with any jurisdiction in which we are resident for tax purposes, as required by any treaty, statute, regulation or administrative practice of such jurisdiction as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

●	the tax, levy, impost or other governmental charge is imposed on a payment to or for an individual and is required to be made pursuant to the European Union Directive 2003/48/EC on the taxation of savings or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;
●	the holder would have been able to avoid such withholding or deduction by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declarative, claim, certificate, document or other evidence establishing exemption therefrom;
●	the holder would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the EU or elsewhere; or
●	the holder of the debt security is a fiduciary, partnership or a person other than the sole beneficial owner of any payment that would be required, by the laws of the jurisdiction in which we are resident for tax purposes, to be included in income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the United Kingdom, the United States or any other country which is a member of the Organization for Economic Cooperation and Development. We are also generally permitted to sell or convey our property as an entirety or substantially as an entirety to such other entity. Our ability to take some of these actions is restricted in the following ways:

●	any entity succeeding us must assume our obligations in relation to the debt securities and under the indenture;
●	if the succeeding entity is not organized under the laws of the United Kingdom or a State of the United States, the succeeding entity’s assumption of our obligations in relation to the debt securities and under the indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts”.

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a principal property of ours or of a restricted subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “— Limitation on Liens”. If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

Optional Tax Redemption

We have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the applicable prospectus supplement. We must give the security holder between 30 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the jurisdiction in which we are resident for tax purposes, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of an amendment to, any treaty, we would have to pay additional amounts as described under “— Payment of Additional Amounts”.

This first situation applies only in the case of changes, amendments, applications, interpretations or executions that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities. If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes, and the applicable date will be the date such entity became successor, rather than the date specified in the prospectus supplement.

The second situation is where our independent legal adviser has advised us that, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the jurisdiction in which we are resident for tax purposes, after the date specified in the prospectus supplement for the applicable series of debt securities, we would have to pay additional amounts as described under “— Payment of Additional Amounts” and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us. If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which we are resident for tax purposes and the applicable date will be the date such entity became our successor.

Covenants

Limitation on Liens

Some of our property and the property of our subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including the security holder and the other direct holders of the debt securities, or over our general creditors if we fail to repay them. These preferential rights are generally called liens.

We undertake that we and certain of our subsidiaries, which we refer to as “restricted subsidiaries”, will not become obligated on any new debt for borrowed money that is secured by a lien on any principal property or on any shares of stock or indebtedness of any of our restricted subsidiaries unless we grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

●	Restricted subsidiary means any wholly-owned subsidiary:
●	with substantially all of its property located within the UK or the US; and
●	which owns a principal property;

but does not include any wholly-owned subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.

●	A wholly-owned subsidiary means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by us, or by one or more of our wholly-owned subsidiaries or by us and one or more of our wholly-owned subsidiaries.
●	A subsidiary, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.
●	Principal property means any manufacturing plant or facility or any research facility owned by us or any restricted subsidiary. A principal property must also be located within the UK or the US and have a gross book value (before deducting any depreciation reserve) exceeding 2% of our consolidated net tangible assets. Principal property does not include:
●	any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or
●	any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property.

We do not need to comply with this restriction if the amount of all debt that would be secured by liens on our principal properties and the shares of stock or indebtedness of our restricted subsidiaries is no more than 15% of our consolidated net tangible assets.

●	Our consolidated net tangible assets mean AstraZeneca PLC’s consolidated total assets, after deducting:
●	all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and
●	all goodwill, trade names, trademarks, patents and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders.

This restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:

●	any lien securing debt owed to us or to any of our restricted subsidiaries by us or any of our restricted subsidiaries;
●	any lien existing at the date of the indenture;

●	any lien on a principal property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that principal property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;
●	any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either us or a restricted subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to us or a restricted subsidiary;
●	any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;
●	any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;
●	any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for our benefit and/or the benefit of any restricted subsidiary;
●	any lien incurred or deposits made in the ordinary course of business, including but not limited to:
●	any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;
●	any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and
●	any easements, rights-of-way, restrictions and other similar charges;
●	any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;
●	any lien securing taxes or assessments or other applicable governmental charges or levies;
●	any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and
●	any lien in favor of us or any subsidiary of ours.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:

●	any liens on property of ours or a restricted subsidiary in favor of the US or any State of the US, or the UK, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens.

Limitation on Sale and Lease-Back Transactions

Neither we nor any of our restricted subsidiaries will enter into any sale and lease-back transaction involving a principal property without complying with this covenant.

A sale and lease-back transaction is an arrangement between us or a restricted subsidiary and any person in which we or the restricted subsidiary leases back for a term of more than three years a principal property that we or the restricted subsidiary has sold or transferred to that person.

We and our restricted subsidiaries may enter into sale and lease-back transactions provided that the total amount of attributable debt attributable to all sale and lease-back transactions plus other debt of ours or any of our restricted subsidiaries that is secured by liens (but excluding debt secured by liens on property that we or a restricted subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the debt securities offered by this prospectus as described under “— Limitation on Liens” above) does not exceed 15% of consolidated net tangible assets.

This restriction does not apply to any sale and lease-back transaction if:

●	we or the restricted subsidiary seeking to enter into the sale and lease-back could incur, assume or guarantee debt secured by a lien on the principal property to be leased without equally and ratably securing the debt securities offered by this prospectus as a result of one or more of the exceptions to the limitation on liens as described under “— Limitation on Liens” above;
●	within twelve months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by us or a restricted subsidiary, we apply, an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the principal property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to
●	the retirement of indebtedness for money borrowed, incurred or assumed by us or any restricted subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt, or
●	investment in any principal property or principal properties.

This restriction on sale and lease-back transactions also does not apply to any transaction between us and a restricted subsidiary, or between restricted subsidiaries.

Attributable debt means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the indenture, compounded semi-annually) of our or a restricted subsidiary’s obligation for rental payments for the remaining term of any lease in a sale and lease-back transaction.

Default and Related Matters

Events of Default

A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.

What is an event of default? An event of default means any of the following:

●	Interest — default for 30 days in the payment of any installment of interest on the series of debt securities;
●	Principal — default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;
●	Sinking Fund Installment — default in the payment of any sinking fund installment as and when such installment becomes due and payable by the specific terms of the series of debt securities or beyond any period of grace;
●	Covenant — breach or default by us in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for ninety days after we receive written notice of the default from the trustee or we and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.

Remedies if an event of default occurs. If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the indenture and outstanding (voting as one class), as the case may be, if certain conditions are met.

Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the indenture and outstanding (treated as one class). Default in the payment of principal of or interest on or any sinking fund installment of debt securities of any series or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security affected may only be modified or amended with the consent of such holder.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the indenture.

Before the security holder bypasses the trustee and brings his or her own lawsuit or other formal legal action or takes other steps to enforce his or her rights or protects his or her interests relating to the debt securities, the following must occur:

●	the security holder must give the trustee written notice that an event of default has occurred and remains uncured;
●	the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and
●	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period.

These limitations do not apply to a suit instituted by the security holder for the enforcement of payment of the principal or interest on a debt security on or after the respective due dates.

We will file annually with the trustee on or before March 31 in each year a written statement of certain of our officers certifying that, to their knowledge, we have not defaulted on our covenants under the indenture or else specifying any default that exists.

For any series of debt securities that is a series of original issue discount securities the prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.

Modification of the Indenture and Waiver

There are three types of changes we can make to the indenture and any series of the debt securities.

Changes not requiring approval. The first type of change does not require any vote by holders of debt securities. The security holder’s consent is not required to do any of the following:

●	to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;
●	to evidence the succession of any successor corporation to us as described under “Mergers and Similar Events” above;

●	to evidence the succession of any successor trustee under the indenture or to add to or change any provisions of the indenture as necessary to provide for the appointment of an additional trustee or trustees;
●	to add to our covenants or to add additional events of default for the benefit of the holders of any series of the debt securities;
●	to cure any ambiguity or to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture; or
●	to make any other provisions with respect to matters or questions arising under the indenture as our board of directors may deem necessary or desirable and that shall not adversely affect the interests of holders of any series of the debt securities in any material respect.

Changes requiring the approval of a majority of holders. The second type of change to the indenture and the debt securities requires a vote in favor by holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below.

Changes requiring the security holder’s approval. Third, there are changes that cannot be made to the security holder’s debt securities without the specific approval of each affected holder. The security holder’s consent is required before we could do any of the following:

●	extend the final maturity of a debt security;
●	reduce the principal amount of a debt security;
●	reduce the rate or extend the time of payment of any interest on a debt security;
●	reduce any amount payable on redemption of a debt security;
●	reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;
●	impair the security holder’s right to sue for payment;
●	impair any right of repayment at the option of the holder;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; or
●	change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments.

Satisfaction, Discharge and Defeasance

We may terminate our repayment and obligations on the debt securities, when:

●	we have paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series;
●	we have delivered to the trustee for cancellation all outstanding debt securities of any series; or
●	all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and we have deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any.

We may legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for the security holder:

●	we must deposit in trust for the security holder’s benefit and the benefit of all other direct holders of the debt securities a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

●	we must deliver to the trustee a legal opinion of our counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for US federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

●	to register the transfer and exchange of debt securities and our right of optional redemption, if any;
●	to replace mutilated, defaced, destroyed, lost or stolen debt securities;
●	to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;
●	immunities of the trustee; and
●	to hold money for payment in trust.

Government obligation means securities that are:

●	direct obligations of the US or any foreign government of a sovereign state for the payment of which is pledged by the full faith and credit of the US or such foreign government; or
●	obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the US or any foreign government of a sovereign state the payment of which is unconditionally guaranteed as a full faith and credit obligation of the US or such foreign government;

and are not callable or redeemable at the option of the issuer. Government obligation also includes:

●	a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt.

Notices

We and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to us. After that two-year period, the security holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon acts as the trustee with respect to certain debt securities of certain of our subsidiaries.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving us notice or our default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

H.	4.800% Notes due 2027, 4.850% Notes due 2029, 4.900% Notes due 2031 and 5.000% Notes due 2034

Prospectus Supplement:

DESCRIPTION OF NOTES

General

AstraZeneca Finance offered $1,250,000,000 initial aggregate principal amount of 4.800% Notes due 2027 (the “AZ Finance 2027 Notes”), $1,250,000,000 initial aggregate principal amount of 4.850% Notes due 2029 (the “AZ Finance 2029 Notes”), $1,000,000,000 initial aggregate principal amount of 4.900% Notes due 2031 (the “AZ Finance 2031 Notes”) and $1,500,000,000 initial aggregate principal amount of 5.000% Notes due 2034 (the “AZ Finance 2034 Notes” and, together with the AZ Finance 2027 Notes, the AZ Finance 2029 Notes and the AZ Finance 2031 Notes, the “Notes”), each as a separate series of Notes under the Indenture, and, as such, each series of Notes votes and acts, and may be redeemed, separately. The Notes are governed by New York law.

There is no sinking fund for any series of Notes. We have listed the Notes on New York Stock Exchange.

Guarantees

The Notes are unsecured, unsubordinated indebtedness of AstraZeneca Finance LLC and rank equally with all of AstraZeneca Finance LLC’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes are fully and unconditionally guaranteed by AstraZeneca PLC (each, a “Guaranty” and, collectively, the “Guarantees”). The Guarantees are the unsubordinated and unsecured obligations of AstraZeneca PLC and rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC.

Interest Payments and Maturity

For purposes of the description below, “business day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the Notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

Maturity.   The aggregate principal amounts of the AZ Finance 2027 Notes, the AZ Finance 2029 Notes, the AZ Finance 2031 Notes and the AZ Finance 2034 Notes will mature and become due and payable, together with any accrued and unpaid interest, on February 26, 2027, February 26, 2029, February 26, 2031 and February 26, 2034, respectively.

Interest Rate.   Each of the AZ Finance 2027 Notes, the AZ Finance 2029 Notes, the AZ Finance 2031 Notes and the AZ Finance 2034 Notes will bear interest from and including their respective original issue dates to but excluding the respective dates on which their principal amount is paid or made available for payment, at a rate equal to 4.800% per annum, 4.850% per annum, 4.900% per annum and 5.000% per annum, respectively, calculated on the basis of a 360-day year and twelve 30-day months.

Interest Payment Dates.   Interest on the AZ Finance 2027 Notes will be paid semi-annually in arrears on February 26 and August 26 of each year, commencing August 26, 2024. Interest on the AZ Finance 2029 Notes will be paid semi-annually in arrears on February 26 and August 26 of each year, commencing August 26, 2024. Interest on the AZ Finance 2031 Notes will be paid semi-annually in arrears on February 26 and August 26 of each year, commencing August 26, 2024. Interest on the AZ Finance 2034 Notes will be paid semi-annually in arrears on February 26 and August 26 of each year, commencing August 26, 2024. Each interest payment date referenced herein is referred to as an “Interest Payment Date.” However, if an Interest Payment Date would fall on a day that is not a business day, the Interest Payment Date will be postponed to the next succeeding day that is a business day, but no additional interest shall be paid unless we fail to make payment on such date (and such adjustment shall not affect the determination of any Interest Period).

Record Dates.   On each relevant Interest Payment Date, interest on each of the AZ Finance 2027 Notes, the AZ Finance 2029 Notes, the AZ Finance 2031 Notes and the AZ Finance 2034 Notes shall be paid to the holder in whose name such Notes are registered at the close of business on the 15th calendar day preceding the applicable Interest Payment Date, whether or not such day is a business day. However, interest that AstraZeneca Finance LLC pays on the maturity date will be payable to the person to whom the principal will be payable on such date.

Interest Periods.   The first interest period for the Notes will be the period from and including the issue date to but excluding the first Interest Payment Date. Thereafter, the interest periods for the Notes will be the periods from and including the Interest Payment Dates to but excluding the immediately succeeding Interest Payment Date (together with the first interest period, each an “Interest Period”). The final Interest Period will be the period from and including the Interest Payment Date immediately preceding the maturity date or the redemption date to but excluding the maturity or the redemption date.

Redemption

As explained below, under certain circumstances AstraZeneca Finance may redeem the Notes before they mature. This means that AstraZeneca Finance may repay them prior to maturity. If AstraZeneca Finance redeems one series of Notes we will have no obligation to redeem any other series of Notes. Each series of Notes will stop bearing interest on the applicable redemption date, even if you do not collect your money. AstraZeneca Finance will give notice of any redemption we propose to make to DTC at least 10 days, but no more than 60 days, before the applicable redemption date. Notice by DTC to its participants and by these participants to street name holders of indirect interests in the Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) (even if more than 60 days after the giving of notice of redemption) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).

We will notify the trustee of the redemption price of any series of Notes to be redeemed promptly after the calculation thereof, and the trustee shall have no responsibility for, or liability in regards to, any calculation or determination in respect of the redemption price of any Notes, or any component thereof, and shall be entitled to receive, and be fully protected in relying upon, an officers’ certificate from AstraZeneca Finance that states such redemption price.

Optional Redemption

Prior to the applicable “Par Call Date” (as set forth below), we may redeem the Notes of each series, at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the applicable redemption date (assuming the relevant Notes matured on the relevant Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as set forth below) less (b) interest accrued to the relevant date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the relevant redemption date.

On or after the applicable Par Call Date, we may redeem the Notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the relevant redemption date.

“Make-Whole Spread” means, with respect to (i) the AZ Finance 2027 Notes, 10 basis points, (ii) the AZ Finance 2029 Notes, 10 basis points, (iii) the AZ Finance 2031 Notes, 10 basis points and (iv) the AZ Finance 2034 Notes, 15 basis points.

“Par Call Date” means, with respect to (i) the AZ Finance 2027 Notes, January 26, 2027, (ii) the AZ Finance 2029 Notes, January 26, 2029, (iii) the AZ Finance 2031 Notes, December 26, 2030 and (iv) the AZ Finance 2034 Notes, November 26, 2033.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the relevant redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the relevant redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the relevant redemption date.

If on the third business day preceding the relevant redemption date, H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such relevant redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the relevant Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the relevant redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility for determining, or liability in regards to, whether or not manifest error has occurred.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the relevant redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee considers fair and appropriate, subject to any securities exchange requirements and depositary procedures. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, except in the case of Notes represented by a global security, upon surrender of such Notes, a new Note or Notes of such series, in principal amount equal to the unredeemed portion thereof will be issued. For so long as the Notes are held by DTC, the redemption of the Notes shall be done in accordance with the policies and procedures of DTC.

Unless we default in payment of the relevant redemption price, on and after the redemption date, interest will cease to accrue on the relevant series of Notes or portions thereof called for redemption.

Optional Tax Redemption

In the event of certain tax law changes and other limited circumstances relating to tax matters, AstraZeneca Finance may redeem all, but not less than all, of the Notes of any series at a price equal to 100% of the principal amount of such series of Notes plus accrued interest thereon to but excluding the date of redemption. This means we may repay any one or each series of Notes prior to maturity. We discuss AstraZeneca Finance LLC’s ability to redeem the Notes in greater detail under “Description of Debt Securities and Guarantees — Optional Tax Redemption” in the accompanying prospectus (and the date specified for those purposes with respect to each series of Notes covered by this prospectus supplement shall be the date of issuance of the relevant series of Notes).

Further Issuances

AstraZeneca Finance LLC may, at its option, at any time and without the consent of the then existing noteholders, reopen any series of Notes and issue additional Notes in one or more transactions after the date of this prospectus supplement with terms (other than the issuance date and, possibly, first interest payment date, original interest accrual date and issue price) identical to such series of Notes issued hereby. These additional Notes will be deemed to have been part of the applicable series of Notes offered hereby and will provide the holders of these additional Notes the right to vote together with holders of the applicable series of Notes issued hereby; provided, however, that if these additional Notes are not fungible with the applicable series of Notes offered hereby for U.S. federal income tax purposes, these additional Notes will have a different CUSIP or other identifying number.

Form, Denomination, Clearance and Settlement

AstraZeneca Finance LLC will issue the Notes in fully registered form. Each series of Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Notes through DTC in book-entry form. The Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The underwriters expect to deliver the Notes through the facilities of DTC on February 26, 2024. Indirect holders trading their beneficial interests in the Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement” in the attached prospectus for more information about these clearing systems.

Payment of principal of and interest on each series of Notes, so long as the Notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Payment of Additional Amounts

If any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca Finance or the Guarantor (as applicable) or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca Finance or the Guarantor under any Notes, AstraZeneca Finance or the Guarantor, as applicable, will (subject to compliance by the holders of such Notes with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders were entitled had no such withholding or deduction been required; provided, however, that neither AstraZeneca Finance nor the Guarantor shall be required to make any payment of additional amounts for or on account of:

(i)any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the Note or the collection of principal, premium or interest, if any, on, or the enforcement of, the Note;
(ii)any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Note was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;
(iii)any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
(iv)any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant Note;
(v)any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant Note to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
(vi)any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;
(vii)any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service (the “IRS”) under or with respect to FATCA;
(viii)any present or future tax, levy, impost or other governmental charge which is imposed or withheld because the holder of the Note is (1) considered a 10% shareholder (within the meaning of Sections 871(h)(3) or 881(c)(3) of the Code) of the issuer of the Note or (2) a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the issuer of the Note;

(ix)any present or future tax, levy, impost or other governmental charge which is imposed because the holder (1) is a bank purchasing the Note in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the Note for investment purposes only nor (B) buying the Note for resale to a third party that either is not a bank or will hold the Note for investment purposes only;
(x)any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a Note to any holder of the relevant Note that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or Note to the extent that the beneficiary or settlor with respect to the fiduciary, a member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such Note; or
(xii)any combination of (i) through (x).

The Relevant Taxing Jurisdiction for AstraZeneca Finance is the jurisdiction in which it is subject to tax by reason of its organization under such jurisdiction’s laws or, if relevant, where it is resident for tax purposes (being presently the United States) and for AstraZeneca PLC, as Guarantor, is the jurisdiction in which it is resident for tax purposes (presently, the UK).

AstraZeneca Finance and the Guarantor will remit the full amount of any taxes withheld to the applicable taxing authorities in accordance with the applicable law. AstraZeneca Finance and the Guarantor will also provide the trustee with documentation satisfactory to the trustee evidencing the payment of any taxes in respect of which AstraZeneca Finance and the Guarantor have paid additional amounts. AstraZeneca Finance and the Guarantor will provide copies of such documentation to the holders of the Notes upon request.

Any reference in this prospectus supplement, the Indenture or the Notes to principal, premium or interest in respect of the Notes will be deemed also to refer to any additional amounts that may be payable with respect to such principal, premium or interest under the obligations referred to in this subsection.

Defeasance and Discharge

AstraZeneca PLC and AstraZeneca Finance may release themselves from any payment or other obligations on each series of Notes as described under “Description of Debt Securities and Guarantees — Satisfaction, Discharge and Defeasance” in the attached prospectus.

Paying Agent

The trustee, at its principal corporate trust office in The City of New York, is designated as the paying agent and security registrar. See “— Trustee” immediately below. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Trustee

The Bank of New York Mellon is the trustee under the Indenture. The trustee’s current address is The Bank of New York Mellon, Corporate Trust Office, 240 Greenwich Street, New York, NY 10286. The Bank of New York Mellon will also serve as the paying agent for the Notes. See “Paying Agent” immediately above.

See “Description of Debt Securities and Guarantees — Concerning the Trustee” and “Description of Debt Securities and Guarantees — Default and Related Matters” in the attached prospectus for a description of the trustee’s procedures and remedies available in the event of default.

Base Prospectus:

DESCRIPTION OF DEBT SECURITIES

The debt securities issued by AstraZeneca PLC rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law. The debt securities issued by AstraZeneca PLC will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC. as to the assets of such subsidiaries. The debt securities of AstraZeneca PLC are unsecured obligations and are not guaranteed by any of AstraZeneca PLC’s subsidiaries. The debt securities issued by AstraZeneca Finance will rank equally in right of payment with all of AstraZeneca Finance’s other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law. The debt securities issued by AstraZeneca Finance will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca Finance (if any). The debt securities of AstraZeneca Finance are unsecured obligations, are guaranteed by AstraZeneca PLC, but are not guaranteed by any of AstraZeneca Finance’s subsidiaries. The debt securities of AstraZeneca Finance will be guaranteed by AstraZeneca PLC. AstraZeneca PLC’s guarantee will rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC, except for indebtedness that is preferred under applicable law. The guarantees of AstraZeneca PLC will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC as to the assets of such subsidiaries. The guarantees are unsecured obligations of AstraZeneca PLC and are not guaranteed by any of AstraZeneca PLC’s other subsidiaries.

The Trustee

The Bank of New York Mellon is the trustee under each of the indentures. As trustee, it has two main roles:

●	first, it can enforce the security holder’s rights against the applicable issuer if the applicable issuer defaults on debt securities issued under each indenture. There are some limitations on the extent to which the trustee may act on the security holder’s behalf, described under “— Defaults and Related Matters — Remedies if an event of default occurs” below; and
●	second, the trustee performs administrative duties for us, such as sending the security holder interest payments and notices.

Types of Debt Securities

Neither of the indentures limits the amount of debt securities that the applicable issuer can issue. Each of the indentures provides that debt securities may be issued in one or more series up to the aggregate principal amount as the applicable issuer authorizes from time to time. All debt securities of one series need not be issued at the same time, and the applicable issuer may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

●	whether the debt securities are issued by AstraZeneca PLC, AstraZeneca Finance LLC or both of them, and whether debt securities will benefit from one or more guarantees;
●	the title of the series of debt securities;
●	the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;
●	any exchange on which the debt securities will be listed;
●	the date or dates on which the applicable issuer will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;
●	any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;
●	the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;
●	the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the trustee in New York, New York;
●	the price or prices at which, the period or periods within which, and the terms and conditions upon which the applicable issuer may redeem the series of debt securities in whole or in part;

●	any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other term and condition upon which the debt securities will be redeemed, repaid or purchased;
●	the denominations in which debt securities of the series are issuable, if other than denominations of $2,000 and any whole multiple of $1,000 in excess thereof;
●	the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared or provable in bankruptcy, if other than the principal amount;
●	the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than U.S. dollars;
●	whether the applicable issuer or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;
●	whether the applicable issuer will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;
●	any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;
●	the forms of the series of debt securities;
●	the applicability of the provisions described later under “— Satisfaction, Discharge and Defeasance”;
●	any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;
●	if applicable, a discussion of any additional or alternative material U.S. federal income and UK tax considerations; and
●	any other special features of the series of debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities offered and sold at a substantial discount to their stated principal amount.

Guaranty

Unless otherwise provided in the prospectus supplement relating to debt securities of any series of AstraZeneca Finance, each series of AstraZeneca Finance’s debt securities shall be fully and unconditionally guaranteed by the Guarantor as to (i) the prompt payment by AstraZeneca Finance of the outstanding principal of such debt securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, (ii) the prompt payment by AstraZeneca Finance of any interest and any premium payable with respect to the outstanding principal of all such debt securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise and (iii) the payment of all other sums owing from AstraZeneca Finance under such debt securities when and as the same shall become due, all in accordance with the terms of such debt securities and the AstraZeneca Finance indenture (the payment obligations by AstraZeneca PLC identified in subparagraphs (i) through (iii) being collectively referred to herein as the “Guaranteed Obligations”). All payments by the Guarantor shall be made in lawful money of the United States of America. Each Guaranty shall be unsecured and unsubordinated indebtedness of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness for borrowed money of the Guarantor.

Each Guaranty shall terminate and be of no further force and effect (i) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all applicable debt securities then outstanding and all other Guaranteed Obligations of the Guarantor then due and owing or (ii) upon legal or covenant defeasance of AstraZeneca Finance’s obligations in accordance with the terms of the AstraZeneca Finance indenture or the full satisfaction and discharge of the AstraZeneca Finance indenture with respect to all series of debt securities issued thereunder; provided that all Guaranteed Obligations incurred to the date of such satisfaction and discharge have been paid in full.

Under the AstraZeneca Finance indenture, the Guarantor is generally permitted to consolidate or merge with another person that is organized under the laws of the UK, a State of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. The Guarantor is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to such other entity. Its ability to take some of these actions is restricted in the following ways:

●	any successor to the Guarantor must assume the Guarantor’s obligations in relation to the Guarantees and under the AstraZeneca Finance indenture; and
●	if the succeeding entity is resident for tax purposes other than in the UK, the succeeding entity’s assumption of the Guarantor’s obligations in relation to the Guarantees and under the AstraZeneca Finance indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts.”

Each Guaranty shall provide that in the event of a default in the payment of principal of and any interest and any premium which may be payable by AstraZeneca Finance in respect of the debt securities issued by AstraZeneca Finance, the holder of such debt securities may institute legal proceedings directly against the Guarantor to enforce the Guaranty without proceeding first against AstraZeneca Finance.

Overview of the Remainder of this Description

The remainder of this description summarizes:

●	Additional mechanics relevant to the debt securities under normal circumstances, such as how the security holder transfers ownership and where the applicable issuer makes payments.
●	The security holder’s right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.
●	The security holder’s rights under several special situations, such as if the applicable issuer merges with another company or if the applicable issuer wants to redeem the debt securities for tax reasons.
●	Covenants contained in the applicable indenture that restrict AstraZeneca PLC’s ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have different covenants.
●	The security holder’s rights if there is a default under the applicable indenture.
●	The security holder’s rights if the applicable issuer wants to modify the indenture.
●	The relationship of the issuers with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued only in fully registered form without interest coupons in denominations of $2,000 or whole multiples of $1,000 in excess thereof. The security holder may have his or her debt securities broken into more debt securities of smaller denominations of whole multiples of $1,000 (but not less than a minimum denomination of $2,000) or combined into fewer debt securities of larger denominations of whole multiples of $1,000, as long as the total principal amount is not changed. This is called an exchange.

The security holder may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as the agent for the issuers for registering debt securities in the names of holders and for transferring registered debt securities. Each issuer may change this appointment to another entity or perform the service by itself. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

The security holder may not exchange his or her registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but the applicable issuer may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer.

The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with the security holder’s proof of ownership.

If the debt securities are redeemable and the applicable issuer redeems less than all of the debt securities of a particular series, such issuer may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day the applicable issuer first mails the notice of redemption and ends on the day of that mailing. The applicable issuer may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, the applicable issuer will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

The applicable issuer will pay interest to the security holder if he or she is a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if the security holder no longer owns the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the applicable prospectus supplement.

Unless provided otherwise in the applicable prospectus supplement, the applicable issuer will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York Mellon in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286. At its option, the applicable issuer may pay interest on any debt securities by check mailed to the registered holders.

Some of the debt securities may be denominated, and payments may be made, in currencies other than U.S. dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

The applicable issuer may arrange for additional payment offices, or may cancel or change these offices, including the use of the trustee’s corporate trust office. These offices are called paying agents. The applicable issuer may also choose to act as its own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York. Whenever there are changes in the paying agents for any particular series of debt securities the applicable issuer must notify the trustee.

Payment of Additional Amounts

Payment of Additional Amounts by AstraZeneca PLC

Unless provided otherwise in the applicable prospectus supplement, if any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca PLC or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca PLC under any series of AstraZeneca PLC debt securities, AstraZeneca PLC will (subject to compliance by holders of such AstraZeneca PLC debt securities with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders are entitled had no such withholding or deduction been required; provided, however, that AstraZeneca PLC shall not be required to make any payment of additional amounts for or on account of:

●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the debt security or the collection of principal, premium or interest, if any, on, or the enforcement of, the debt security;
●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant debt security was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;
●	any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
●	any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant debt security;

●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant debt security to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
●	any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;
●	any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service (the “IRS”) under or with respect to FATCA;
●	any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a debt security to any holder of the relevant debt security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or debt security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such debt security; or
●	any combination of the exceptions listed above.

Payment of Additional Amounts by AstraZeneca Finance and the Guarantor

Unless provided otherwise in the applicable prospectus supplement, if any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca Finance or the Guarantor (as applicable) or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca Finance or the Guarantor under any series of AstraZeneca Finance debt securities, AstraZeneca Finance or the Guarantor, as applicable, will (subject to compliance by the holders of such AstraZeneca Finance debt securities with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders are entitled had no such withholding or deduction been required; provided, however, that neither AstraZeneca Finance nor the Guarantor shall be required to make any payment of additional amounts for or on account of:

●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the debt security or the collection of principal, premium or interest, if any, on, or the enforcement of, the debt security;
●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant debt security was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;
●	any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;
●	any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant debt security;

●	any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant debt security to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;
●	any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;
●	any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the IRS under or with respect to FATCA;
●	any present or future tax, levy, impost or other governmental charge which is imposed or withheld because the holder of the debt security is (1) considered a 10% shareholder (within the meaning of Sections 871(h)(3) or 881(c)(3) of the Code) of the issuer of the debt security or (2) a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the issuer of the debt security;
●	any present or future tax, levy, impost or other governmental charge which is imposed because the holder (1) is a bank purchasing the debt security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the debt security for investment purposes only nor (B) buying the debt security for resale to a third party that either is not a bank or will hold the debt security for investment purposes only;
●	any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a debt security to any holder of the relevant debt security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or debt security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such debt security; or
●	any combination of the exceptions listed above.

The Relevant Taxing Jurisdiction for AstraZeneca PLC, as issuer or Guarantor, is the jurisdiction in which it is resident for tax purposes (presently, the UK) and for AstraZeneca Finance is the United States.

In respect of payments by either AstraZeneca PLC or AstraZeneca Finance, no additional amounts shall be paid in the event that the obligation to pay additional amounts is the result of the issuance of definitive registered securities to a holder of predecessor securities at such holder’s request upon the occurrence of an event of default and at the time payment is made definitive registered securities have not been issued in exchange for the entire principal amount of the predecessor securities.

At least 5 business days prior to each date on which any payment under or with respect to the debt securities of any series is due and payable (unless such obligation to pay additional amounts arises after the 5th business day prior to the date on which payment under or with respect to the debt securities of such series is due and payable, in which case it will be promptly thereafter), if an issuer or the Guarantor (with respect to a series of AstraZeneca Finance debt securities) will be obligated to pay additional amounts with respect to such payment, the applicable issuer or the Guarantor (with respect to such series of AstraZeneca Finance debt securities), as the case may be, will deliver to the trustee an officers’ certificate stating that such additional amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the trustee to pay such additional amounts to the holders of the debt securities of such series on the payment date.

Mergers and Similar Events

AstraZeneca PLC

AstraZeneca PLC is generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the UK, a state of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. AstraZeneca PLC is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to such other entity. AstraZeneca PLC’s ability to take some of these actions is restricted in the following ways:

●	any entity succeeding us must assume our obligations in relation to the debt securities and the guarantees under the indenture; and
●	if the succeeding entity is resident for tax purposes other than in the UK, the succeeding entity’s assumption of our obligations in relation to the debt securities and guarantees under the applicable indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts”.

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a principal property of ours or of a restricted subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “— Limitation on Liens”. If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to the security holder and the other direct holders of the debt securities.

AstraZeneca Finance LLC

AstraZeneca Finance is generally permitted to consolidate or merge with another person that is organized under the laws of the UK, any State of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. AstraZeneca Finance’s ability to take some of these actions is restricted in the following ways:

●	any entity succeeding AstraZeneca Finance must assume AstraZeneca Finance’s obligations in relation to the debt securities and under the AstraZeneca Finance indenture;
●	the Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that the Guaranty shall apply to AstraZeneca Finance’s successor’s obligations under AstraZeneca Finance’s debt securities and the AstraZeneca Finance indenture; and
●	if the succeeding entity is resident for tax purposes elsewhere than the U.S., the succeeding entity’s assumption of AstraZeneca Finance’s obligations in relation to the debt securities under the applicable indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts.”

AstraZeneca Finance is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to another person, and these actions are not limited under the AstraZeneca Finance indenture

Optional Tax Redemption

Unless provided otherwise in the applicable prospectus supplement, the applicable issuer has the option to redeem the debt securities in the situations described below. The redemption price for the debt securities, other than debt securities issued with original issue discount, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for debt securities issued with original issue discount will be specified in the applicable prospectus supplement. The applicable issuer must give you between 10 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the Relevant Taxing Jurisdiction of the applicable issuer or the Guarantor or any political subdivision or taxing authority thereof or therein, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or a political subdivision thereof is party, (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “— Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available.

This first situation applies only in the case of changes, amendments, applications, interpretations or executions that become effective on or after the date specified in the prospectus supplement for the applicable series of debt securities. If the applicable issuer or the Guarantor is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which the applicable issuer or the Guarantor is resident for tax purposes, and the applicable date will be the date such entity became the successor to the applicable issuer or the Guarantor, rather than the date specified in the preceding sentence.

The second situation is where, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the Relevant Taxing Jurisdiction of the applicable issuer or the Guarantor or any political subdivision or taxing authority thereof or therein, which action is taken or brought on or after the date specified in the prospectus supplement for the applicable series of debt securities, (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “— Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available. This second situation applies only in the case of actions taken on or after the date specified in the prospectus supplement for the applicable series of debt securities. If the applicable issuer or the Guarantor is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which the applicable issuer or the Guarantor is resident for tax purposes, and the applicable date will be the date such entity became the successor to the applicable issuer or the Guarantor, rather than the date specified in the preceding sentence.

The third situation is where, as a result of any delivery or requirement to deliver definitive, registered securities (having used all reasonable efforts to avoid having to issue such definitive registered securities), (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “—Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available.

The fourth situation is where, if the person formed by a consolidation of the applicable issuer or Guarantor or into which the applicable issuer or Guarantor is merged or to which the applicable issuer or the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay a holder additional amounts in respect of any tax, assessment or governmental charge which is imposed on any such holder or required to be withheld or deducted from any payment to such holder as a consequence of such consolidation, merger, conveyance, transfer or lease.

Covenants

Limitation on Liens

Some of the property of AstraZeneca PLC and its subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including the security holders and the other direct holders of the debt securities, or over the general creditors of AstraZeneca PLC and its subsidiaries, if such lender is not repaid. These preferential rights are generally called liens.

AstraZeneca PLC undertakes that it and certain of its subsidiaries, which we refer to as “restricted subsidiaries,” will not become obligated on any new debt for borrowed money that is secured by a lien on any principal property or on any shares of stock or indebtedness of any of its restricted subsidiaries unless AstraZeneca PLC grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

●	Restricted subsidiary means any wholly-owned subsidiary of AstraZeneca PLC:
o	with substantially all of its property located within the UK or the U.S.; and
o	which owns a principal property, but does not include any wholly-owned subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.
●	A wholly-owned subsidiary means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by AstraZeneca PLC, or by one or more of its wholly-owned subsidiaries or by AstraZeneca PLC and one or more of its wholly-owned subsidiaries.
●	A subsidiary, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.

●	Principal property means any manufacturing plant or facility or any research facility owned by AstraZeneca PLC or any restricted subsidiary. A principal property must also be located within the UK or the U.S. and have a gross book value (before deducting any depreciation reserve) exceeding 2% of AstraZeneca PLC’s consolidated net tangible assets. Principal property does not include:
o	any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or
o	any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property.

AstraZeneca PLC does not need to comply with this restriction if the amount of all debt that would be secured by liens on its principal properties and the shares of stock or indebtedness of its restricted subsidiaries is no more than 15% of its consolidated net tangible assets.

●	Our consolidated net tangible assets mean AstraZeneca PLC’s consolidated total assets, after deducting:
o	all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and
o	all goodwill, trade names, trademarks, patents and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders.

This restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:

●	any lien on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a restricted subsidiary;
●	any lien on property or shares of stock existing at the time of acquisition of that property or those shares of stock, or to secure the payment of all or any part of the purchase price of that property or those shares of stock, or to secure any debt incurred before, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of the shares of stock and, in the case of property, the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of the commercial operation of the property, where the debt is incurred to finance all or any part of the purchase price;
●	any lien securing debt owed to AstraZeneca PLC or to any of its restricted subsidiaries by AstraZeneca PLC or any of its restricted subsidiaries;
●	any lien existing as of the date of the applicable indenture;
●	any lien on a principal property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that principal property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;
●	any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either AstraZeneca PLC or a restricted subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to AstraZeneca PLC or a restricted subsidiary;
●	any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;
●	any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;
●	any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of AstraZeneca PLC and/or for the benefit of any restricted subsidiary;
●	any lien incurred or deposits made in the ordinary course of business, including but not limited to:
o	any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;
o	any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and

o	any easements, rights-of-way, restrictions and other similar charges;
●	any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;
●	any lien securing taxes or assessments or other applicable governmental charges or levies;
●	any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and
●	any lien in favor of AstraZeneca PLC or any of its subsidiaries.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:

●	any liens on property of AstraZeneca PLC or a restricted subsidiary in favor of the U.S. or any State of the U.S., or the UK, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens.

Limitation on Sale and Lease-Back Transactions

Neither AstraZeneca PLC nor any of its restricted subsidiaries will enter into any sale and lease-back transaction involving a principal property without complying with this covenant.

A sale and lease-back transaction is an arrangement between AstraZeneca PLC or a restricted subsidiary and any person in which AstraZeneca PLC or the restricted subsidiary leases back for a term of more than three years a principal property that AstraZeneca PLC or the restricted subsidiary has sold or transferred to that person.

AstraZeneca PLC and its restricted subsidiaries may enter into sale and lease-back transactions provided that the total amount of attributable debt attributable to all sale and lease-back transactions plus other debt of AstraZeneca PLC or any of its restricted subsidiaries that is secured by liens (but excluding debt secured by liens on property that AstraZeneca PLC or a restricted subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the debt securities offered by this prospectus as described under “— Limitation on Liens” above) does not exceed 15% of consolidated net tangible assets.

This restriction does not apply to any sale and lease-back transaction if:

●	AstraZeneca PLC or the restricted subsidiary seeking to enter into the sale and lease-back could incur, assume or guarantee debt secured by a lien on the principal property to be leased without equally and ratably securing the debt securities offered by this prospectus as a result of one or more of the exceptions to the limitation on liens as described under “— Limitation on Liens” above;
●	within twelve months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by AstraZeneca PLC or a restricted subsidiary, we apply, an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the principal property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to:
o	the retirement of indebtedness for money borrowed, incurred or assumed by AstraZeneca PLC or any restricted subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt, or
o	investment in any principal property or principal properties.

This restriction on sale and lease-back transactions also does not apply to any transaction between AstraZeneca PLC and a restricted subsidiary, or between restricted subsidiaries.

Attributable debt means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the indenture, compounded semi-annually) of AstraZeneca PLC’s or a restricted subsidiary’s obligation for rental payments for the remaining term of any lease in a sale and lease-back transaction.

Default and Related Matters

Events of Default

A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.

What is an event of default? An event of default means any of the following:

●	Interest — default for 30 days in the payment of any installment of interest on the series of debt securities;
●	Principal — default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;
●	Sinking Fund Installment — default in the payment of any sinking fund installment as and when such installment becomes due and payable by the specific terms of the series of debt securities or beyond any period of grace;
●	Covenant — breach or default by the applicable issuer or the Guarantor in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for ninety days after the applicable issuer receives written notice of the default from the trustee or the applicable issuer and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;
●	Bankruptcy — certain events of bankruptcy, insolvency or reorganization affecting (i) with respect to debt securities issued by AstraZeneca PLC, AstraZeneca PLC or (ii) with respect to debt securities issued by AstraZeneca Finance, AstraZeneca PLC or AstraZeneca Finance; or
●	Other — any other event of default provided in any supplemental indenture or resolution of our board of directors under which a particular series is issued or in the form of security for such series.

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.

Remedies if an event of default occurs. If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the applicable indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the applicable indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the applicable indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the applicable indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the applicable indenture and outstanding (voting as one class), as the case may be, if certain conditions are met.

Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the applicable indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the applicable indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the applicable indenture and outstanding (treated as one class). Default in the payment of principal of or interest on or any sinking fund installment of debt securities of any series or a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security affected may only be modified or amended with the consent of such holder.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the applicable indenture.

Before the security holder bypasses the trustee and brings his or her own lawsuit or other formal legal action or takes other steps to enforce his or her rights or protects his or her interests relating to the debt securities of an applicable series, the following must occur:

●	the security holder must give the trustee written notice that an event of default with respect to an applicable series has occurred and remains uncured;
●	the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and
●	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period.

These limitations do not apply to a suit instituted by the security holder for the enforcement of payment of the principal or interest on a debt security of a particular series on or after the respective due dates.

With respect to debt securities issued by AstraZeneca PLC, the issuer will file annually with the trustee on or before March 31 in each year a written statement of certain of its officers certifying that, to their knowledge, the issuer has not defaulted on its covenants under the applicable indenture or else specifying any default that exists. With respect to debt securities issued by AstraZeneca Finance LLC, the issuer and the Guarantor will file annually with the trustee on or before March 31 in each year a written statement of certain of their officers certifying that, to their knowledge, the issuer and the Guarantor have not defaulted on their covenants under the applicable indenture or else specifying any default that exists.

For any series of debt securities that is a series of original issue discount securities the applicable prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.

Modification of the Indentures and Waiver

There are three types of changes which the applicable issuer can make to the applicable indenture and any series of debt securities under the applicable indenture.

Changes not requiring approval. The first type of change does not require any vote by holders of debt securities. The security holder’s consent is not required to do any of the following:

●	to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;
●	to evidence the succession of any successor corporation to the applicable issuer or the Guarantor as described under “Mergers and Similar Events” above;
●	to evidence the succession of any successor trustee under the applicable indenture or to add to or change any provisions of the applicable indenture as necessary to provide for the appointment of an additional trustee or trustees;
●	to add to the covenants or to add additional events of default for the benefit of the holders of any series of the applicable debt securities;
●	to cure any ambiguity or to correct or supplement any provision of the applicable indenture that may be defective or inconsistent with any other provision of such indenture; or
●	to make any other provisions with respect to matters or questions arising under the applicable indenture as the board of directors of the applicable issuer or AstraZeneca PLC, as guarantor, may deem necessary or desirable and that shall not adversely affect the interests of holders of any applicable series of the debt securities in any material respect.

Changes requiring the approval of a majority of holders. The second type of change to either indenture and the debt securities requires a vote in favor by holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the applicable indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below.

Changes requiring the security holder’s approval. Third, there are changes that cannot be made to the security holder’s debt securities without the specific approval of each affected holder. The security holder’s consent is required before we could do any of the following:

●	extend the final maturity of a debt security;
●	reduce the principal amount of a debt security;
●	reduce the rate or extend the time of payment of any interest on a debt security;
●	reduce any amount payable on redemption of a debt security;
●	reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;
●	impair your right to sue for payment;
●	impair any right of repayment at the option of the holder;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;
●	change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments; or
●	with respect to the debt securities issued by AstraZeneca Finance LLC, change, in any manner adverse to the interest of holders of the debt securities, the terms and provisions of the guarantees in respect of the due and punctual payment of principal of and interest on the debt securities.

Satisfaction, Discharge and Defeasance

The applicable issuer may terminate its repayment and obligations on a particular series of the debt securities, when:

●	such issuer has paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series; or
●	such issuer has delivered to the trustee for cancellation all outstanding debt securities of any series; or
●	all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and the applicable issuer has made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name of the issuer; and
●	the applicable issuer has deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any, and paid all other sums payable under the applicable indenture.

The applicable issuer may legally release itself from any payment or other obligations on the debt securities of a particular series, except for various obligations described below, if such issuer, in addition to other actions, puts in place the following arrangements for you:

●	the applicable issuer must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the series a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and
●	the applicable issuer must deliver to the trustee either a legal opinion of its counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same U.S. federal income tax as would be the case if the defeasance did not occur or a ruling to that effect received from or published by the IRS.

However, even if the applicable issuer takes these actions, a number of obligations relating to the debt securities will remain. These include the following obligations:

●	to register the transfer and exchange of debt securities and the right of optional redemption, if any;
●	to replace mutilated, defaced, destroyed, lost or stolen debt securities;
●	to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;
●	immunities of the trustee; and
●	to hold money for payment in trust.

Government obligation means securities that are:

●	direct obligations of the U.S. or any foreign government of a sovereign state for the payment of which is pledged by the full faith and credit of the U.S. or such foreign government; or
●	obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the U.S. or any foreign government of a sovereign state the payment of which is unconditionally guaranteed as a full faith and credit obligation of the U.S. or such foreign government, and are not callable or redeemable at the option of the applicable issuer.

Government obligation also includes:

●	a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt.

Notices

Each applicable issuer and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records.

Regardless of who acts as paying agent, all money that the applicable issuer pays to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to the applicable issuer. After that two-year period, the security holder may look only to the applicable issuer for payment and not to the trustee, any other paying agent or anyone else.

Governing Law

The debt securities, the guarantees and each of the indenture will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon acts as the trustee with respect to certain debt securities of certain of our subsidiaries.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving the applicable issuer notice or the applicable issuer’s default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities of a series or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.